As filed with the Securities and Exchange Commission on June 27, 2005

Securities Act File No. 333-120964

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

________________

AMENDMENT NO. 2 TO
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________

CREATIVE VISTAS, INC.

(Name of small business issuer in its charter)

Arizona (State or other jurisdiction of incorporation or organization)	3669 (Primary Standard Industrial Classification Code Number)	86-0464104 (IRS Employer Identification No.)
2100 Forbes Street Units 8-10 Whitby, Ontario, Canada L1N 9T3 (905) 666-8676

(Address and telephone number of principal executive offices and principal place of business)

Sayan Navaratnam
Creative Vistas, Inc.
2100 Forbes Street, Units 8-10
Whitby, Ontario, Canada L1N 9T3
(905) 666-8676

(Address and telephone number of agent for service)

Copy to:
Andrew J. Beck, Esq.
Torys LLP
237 Park Avenue
New York, New York  10017
(212) 880-6000

Approximate date of commencement of proposed sale to the public: as soon as practicable after the registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

________________

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value	11,837,497 shares	$1.00	$11,837,497	$1,500(3)

(1)

Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional number of shares of common stock as may be issuable upon a stock split, stock dividend or similar transaction.

(2)

Estimated solely for the purpose of calculating the registration fee based upon the average of the bid and asked prices for the registrant’s common stock on the NASD OTC Bulletin Board on November 29, 2004.

(3)

$1,333 has been previously paid pursuant to the previous filing of this registration statement on December 2, 2004.

________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED JUNE 27, 2005

Creative Vistas, Inc.

11,837,497 Shares of Common Stock

__________________

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  We will not receive any proceeds from the sale of the common stock being sold by the selling shareholders.  The shares being offered include 10,262,497 shares reserved for issuance upon exercise of warrants and options and conversion of convertible notes that we have issued to selling shareholders.

The common stock is traded on the NASD OTC Bulletin Board under the symbol “CVAS”.  On June 24, 2005, the closing bid price for our common stock was $0.90 per share.

The selling shareholders may offer their shares at any price.  We will pay all expenses of registering the shares.

Investing in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page 5 of this prospectus.

We have not authorized anyone to provide you with different information from that contained in this prospectus.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is __________________, 2005.

TABLE OF CONTENTS

                                                                                                                                                                                                                        Page

PROSPECTUS SUMMARY

                                                                              1

RISK FACTORS

                                                                              7

USE OF PROCEEDS

                                                                              12

DETERMINATION OF OFFERING PRICE

                                                                              13

DIVIDEND POLICY

                                                                              13

SELLING SHAREHOLDERS

                                                                              13

PLAN OF DISTRIBUTION

                                                                              15

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

                                                                              16

DISCUSSION OF CRITICAL ACCOUNTING ESTIMATES

                                                                              29

DESCRIPTION OF BUSINESS

                                                                              30

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

                                                                              38

EXECUTIVE COMPENSATION

                                                                              40

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS  AND MANAGEMENT

                                                                              43

DESCRIPTION OF SECURITIES

                                                                              43

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                                                                              44

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS            45

43

LEGAL MATTERS

                                                                              47

EXPERTS

                                                                              47

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

                                                                              47

AVAILABLE INFORMATION

                                                                              48

INDEX TO FINANCIAL STATEMENTS

                                                                              49

The Company intends to furnish to its shareholders annual reports containing audited financial statements.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements and the notes thereto appearing elsewhere in this prospectus.  All dollar amounts herein are presented in U.S. dollars.  Except as provided in the financial statements, “Management’s Discussion and Analysis or Plan of Operation” and the executive compensation table, amounts payable in Canadian dollars have been converted at the June 8, 2005 Bank of Canada  noon  rate of US$1.00=CDN$1.2440.  Amounts payable in Canadian dollars in the financial statements, “Management’s Discussion and Analysis or Plan of Operation” and the executive compensation table have been converted using the exchange rates governing the financial statements.  The information in this Prospectus has been adjusted to reflect a three-for-one stock split effected in the form of a stock dividend on December 23, 2004.  Prospective investors should carefully consider the information set forth under “Risk Factors.”  References to the terms “we,” “our,” or “us,” refer to Creative Vistas, Inc. and its subsidiaries.

The Company

We are a single source provider of technology-based security solutions for medium and large commercial and governmental facilities in Canada and the US.  We operate through our subsidiary AC Technical Systems Ltd, located in Ontario, Canada, which we acquired as of September 30, 2004.  AC Technical Systems has been focused on the electronic security segment of the security industry since 1998.  Prior to the acquisition of AC Technical Systems, we had no business operations.

Through our technology integration team of experienced engineers we integrate various security related products to provide a single source solution to our growing customer base.  Our design, engineering and integration facilities are located in Ontario, Canada.

Systems integrators design, install and customize several independent systems, such as intrusion and fire protection, access management and video surveillance, create an “integrated” system based on the requirements of the customer.  We believe we are one of the leading technology integrators within the security and surveillance market and we have been named one of the Top 100 fastest growing companies in Canada from 1999 to 2003 by Profit 100.  We were ranked No. 70 on the list.  Since the tragedies of Sept 11, 2001, the awareness and the need for security systems have increased tremendously.  Many of the institutional budgets have expanded and governments have set stringent requirements for superior security equipment to be installed.  The creation of the Homeland Security initiative in the US has had a global effect whereby more funds are being used to improve and install new security solutions.  We currently provide technology based security solutions to four key vertical market segments:

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Government

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Healthcare

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Education

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Retail

We also provide security solutions to various other segments of the security and surveillance market.

We currently provide a customer with six core competencies:

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Consulting, audit, review, and planning

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Engineering and design

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Customization, software development, interfacing

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System integration, installation, project management,

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System training, technical support, maintenance

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Ongoing maintenance, preventative maintenance and service upgrades

We believe we are one of a small number of companies that are currently capable of performing all six functions efficiently.  We are able to provide our customers with such competencies due to our experience, technological sophistication, engineering and design infrastructure, references, service and integration infrastructure, and our proprietary integration technologies.

We have our own engineering and service department with experienced employees.

We design software for integrated products from different manufacturers.  We also design software to record and manage video for large facilities.  We also have our own research and development department.  We are currently developing software to integrate off-the-shelf Digital Video Recorders (DVR) with Automated Teller Machines (ATMs).  This system would increase efficiency for financial institutions to view and manage video of ATM transactions.  We plan to expand the software development to integrate various devices including Point of Sale (POS) systems to DVDs and access control equipment.  This aspect of the Company is a competitive advantage and allows us to provide entire solutions to customers rather than just one component of a project.

As a security integrator, we engineer, design, customize, integrate, service and maintain closed circuit television (CCTV) and access control systems for customers in the private and public sectors.  These systems are used by the customers to detect, prevent, and provide evidence of possible criminal activities.  We integrate multiple systems to provide the optimal level of security for our customers.  These systems are also used as a management tool to improve efficiency within our customer base by allowing centralized monitoring of security systems in multiple locations.

We have provided services to the following markets:

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Government

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Hospitals

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Retail

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Education

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Commercial sites

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Airports

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Office buildings

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Nursing homes

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Automobile dealerships

We provide our products and services to customers in the public and private sectors through direct sales to end-users and through subcontracting arrangements.  The following table lists in the column marked “Period ended March 31, 2005” customers and end-users that provided more than $51,000 in revenue for the quarter ended March 31, 2005 and the percentage of our revenue these customers provided for that period.  To provide a comparison, the table lists the percentage of our revenue these same customers provided for the year ended December 31, 2004 and the year ended December 31, 2003.

	Period ended March 31, 2005	Year Ended December 31, 2004	Year Ended December 31, 2003
BCC Interiors Inc.	11.8%	3.4%	0.9%
Cloke-Kirby	10.5%	3.4%	5.3%
Loblaws Companies Ltd.	8.6%	21.5%	31.5%
Ontario Realty Corporation	7.7%	0.2%	0.6%
SNC Profac	5.0%	2.2%	1.9%
Durham Catholic District School Board	4.1%	1.0%	2.5%
Novopharm	3.9%	-	-
Ontario Electric Construction	3.0%	3.7%	0.9%
Humber College	2.0%	0.1%	1.9%
Ameresco Canada	1.8%	0.5%	-

Our headquarters are located at 2100 Forbes Street, Units 8-10, Whitby, Ontario, Canada L1N 9T3.  Our telephone number is (905) 666-8676.

We were incorporated under the laws of the State of Arizona on July 18, 1983.  The name and address of our statutory agent in Arizona is Ronald E. Warnicke, 4909 E. McDowell Road # 100, Phoenix, Arizona 85008.

The Offering

Securities being offered

Up to 11,837,497 shares of common stock

Common Stock outstanding after Offering

40,597,497 shares of common stock (assuming 10,262,497 shares are issued upon the exercise of warrants and options and the conversion of convertible notes held by the selling shareholders)

Use of proceeds

We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders

OTCBB trading symbol

CVAS

Company Structure

On September 22, 2004, we incorporated a new Ontario company, AC Technical Acquisition Corp., in order to effect the acquisition of AC Technical Systems Ltd.  Creative Vistas, Inc. owns 50 VFV shares (voting fixed value shares) and 100 NVE shares (non-voting equity shares) of AC Acquisition.  Brent Swanick owns the remaining 50 VFV shares.  The total issued share capital was CDN$100 (CDN$1 for each VFV share).  Each VFV share is only entitled to a return of CDN$1 upon dissolution of AC Acquisition and has no share in AC Acquisition’s profits; AC Acquisition is a direct subsidiary of ours and our 100 NVE shares have the entire interest in the profits of AC Acquisition.

On September 29, 2004, pursuant to a Stock Purchase Agreement with The Burns Trust (our president is one of the beneficiaries of the trust), The Navaratnam Trust (our CEO is one of the beneficiaries of the trust) and AC Technical Systems Ltd., AC Acquisition acquired all of the issued and outstanding shares of AC Technical from The Burns Trust and The Navaratnam Trust for consideration consisting of promissory notes in the aggregate amount of $3,300,000.  AC Technical became an indirect subsidiary of the Company and a wholly owned direct subsidiary of AC Acquisition.

The current corporate structure is as follows:

The above structure was set up for Canadian tax purposes.  This allows AC Technical to maintain its status as a Canadian Controlled Private Corporation (“CCPC”), which makes it eligible for Canadian research and development tax credits.  A CCPC is a corporation that is not controlled by a non-Canadian entity.  Consequently Brent Swanick, who is Canadian, holds 50% of the voting shares and the Company holds 50% of the voting shares and 100% of the non-voting equity shares so as to satisfy the requirement for CCPC tax treatment.  To provide  protection to the Company, there is a voting agreement between Mr. Swanick and Creative Vistas, Inc. granting Creative Vistas, Inc. the power at any time to cause Mr. Swanick to transfer his VFV shares to another person designated by Creative Vistas.  The result is that under the Canadian tax law, control is not with a foreign entity and AC Technical Systems Ltd. is considered a CCPC.  However, Creative Vistas, Inc. by virtue of its ability to cause the transfer at any time of the VFV shares, completely controls AC Technical.  However, the provisions of the voting agreement do not affect AC Technical’s qualification as a CCPC entitled to certain tax credits.

On September 30, 2004, pursuant to a Common Stock Purchase Agreement with Miller Capital Corporation and Tudor Investments LTD Profit Sharing Plan, Sayan Navaratnam, Dominic Burns, Randy Stern and Malar Trust, Inc., Sayan Navaratnam, Dominic Burns, Randy Stern and Malar Trust, Inc. purchased 28,500,000 shares of Creative Vistas, Inc.’s  common stock from Miller Capital Corporation and Tudor Investments LTD Profit Sharing Plan for cash consideration of $300,000.  Immediately prior to this purchase, there were 1,500,000 shares of Creative Vistas, Inc. common stock outstanding which remained outstanding and were retained by the pre-existing stockholders of Creative Vistas, Inc.

On September 30, 2004, we entered into a series of agreements with Laurus Master Fund, Ltd., one of the selling shareholders, whereby we issued to Laurus (i) a secured convertible term note in the amount of $4.5 million, (ii) secured revolving notes in the aggregate maximum amount of $3 million, (iii) a related option to purchase up to 1,499,997 shares of our common stock at a price of two-thirds of a cent per share, and (iv) a seven year warrant to purchase up to 2,250,000 shares of our common stock at a price of $1.15 per share.  The loan is secured by all of our assets and the assets of our subsidiaries.

Summary Financial Information

The following summary financial information represents the historical operations of AC Technical Systems Ltd. in accordance with business acquisition and leveraged buyout accounting.  For a more detailed description of the acquisition and its accounting treatment, please refer to “Management’s Discussion and Analysis or Plan of Operations”.

	Successor	Successor	Predecessor	Predecessor	Predecessor
	Period from January 1, 2005 to March 31, 2005	Period from September 30, 2004 to December 31, 2004	Period from January 1, 2004 to September 29, 2004	Period from January 1, 2004 to March 31, 2004	December 31, 2003
Operating Results:
Sales	$ 2,848,550	$ 2,405,713	$ 6,051,957	$ 2,064,465	$ 9,251,344
Cost of sales	1,941,789	1,775,236	4,108,543	1,182,664	5,801,708
Gross profit	906,761	630,477	1,943,414	881,801	3,449,636
Expenses	1,660,592	1,844,438	2,902,571	846,787	3,221,106
Income (loss) before income taxes	(753,831)	(1,213,961)	(959,157)	35,014	228,530
Income taxes (recovery)	-	43,582	(193,504)	6,777	65,773
Net income (loss)	$ (753,831)	$ (1,257,543)	$ (765,653)	$ 28,237	$ 162,757

	Successor	Successor	Predecessor
	March 31, 2005	December 31, 2004	December 31, 2003
Balance Sheet Data:
Current assets	$ 4,743,121	$ 4,020,080	$ 2,874,661
Total assets	8,280,435	7,690,600	3,699,207
Current liabilities	6,762,495	5,523,690	3,087,318
Mortgage loan	–	–	236,953
Note payable	1,774,489	1,774,490	–
Convertible notes	1,772,968	1,349,807	–
Due to related parties	197,898	197,256	247,325
Shareholders’ equity (deficiency)	(894,197)	(141,957)	482,321

RISK FACTORS

Described below are the material risks that we face.  Our business, operating results or financial condition could be materially adversely affected by, and the trading price of our common stock could decline due to, any of these risks.

Competitive pressure from larger firms:

The security industry is highly competitive.  The Company competes with a number of large international firms which have more extensive resources than the Company does.  In addition, these competitors may have greater brand recognition, proprietary technologies and superior purchasing power as well as other competitive advantages.

Risks associated with budget constraints and cut back of customer spending:

The Company is dependent on large institutional and commercial customers and their budgets.  If there are cut backs in budgets by its customers it will adversely impact the revenues of the Company.

Risks associated with possible delays of construction schedules:

The Company has contracted to provide security systems to a number of new buildings and delays in construction of these buildings could potentially delay revenues being realized.

Supplier product failures:

The Company does not currently manufacture its own products and it must purchase products from others.  It could adversely impact the Company’s relationships with its customers if there are delays in receiving products from suppliers or if there are defects in these products.

Contracts with government agencies may not be renewed or funded:

Contracts with government agencies account for some of our revenues.  Many of these contracts are subject to annual review and renewal by the agencies and may be terminated at any time or on short notice.  Each government contract is only valid if the agency appropriates enough funds for such contracts.  Accordingly, we might fail to derive any revenue from sales to government agencies under a contract in any given future period.  In addition, if government agencies fail to renew or terminate any of these contracts, it would adversely affect our business and results of operations.

We have a small number of customers from which we receive a large portion of our sales.  A single customer accounted for more than ten percent of total sales for the years ended December 31, 2003 and 2004.  Our experience has been that some of these substantial customers will be a source of significant sales in the succeeding year and some will not.  Consequently, we are often required to replace one customer with one or more other customers in order to generate the same amount of sales.  There can be no assurance that we will continue to be able to do so.

Key personnel losses:

Competition for highly qualified technical personnel is intense and we may not be successful in attracting and retaining the necessary personnel, which would limit the rate at which we can develop products and generate sales.  In particular, the departure of any of our senior management members or other key personnel could harm our business.

Intellectual property protection risks:

Our intellectual property might not be protectable.  Despite our precautions, it may be possible for unauthorized third parties to copy our products or obtain and use information that we regard as proprietary to create products that compete against ours.  If we fail to protect and preserve our intellectual property, we may lose an important competitive advantage.  In addition, we may from time to time be served with claims from third parties asserting that our products or technologies infringe their intellectual property rights.  If, as a result of any claims, we were precluded from using technologies or intellectual property rights, licenses to the disputed third-party technology or intellectual property rights might not be available on reasonable commercial terms, or at all.  We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights.  Litigation, either as plaintiff or defendant, could result in significant expense and divert the efforts of our technical and management personnel from productive tasks, whether or not the litigation is resolved in our favor.  A successful claim against us, coupled with our failure to develop or license a substitute technology, could cause our business, financial condition and results of operations to be adversely affected.

We may not be able to increase our bonding

We may not be able to increase our bonding and, therefore, we may not be able to pursue larger projects as a primary contractor.

Fluctuation in quarterly results:

Our quarterly results have varied over the past few years and will likely continue to do so.  The results will vary based on the timing of the projects, construction schedules, and customer budgets.  Such fluctuations may contribute to volatility in the market price for our stock

Lengthy sales cycle:

The sale of our products and services frequently involves a significant commitment of resources to evaluate and propose a project.  The approval process for our proposals usually involves multiple departments within our clients and may take several months.  Accordingly the length of time it takes to record a sale can take a prolonged period of time.

We may not be able to successfully make acquisitions or form partnerships as a means of fostering our growth:

Our growth strategy involves successfully acquiring companies that will add value to our firm and also build partnerships with companies who can complement our core competencies.  We may not be successful in identifying or consummating transactions with such companies.

Continued need for additional financing:

To implement our growth plan, we may need additional financing.  We will need additional financing upon any of the following events:

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Changes in operating plans

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Lower than anticipated sales

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Increased costs of expansion

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Increase in competition relating to decrease in price

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Increased operating costs

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Potential acquisitions

Additional financing may not be available on commercially reasonable terms or may not be available at all.

We have issued a substantial number of warrants, options and other convertible securities, which may cause the trading price of our securities to decline and may limit our ability to raise capital from other sources:

As of March 31, 2005, there were 2,989,500 shares of common stock issuable upon the exercise of warrants.  As of that date, there also were 4,500,000 shares of common stock issuable upon conversion of a certain $4.5 million convertible term note, 1,000,000 shares of common stock issuable upon conversion of the currently outstanding principal amount of a certain revolving note and 1,499,997 shares issuable upon the exercise of options.  While these securities are outstanding, the holders will have the opportunity to profit from a rise in the price of our securities with a resulting dilution (upon exercise or conversion) in the value of the interests of our other security holders.  Our ability to obtain additional financing during the period these convertible securities are outstanding may be adversely affected and their existence may have a negative effect on the price of our securities.  We may be obligated to issue additional shares in payment of accrued interest on our term note or revolving notes and as a result of adjustments to the conversion or exercise prices of our convertible securities.  The happening of certain events such as stock splits, reverse stock splits, stock dividends or certain additional share issuances at prices below the then effective exercise or conversion price would trigger an adjustment in the exercise or conversion price (as applicable).  The adjustment would be based upon a weighted average formula in the case of below exercise or conversion price issuances.  The adjustment will depend on the number of shares issued and the difference between the issuance price and the then effective exercise or conversion price.  Since no such transactions are currently contemplated, it is not presently possible to quantify possible future adjustments.  The holders of these securities are likely to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable to us than those of the outstanding warrants, options and convertible promissory notes.

Because our directors own approximately 93% of our outstanding common shares, they could make and control corporate decisions that may be disadvantageous to minority shareholders:

Our directors own approximately 93% of the outstanding common shares (34.4% on a fully diluted basis, assuming no sales of shares by our directors).  Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of our directors may differ from the interests of the other shareholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Exchange rate fluctuations may have adverse effects on our revenues:

A portion of our revenues and expenses are denominated in Canadian dollars.  As a result, we will be exposed to currency exchange rate risk.  Our reported earnings could fluctuate materially as a result of foreign exchange rate fluctuations.

Our substantial debt could adversely affect our financial position:

Our substantial indebtedness could have important consequences to you.  Our annual debt service requirements related to payments of principal on our $4.5 million principal amount of convertible notes are approximately $900,000, $1,200,000 and $2,400,000 in 2005, 2006 and 2007, respectively.  In addition, since November 1, 2004, interest on the convertible notes is payable on a monthly basis.  Moreover, all customer deposits received must be applied to repay our revolving loans from Laurus.  In addition, we have a series of other notes payable totaling $1,774,500 as at March 31, 2005.  The annual principal repayment is approximately $107,800, $138,900 and $27,800 in 2005, 2006 and 2007, respectively.  The $1,500,000 promissory note included in other notes payable has no fixed term of repayment.  The convertible notes and revolving loans are secured by all assets of the Company.  The Company has an option of paying interest on convertible notes and revolving loans in cash or by issuing common stock.  However, in the event we are unable to generate sufficient cash flow from our operations, we may face difficulties in servicing our substantial debt load.  In such event, we could be forced to seek protection from our creditors, which could cause the liquidation of the Company in order to repay the secured debt.  In addition, our outstanding indebtedness could limit our ability to obtain any additional financing.

There is no active trading market in our securities:

Although the Company’s common stock is quoted on the NASD OTC Bulletin Board, there is no active trading in the stock.  A trading market may not develop and stockholders may not be able to liquidate their investment without considerable delay.  If a market should develop, the price of the Company’s stock may be highly volatile.

Penny Stock regulations apply to our securities:

The Company’s securities are subject to the “penny” stock regulation of Rule 15g-9 of the Securities Exchange Act of 1934.  Rule 15g-9 of the Exchange Act is commonly referred to as the “penny stock” rule and imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors.  A penny stock is any equity security with a market price less than $5.00 per share, subject to certain exceptions.  Rule 3a51-1 of the Exchange Act provides that any equity security is considered a penny stock unless that security is: registered and traded on a national securities exchange and meets specified criteria set forth by the SEC; authorized for quotation in the National Association of Securities Dealers’ Automated Quotation System; issued by a registered investment company; issued with a price of five dollars or more; or issued by an issuer with net tangible assets in excess of $2,000,000.  This rule may affect the ability of broker-dealers to sell the Company’s securities.

For transactions covered by Rule 15g-9, a broker-dealer must furnish to all investors in penny stocks a risk disclosure document, make a special suitability determination of the purchaser, and receive the purchaser’s written agreement to the transaction prior to the sale.  In order to approve a person’s account for transactions in penny stocks, the broker-dealer must (i) obtain information concerning the person’s financial situation, investment experience, and investment objectives; (ii) reasonably determine, based on that information that transactions in penny stocks are suitable for the person and that the person has sufficient knowledge and experience in financial matters to reasonably be expected to evaluate the transactions in penny stocks; and (iii) deliver to the person a written statement setting forth the basis on which the broker-dealer made the determination of suitability stating that it is unlawful to effect a transaction in a designated security subject to the provisions of Rule 15g-9(a)(2) unless the broker-dealer has received a written agreement from the person prior to the transaction.  Such written statement from the broker-dealer must also set forth, in highlighted format immediately preceding the customer signature line, that the broker-dealer is required to provide the person with the written statement and the person should sign and return the written statement to the broker-dealer only if it accurately reflects the person’s financial situation, investment experience and investment objectives.

Forward-looking statements in this document may prove inaccurate

This document contains forward-looking statements about our company that are not historical facts but, rather, are statements about future expectations.  When used in this document, the words “anticipates,” “believes,” “expects,” “intends,” “should” and similar expressions as they relate to us, or to our management, are intended to identify forward-looking statements.  However, forward-looking statements in this document are based on management’s current views and assumptions and may be influenced by factors that could cause actual results, performance or events to be materially different from those projected.  These forward-looking statements are subject to numerous risks and uncertainties.  Important factors, some of which are beyond our control, could cause actual results, performance or events to differ materially from those in the forward-looking statements.  These factors include those described above under “Risk Factors” and:

•

Impact of general economic conditions in North America;

•

Changes in laws and regulations;

•

Fluctuation in interest rates; and

•

Access to capital markets.

Our actual results or performance could differ materially from those expressed in, or implied by, these forward-looking statements and, accordingly, we cannot predict whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations and financial condition.  You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock offered by this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders will sell their shares at prevailing market prices or privately negotiated prices.

DIVIDEND POLICY

The Company has never paid a cash dividend on its Common Stock.  The payment of cash dividends in the future will depend on the Company’s earnings, financial condition and capital needs and on other factors deemed pertinent by the Company’s Board of Directors. It is the current policy of the Company’s Board of Directors to retain earnings to finance the operations and expansion of the Company’s business.

SELLING SHAREHOLDERS

We have listed below:

•

the name of each selling shareholder

•

the relationship of each selling shareholder to our company, as applicable

•

the number of shares of common stock beneficially owned by the selling shareholder as of the date of this prospectus

•

the number of shares being offered by each of them.

After the offering, Sayan Navaratnam will beneficially own 16,135,959 shares of common stock of our company and Dominic Burns will beneficially own 10,332,102 shares of common stock of our company.

As of September 30, 2004, we entered into a series of agreements with Laurus Master Fund, Ltd., a Cayman Islands company, pursuant to which we issued a convertible term note in the principal amount of $4.5 million due September 30, 2007, a revolving credit facility with an initial borrowing amount of $1 million,  a common stock purchase warrant and a stock purchase option.  We also entered into related security documents and a registration rights agreement whereby, among other things, we agreed to file a registration statement, of which this prospectus is a part, with the SEC, to register the resale of the shares of common stock that we will issue upon exercise of the warrant and the option and upon conversion of the term note and revolving notes.  We agreed to keep the registration statement effective until the date when all of the shares registered hereunder are sold or the date on which the shares registered hereunder can be sold without registration and without restriction as to the number of shares that may be sold.  The term note and revolving notes are convertible into shares of our common stock at a fixed conversion rate of $1.00 per share, the warrant provides for the purchase of up to 2,250,000 shares of common stock at a price of $1.15 each, subject to customary adjustments, until September 30, 2011, and the option provides for the purchase of up to 1,499,997 shares of common stock at a price of two-thirds of a cent each, subject to customary adjustments, until September 30, 2014.

Under the agreements with Laurus, the Company was to have an effective registration statement registering the securities issued to Laurus by March 1, 2005.  In exchange for Laurus’ waiver of the provision until August 31, 2005, the Company issued to Laurus on June 22, 2005, a warrant to purchase up to 313,000 shares of common stock of the Registrant at a price of $1.00 per share.  On April 1, 2005, the Company issued to Laurus a warrant to purchase up to 100,000 shares of common stock of the Registrant at a price of $1.20 per share in exchange for the right to make deferred principal payments.   Again, on both April 30, 2005 and May 31, 2005, the Company issued to Laurus warrants to purchase up to 100,000 shares of common stock of the Registrant at a price of $1.01 per share in exchange for the right to make deferred principal payments.  These shares are not being registered under this registration statement but the Company will have the obligation to register these shares in the future.

The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholders are under no obligation to sell all or any portion of their shares.

Name and Address of Beneficial Owner	Relationship to Company	Shares Beneficially Owned Prior to Offering	Percentage of Shares Beneficially Owned Prior to Offering	Shares Offered(3)	Percentage of Shares Beneficially Owned After the Offering
Sayan Navaratnam 735-125 Omni Drive Toronto, Ontario, Canada M1P 5A9	Director, Chairman and Chief Executive Officer	16,885,959	55.7%	750,000	41.6%
Dominic Burns 15 Westlake Street Hampton, Ontario, Canada L0B 1J0	Director and President	11,082,102	36.5%	750,000	27.3%
Laurus Master Fund, Ltd (1)(2) c/o M&C Corporate Services Limited P.O. Box 309 GT Ugland House, George Town South Church Street Grand Cayman, Cayman Islands	N/A	1,499,997 (4)	4.9%	10,262,497 (4)	0
Torys LLP (5) 237 Park Avenue New York, New York 10017	N/A	75,000	*	75,000	0

_________________

* Less than 1%

(1)

Includes 6,512,500 shares (to be acquired during the effectiveness of this registration statement) issuable upon conversion of its term note and revolving notes, 2,250,000 shares issuable upon exercise of its warrant and 1,499,997 shares issuable upon exercise of its options.

(2)

Laurus Master Fund, Ltd. exercises dispositive and voting control with respect to the securities to be offered for resale.  Laurus Capital Management, LLC controls Laurus Master Fund, Ltd.  Eugene Grin and David Grin are the sole members of Laurus Capital Management, LLC.

(3)

Assumes that all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the selling shareholders prior to the termination of this offering.  Because the selling shareholders may sell all, some or none of their shares or may acquire or dispose of other shares of common stock, we cannot estimate the aggregate number of shares which will be sold in this offering or the number or percentage of shares of common stock that each selling security holder will own upon completion of this offering.

(4)

The securities owned by Laurus Master Fund, Ltd. contain a provision that Laurus may not, subject to certain exceptions, at any time beneficially own more than 4.99% of our outstanding common stock.  The Company and Laurus have agreed that, other than on 75 days’ notice or upon the occurrence of an event of default,  this provision may not be waived.  Absent this limitation, Laurus would beneficially own 9,862,997 shares of our common stock, which is comprised of 4,500,000 shares under the term note, 1,000,000 shares under the revolving notes, 1,499,997 shares under the option and 2,250,000 shares under the warrant.  Laurus has also been issued warrants to purchase an additional 613,000 shares, 313,000 in exchange for waiving registration statement effectiveness deadline under Laurus agreements and an additional 300,000 shares in exchange for deferred principal payments under the Laurus loan.  Additionally, 1,012,500 shares representing interest to be accrued on the term note are being offered by this Prospectus.

(5)

Pursuant to a contract Torys LLP entered into with us to provide legal services for the 12 month period from October 4, 2004 to October 3, 2005, part of the legal fees will be payable in shares of stock (based on the fair market value at the time of receipt).  We are required to pay the difference in cash if Torys LLP sells the first $20,000 worth of its shares for net proceeds of less than $20,000.

PLAN OF DISTRIBUTION

The shares offered hereby by the selling shareholders may be sold from time to time by the selling shareholders, or by pledgees, donees, transferees or other successors in interest.  The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker’s transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.  Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with the sales of securities.  The shares offered by the selling shareholders may be sold by one or more of the following methods, including without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) ordinary brokerage transactions and transactions in which the broker may solicit purchases, and (c) face-to-face transactions between sellers and purchasers without a broker-dealer.  In effecting sales, brokers or dealers engaged by the selling shareholders and intermediaries through whom the securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933 with respect to the shares offered, and any profits realized or commission received may be deemed underwriting compensation.

At the time a particular offer of the common stock is made by or on behalf of a selling shareholder, to the extent required, a prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for the shares purchased from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

Whenever we are notified by the selling shareholders that any material arrangement has been entered into with a broker-dealer, agent or underwriter for the sale of shares through a block trade, special offering, exchange distribution or a purchase by a broker-dealer, agent or underwriter, we will file a supplemented prospectus, if required, pursuant to Rule 424(c) under the Act (or, if required by applicable law, a post-effective amendment to the registration statement of which this prospectus is a part).  The supplemented prospectus will disclose (a) the name of each broker-dealer, agent or underwriter, (b) the commissions paid or discounts or concessions allowed to broker-dealer(s), agent(s) or underwriter(s) or other items constituting compensation or indemnification arrangements with respect to particular offerings, where applicable, (c) that the broker-dealer(s), agent(s) or underwriter(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented, and (d) other facts material to the transaction.  In addition, we will file a supplemental prospectus (or, if required by applicable law, a post-effective amendment to the registration statement of which this prospectus is a part) if any successors to the named selling shareholders wish to sell under this prospectus.

We have informed the selling shareholders that the anti-manipulative rules under the Exchange Act, including Regulation M thereunder, may apply to their sales in the market and have furnished each of the selling shareholders with a copy of these rules.  We have also informed the selling shareholders of the need for delivery of copies of this prospectus in connection with any sale of securities registered hereunder.

Sales of shares by the selling shareholders or even the potential of such sales would likely have an adverse effect on the market price of the shares offered hereby.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of the financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes thereto.  The following discussion contains certain forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those discussed therein.  Factors that could cause or contribute to such differences include, but are not limited to, risks and uncertainties related to the need for additional funds, the rapid growth of the operations and our ability to operate profitably a number of new projects.  Except as required by law, we do not intend to publicly release the results of any revisions to those forward-looking statements that may be made to reflect any future events or circumstances.

No financial statements are presented for the shell company, Creative Vistas, Inc., prior to the business acquisition and leveraged buyout transactions because, prior to the September 30, 2004 transactions, its assets and results were immaterial.  Prior to September 30, 2004, Creative Vistas refers to the shell company.  The term “the Company” refers to the post business acquisition and leveraged buyout consolidated entity.

Overview and Recent Developments

On September 22, 2004, we incorporated a new Ontario company, AC Technical Acquisition Corp., in order to effect the acquisition of AC Technical Systems Ltd.  Creative Vistas, Inc. owns 50 VFV shares (voting fixed value shares) and 100 NVE shares (non-voting equity shares) of AC Acquisition.  Brent Swanick owns the remaining 50 VFV shares.  The total issued share capital was CDN$100 (CDN$1 for each VFV share).  Each VFV share is only entitled to a return of CDN$1 upon dissolution of AC Acquisition and has no share in AC Acquisition’s profits; AC

Acquisition is a direct subsidiary of ours and our 100 NVE shares have the entire interest in the profits of AC Acquisition.

On September 29, 2004, pursuant to a Stock Purchase Agreement with The Burns Trust (our president is one of the beneficiaries of the trust), The Navaratnam Trust (our CEO is one of the beneficiaries of the trust) and AC Technical Systems Ltd., AC Acquisition acquired all of the issued and outstanding shares of AC Technical from The Burns Trust and The Navaratnam Trust for consideration consisting of promissory notes in the aggregate amount of $3,300,000.  AC Technical became an indirect subsidiary of the Company and a wholly owned direct subsidiary of AC Acquisition.

On September 30, 2004 the shareholders (The Burns Trust and The Navaratnam Trust) of AC Technical Systems Ltd., an Ontario corporation, entered into a series of transactions to acquire a controlling stock interest in Creative Vistas.  On September 30, 2004, pursuant to a Common Stock Purchase Agreement with Miller Capital Corporation and Tudor Investments LTD Profit Sharing Plan, Sayan Navaratnam, Dominic Burns, Randy Stern and Malar Trust, Inc. purchased 28,500,000 shares of Creative Vistas, Inc.’s  common stock from Miller Capital Corporation and Tudor Investments LTD Profit Sharing Plan for cash consideration of $300,000.  Immediately prior to this purchase, there were 1,500,000 shares of Creative Vistas, Inc. common stock outstanding which remained outstanding and were retained by the pre-existing stockholders of Creative Vistas, Inc.

On September 30, 2004, we entered into a series of agreements with Laurus Master Fund, Ltd., one of the selling shareholders, whereby we issued to Laurus (i) a secured convertible term note in the amount of $4.5 million, (ii) secured revolving notes in the aggregate maximum amount of $3 million, (iii) a related option to purchase up to 1,499,997 shares of our common stock at a price of two-thirds of a cent per share, and (iv) a seven year warrant to purchase up to 2,250,000 shares of our common stock at a price of $1.15 per share.  The loan is secured by all of our assets and the assets of our subsidiaries.

The Company loaned the proceeds of the term note and the revolving notes to AC Acquisition.  AC Acquisition used the funds received to repay an aggregate of $1.8 million of the principal amount of the promissory notes and to pay transaction costs.

After the completion of the business acquisition and leveraged buyout transactions Sayan Navaratnam and Dominic Burns controlled 56% and 37% respectively of the common stock of the Company.  Consequently, the acquisition of the controlling stock interest in the non-operating public shell corporation, Creative Vistas (the legal acquirer), by the shareholders of AC Technical, has been accounted for in accordance with EITF 88-16, “Basis in Leveraged Buyout Transactions”.

On September 30, 2004 the previous management and Directors of the Company resigned and in addition to being appointed to the Board of Directors, Sayan Navaratnam and Dominic Burns were appointed Chief Executive Officer and President, respectively.  Additionally, AC Technical’s Chief Financial Officer, Heung Hung Lee, was appointed Chief Financial Officer of the Company.

Our largest customer, Loblaws Companies Ltd. accounted for approximately 22% and 32% of our revenues in each of the fiscal years ended December 31, 2004 and 2003, respectively.  We anticipate that Loblaws Companies Ltd. will account for a significant portion of our future revenues.  Five other customers each accounted for from 1% to 6% of our revenues during the same periods.

More than 70% of our revenues are based on purchase orders.

On December 3, 2004, the Company announced that AC Technical was awarded approximately $643,000 in orders for new security projects, providing access control and CCTV equipment plus installation and related services in three projects for the Canadian Government.

In the private sector, on December 20, 2004, the Company announced that AC Technical had been awarded approximately $603,000 in orders for security-related equipment and services for a Canadian regional healthcare facility.

On January 5, 2005, the Company announced that AC Technical was awarded orders for approximately $364,000 in security projects for a Canadian retailer.

On January 12, 2005, the Company announced that AC Technical entered into a letter of intent to acquire the privately-held dataBahn, Inc.  dataBahn is based in Farmers Branch, Texas, and provides solutions to connect consumers and commercial users by providing satellite-based internet, voice and data services to the emerging broadband mobile communications markets.  The acquisition is subject, among other things, to due diligence and the negotiation of definitive documentation.  In furtherance of this acquisition, on March 9, 2005, the Company made a two-year secured loan to dataBahn in the amount of $125,000 and agreed to lend dataBahn an additional $125,000.

On February 1, 2005, the Company announced that AC Technical was awarded additional orders worth approximately $177,000 in security projects for a Canadian retailer.

On February 7, 2005, the Company announced that AC Technical was awarded orders for over $322,000 in security projects for the Canadian Government.

On February 11, 2005, the Company announced that AC Technical was selected by BMW to implement a security project to provide the automotive manufacturer with advanced digital video surveillance equipment, plus integration and related services designed to ensure the security of BMW’s locations in Canada.  The project is expected to be completed during the first half of 2005.

On March 11, 2005 the Company announced that AC Technical was awarded approximately $803,900 in orders for security projects by the Canadian Government, and companies in the education, medical and healthcare markets.

On March 24, 2005 the Company announced that AC Technical was awarded approximately $1,366,600 in additional orders for security projects by the Canadian Government, and companies in the education, medical and healthcare markets.

On April 1, 2005 the Company announced that AC Technical received a grant from Canada’s Industrial Research Assistance Program.

On June 2, 2005 the Company announced that AC Technical Systems, Ltd. was awarded approximately $803,900 million in orders for security and surveillance projects by the Canadian Government, and companies in the commercial property management and education markets.

Results of Operations

Comparison of Period Ended March 31, 2005
to Period Ended March 31, 2004

Since our business tends to be seasonal, most of the jobs are usually processed by us in the first or the fourth quarter of the calendar year. For example, the Canadian federal government has a March year end, and as a result, we experience an increase in government contracts in the first quarter of the calendar year.

For purposes of this “Management’s Discussion and Analysis or Plan of Operation”, we compared the three month period ended March 31, 2005 to the comparable period in 2004, which relates to AC Technical Ltd., the predecessor. The business of AC Technical was acquired in a leveraged buyout on September 30, 2004. Prior to September 30, 2004, Creative Vistas, Inc. had no material assets or results.

Sales:  Sales for the three month period ended March 31, 2005 increased 37% to $2,849,000 from $2,065,000 for the three month period ended March 31, 2004.  Contract revenue increased $752,000 in the first quarter, or 42%.  The increase was mainly due to an increase in the number of subcontracts for the provision of services to government contracts of approximately $350,000. As at March 31, 2005, the Company’s backlog of signed subcontracts for government contracts were consistent with the increased sales during the quarter. For the first quarter ended March 31, 2005, contract revenue from three of our major customers was $815,000, representing an increase of $44,000 or 7%. The increase resulted from the Company winning a greater percentage of contract bids.  Service revenue increased 12% to $304,000 for the first quarter of fiscal 2005 from $273,000 for the same period of fiscal 2004. Service revenue primarily represents the cumulative effect of the growth in contracts and number of customers over the past few years. We have experienced a significant increase in the number of inquiries for systems from the government and retail sector. This increased interest in security products and services may result in our achieving increased revenues in future periods if we are successful in attracting new customers or obtaining additional projects from existing customers. There is no assurance that the Company will be able to attract new customers.

Cost of Goods Sold:  Cost of goods sold as a percentage of revenue for the three months ended March 31, 2005 was 1,942,000 or 68% of revenues compared to 1,183,000 or 57% of revenues for the three month period ended March 31, 2004. The material cost was $1,362,000 or 47.8% of the revenue for the three months ended March 31, 2005 compared to $848,000 or 33.1% of revenues in the same period of fiscal 2004. The percentage increase of the cost of materials was mainly due to an increase in contracts requiring increased materials. On the other hand, the labor and subcontractor cost increased to $528,000 or 18.5% of revenues for the three months ended March 31, 2005 from $473,400 or 21.5% of revenues for the same period in 2004.  This decrease in percentage was mainly due to the Company’s use of subcontractors and reduction of the overtime hours of internal staff.

Project, Selling, General and Administrative Expenses:  Projects, selling, general and administrative expenses for the three months ended March 31, 2005 was $990,000 or 34.8% of revenues for the three month period ended 2005 compared to $840,000 or 38.2% of revenues for the same period of fiscal 2004. The balance is mainly comprised of the following:

Project costs were $333,000 or 11.7% of revenue for the three months ended March 31, 2005 compared to $364,000 or 16.5% for the same period of fiscal year 2004. The balance mainly includes the salaries and benefits of indirect staff which amounted to $157,000 in the first quarter of fiscal 2005 compared to $136,000 for the same period of fiscal 2004. The automobile insurance expenses were approximately $20,000 for the three month period ended March 31, 2005 compared to $18,000 for the same period of fiscal 2004. Travel and gas expenses were $42,000 for the three month period ended March 31, 2005 compared to $54,000 for the same period of fiscal 2004 and leasing costs of the automobile were approximately $50,000 for the same period of both 2004 and 2005. All expenses were consistent with the expenses during the same period of fiscal 2004.

Selling expenses were $182,000 or 6.4% of revenues for the three month period ended 2005 compared to $203,000 or 9.2% of revenues for the first quarter of fiscal 2004. As at March 31, 2005, we have 9 salespersons, the same number of salespersons we had as at March 31, 2004. Balance for the three month period ended March 31, 2005 is mainly comprised of salaries and commission to salespersons of $90,000 compared to $109,000 for the same period of fiscal 2004. The advertising and promotion expenses were decreased by $40,000 which was mainly due to the better control of the expenses by the Company. The decrease was offset by the increase in meals and entertainment and trade show expenses.

General and administrative cost were $475,000 or 16.7% of revenues for the three month period ended March 31, 2005 compared to $274,000 or 12.4% for the same period in 2004. The balance for the three month period ended March 31, 2005 mainly is comprised of $62,000 of professional fees related to fees for the registration statements and other corporate matters. In addition, investor relations expenses amounted to $54,000 and salaries and benefits to administrative staff were $142,000. The professional fees and investor relations expenses were less than $10,000 for the same period of fiscal 2004. The salaries and benefits to administrative staff increased by $32,000 for the first quarter of fiscal 2005 which was mainly due to the hiring of our chief financial officer, research and development staff and VP of acquisition after the first quarter of 2004.

Operating Income/Loss:  The Company has a lower gross margin of 31.8% for the period ended March 31, 2005 compared to 42.7% for the same period of fiscal year 2004. Our losses were mainly due to the lower gross margin, large professional fees for the registration statements and the first quarter report and investor relations expenses.

Interest Expenses:  Interest expenses for the three months ended March 31, 2005 were $670,000 or 23% of revenues compared to $7,000 or 1% of the revenues for the same period of fiscal 2004. The balance for the current period is primarily comprised of the amortization of discount on notes, beneficial conversion features and deferred charges amounting to $548,500.  In addition, total interest on convertible term notes and other notes payable was $122,000 for the three month period ended March 31, 2005 and there was no such interest for the same period of fiscal year 2004.

Income taxes:  We had no income tax provision for the period ended March 31, 2005 which was mainly due to the Company having losses carried forward to offset all income generated from the Company. All prior taxes were already accounted for in the income tax recoverable and therefore, there is no additional provision for income taxes recoverable and deferred tax asset.

Net Income/Loss:  Net loss for the three months ended March 31, 2005 was $754,000 compared to net income of $28,000 for the three month period ended March 31, 2004. The net loss for the three months ended March 31, 2005 was attributed to the amortization of discounts on notes, beneficial conversion features and deferred charges amounting to $548,500.  In addition, there were also professional and investor relations expenses incurred as expenses of being a public company.

Comparison of Year Ended December 31, 2004
to Year Ended December 31, 2003

For purposes of this “Management’s Discussion and Analysis or Plan of Operation” the numbers in the financial statements covering the successor period from September 30, 2004 to December 31, 2004 were combined with the predecessor period from January 1, 2004 to September 29, 2004 to reflect the entire fiscal year ended December 31, 2004.

Sales:  Sales for fiscal 2004 totaled $8,458,000 representing a decrease of 8.6% from the 2003 fiscal year.  The decrease represents an 11% decrease in contract revenue offset in part by a 15% increase in service revenue.  Our contract revenue decreased by 11%, including the impact of foreign exchange, mainly due to project and constructions delays.  In addition, contract revenue from one of our major customers decreased from $2,900,000 in 2003 to $1,800,000 in 2004.  Fiscal 2003’s revenue was higher as this customer had a greater number of stores that required security systems.  The increase in service revenue primarily represents the cumulative effect of the growth in contracts and number of customers over the past few years.  We have experienced a significant increase in the number of inquiries for systems from the government and retail sector.  This increased interest in security products and services may result in our achieving increased revenues in future periods if we are successful in attracting new customers or obtaining additional projects from existing customers.  There is no assurance that the Company will be able to attract new customers.

Cost of Goods Sold:  Cost of goods sold as a percentage of revenue for the twelve months ended December 31, 2004 increased to $5,884,000 or 69.6% of revenues from $5,801,700 or 62.7% of revenues, for the twelve months ended December 31, 2003.  The increase was mainly due to the increase in material cost to $4,082,900 or 48.5% of revenues in fiscal 2004 from $4,197,200 or 45.5% in fiscal 2003.  This increase was mainly due to higher material costs required for some projects.  On the other hand, the labor and subcontractor cost increased to $1,756,400 or 20.9% of revenues for fiscal 2004 from $1,569,184 or 17.0% of revenues for fiscal 2003.  This increase was mainly due to the increase in salaries of internal staff.

Project, Selling, General and Administrative Expenses:  Projects, selling, general and administrative expenses for the twelve months ended December 31, 2004 increased to $4,065,000 or 48.1% of revenues for fiscal 2004 from $3,196,200 or 34.5% of revenues for fiscal 2003.  The increase was mainly due to the following:

Increase in project cost to $1,403,000 for fiscal 2004 from $1,337,800 for fiscal 2003. The increase was mainly due to an increase in usage and cost of gas and telephone and increased staff travel to our customers.  The increase was offset by the decrease in salaries and benefits by $61,500 which was mainly due to reduction in staff during the year.

Increase in selling expenses to $1,003,000 or 11.9% of revenues for fiscal 2004 from $906,800 or 9.8% of revenues for fiscal 2003.  The increase was mainly due to the increase in advertising and promotion cost by $14,000 which was mainly due to more promotion expenses incurred by our salespersons.  Also, salaries and commissions to salespersons increased by $114,000 which was mainly due to the increase in salespersons from 7 at the end of 2003 to 9 at the end of 2004. The increase was offset by the decrease in trade show expenses by $27,000 as the number of trade shows attended decreased during the year.

Increase in general and administrative cost to $1,660,000 or 19.7% of revenues for fiscal 2004 was mainly due to the increase in salaries and benefits by $219,000 for two new staff hired during the year: an employee in the Research and Development department and the new Chief Financial Officer.  Also, the professional fees and transaction costs increased by $529,000 which was mainly due to the increase in audit fees, legal fees and consulting fees relating to the transactions and the first year preparation fees for quarterly and annual reports and registration statements and investor relation expenses.  Total legal fees for the year were approximately $300,000 as compared to $12,000 in fiscal 2003.  The increase was mainly due to the transaction fees and fees related to filing the registration statement of which this prospectus is a part.  In addition, audit fees increased by $70,000 which was mainly due to the first year preparation fees for quarterly and annual reports and registration statements.  In addition, the investment banking fee for the year was $148,000 (2003:  $Nil).  Investor relations fee was $28,000 (2003:  $Nil).

Operating Income/Loss:  Our losses were mainly due to some projects with lower gross margins in 2004.  The gross margin for the year decreased by 7%.  In addition, we hired more salespersons and other administrative staff.  There were increases in expenses incurred in the business acquisition and leveraged buyout transactions and also expenditures on infrastructure in preparation of becoming a public company and in preparation for future expansion.  We have also invested in research and development to improve and expand our technology base, which may result in increased margins and increased revenues in the future.

Interest Expenses:  Interest expenses for the twelve months ended December 31, 2004 increased to $682,000 or 8.1% of the revenues for fiscal 2004 from $24,800 or 1% of the revenues for fiscal 2003.  The increase was primarily due to the amortization of discount on notes, beneficial conversion features and deferred charges amounting to $548,500 compared to no such expenses in fiscal 2003.  In addition, the Company incurred additional borrowings in the business acquisition and leveraged buyout transactions and also incurred expenditures on infrastructure in preparation for becoming a public company and in preparation for future expansion since September 30, 2004.  Total interest for the year was $133,000 (2003:$25,000).

Income taxes:  Income tax recoveries for the twelve months ended December 31, 2004 increased to $150,000 from income tax expenses of $65,700 in fiscal 2003. The changes were mainly due to the tax benefits on losses carried back to prior years and the utilization of research and development tax credits.

Net Income/Loss:  Net loss for the twelve months ended December 31, 2004 was $2,023,000 compared to net income of $163,000 for the twelve months ended December 31, 2003.  The net loss for fiscal 2004 was caused by the decrease in gross margin from 37.3% to 30.4%.  In addition, the additional amortization of discounts on notes, beneficial conversion features and deferred charges amounted to $548,500.  Also, the professional and transaction expenses increased by $529,000 compared to the fiscal 2003.

Liquidity and Capital Resources

Since our inception, we have financed our operations through bank debt, loans and equity from our principals, loans from third parties and funds generated by our business.  As of March 31, 2005, we had $72,000 in cash.  We believe that cash from operations and our credit facilities with Laurus Master Funds, Ltd. will continue to be adequate to satisfy the ongoing working capital needs of the Company.  During the next 12 months, our primary objectives in managing liquidity and cash flows will be to ensure financial flexibility to support growth and entry into new markets and improve inventory management and to accelerate the collection of accounts receivable.

Comparison of Period Ended March 31, 2005
to Period Ended March 31, 2004

Net Cash Used in Operating Activities.  Net cash used in operating activities amounted to $799,700 for the three months ended March 31, 2005. The changes in operating assets and liabilities resulted in a use of cash of $674,000, which included a $1,086,000 increase in accounts receivable, a $11,000 decrease in inventory, a $3,000 decrease in prepaid expenses, a $433,000 increase in accounts payable, a $1,000 decrease in income taxes recoverable and a $35,000 decrease in deferred revenue.

Comparison of the balance sheet as at March 31, 2005 to December 31, 2004

Accounts Receivable

Our accounts receivable increased by approximately $1,100,000 compared to the balance as at December 31, 2004 which was mainly due to the increase in revenue in the first quarter of 2005 and more government related jobs in the first quarter, which have a longer payment cycle than the non-government jobs. Approximately 70% of the accounts receivable outstanding at March 31, 2005 were less than 90 days old.

Inventory

Inventory on hand at March 31, 2005 increased 2% compared to the balance as at December 31, 2004. The level of inventory remains consistent with the balance at December 31, 2004 which was mainly due to the improvement of inventory control and keeping minimum levels of inventory.

Accounts Payable and Accrued Liabilities

Accounts payable increased approximately 20% to $1,963,000 compared to the balance as at December 31, 2004 which was mainly due to the increase in purchases of material in the last two months of the quarter and the timing of payments to our suppliers. Total trade payable as at March 31, 2005 increased by approximately $545,000 compared to the balance as at December 31, 2004. Accrued liabilities decreased by $100,000 largely as a result of the timing of payments and the decrease in accrued commodity taxes from $130,000 as at December 31, 2004 to $82,000 as at March 31, 2005.

Deferred Revenue

Deferred revenue increased by $36,000 at March 31, 2005 compared to the balance as at December 31, 2004. This increase was mainly due to the timing of payments by our customers.  Deferred revenue primarily relates to payments associated with those of our contracts with revenue recognized on a percentage of completion basis. (See summary of accounting policy in our condensed consolidated financial statements).

Incomes Taxes Recoverable

The income taxes recoverable were mainly due to the expected refund from losses carried back to prior years.

Net Cash Used in Investing Activities.  Net cash used in investing activities was $130,000 for the three months ended March 31, 2005 compared to $600 for the three months ended March 31, 2004. The increase was mainly due to the note receivable to dataBahn in the amount of $125,000 for the current period.

Net Cash Provided From Financing Activities.  Net cash provided from financing activities was $514,000 for the three months ended March 31, 2005 compared to net cash used of $87,000 for the three month period ended March 31, 2004. The increase in balance mainly represents the additional borrowings from Laurus Master Fund, Ltd. from the revolving facilities (see details of our arrangements with Laurus Master Fund, Ltd. below).

Comparison of Year Ended December 31, 2004
to Year Ended December 31, 2003

Net Cash Used in Operating Activities.  Net cash used in operating activities amounted to $1,984,000 for the twelve months ended December 31, 2004 compared to $445,500 for the twelve months ended December 31, 2003.  The changes in operating assets and liabilities resulted in a use of cash of $734,600, which included a $385,000 increase in accounts receivable, a $201,000 decrease in inventory, a $2,100 decrease in prepaid expenses, a $334,000 decrease in accounts payable, a $354,700 increase in income taxes recoverable, a $76,000 decrease in deferred income taxes and a $60,000 increase in deferred revenue.

Comparison of the balance sheet as at December 31, 2004 to December 31, 2003

Accounts Receivable

Our accounts receivable increased by 25% mainly due to more government related jobs, which have a longer payment cycle, during fiscal 2004 and slower than normal payment on other jobs.  Approximately 75% of the accounts receivable outstanding at December 31, 2004 were less than 60 days old compared with only 70% at December 31, 2003.

Inventory

Inventory on hand at December 31, 2004 decreased 23% compared to December 31, 2003.  The decrease was mainly due to the improvement of inventory control and also the decrease in revenue compared to fiscal year 2003.

Accounts Payable and Accrued Liabilities

Accounts payable decreased 12% to $1,418,200 which was mainly due to the decrease in inventory purchased for future growth and the timing of payments to our suppliers.  Accrued liabilities increased by $98,000 largely as a result of the timing of payments and accrued professional fees in connection with SEC filings, and accrued insurance payable.  The accrued professional fees and insurance payable were approximately $78,000 as at December 31, 2004 and $11,000 as at December 31, 2003.

Deferred Revenue

Deferred revenue increased 88% to $190,300 in 2004 from $101,000 in 2003.  This increase was mainly due to the timing of payments by our customers.  Deferred revenue primarily relates to payments associated with the contracts where revenue is recognized on a percentage of completion basis.  (See summary of accounting policy in our consolidated financial statements).

Incomes Taxes Recoverable

The income taxes recoverable increased to $326,800 as at December 31, 2004 compared to income tax payable of $40,000 as at December 31, 2003.  The changes were mainly due to the expected refund from losses carried back to prior years.

Net Cash Used in Investing Activities.  Net cash used in investing activities was $1,779,500 for the twelve months ended December 31, 2004 compared to $38,000 for the twelve months ended December 31, 2003.  The increase was mainly due to the acquisition of A.C. Technical Systems Ltd. for cash payments of $1,800,000.

Net Cash Provided From Financing Activities.  Net cash provided from financing activities increased to $5,413,000 for the twelve months ended December 31, 2004 compared to $483,700 for the twelve months ended December 31, 2003.  The increase as at December 31, 2004 was principally caused by additional borrowings from Laurus Master Fund, Ltd. including revolving facilities of approximately $2,500,000 and convertible notes of $4,500,000 (see details of arrangement with Laurus Master Fund, Ltd. in the following paragraphs.).  In addition, the increase was partially offset by the repayment of a total of $1,000,000 of credit facilities with a Canadian Bank with the proceeds of the Company’s new facilities with Laurus.  The cost of capital of this transaction was approximately $900,000 with total borrowings from Laurus amounting to $7,000,000.  Some of the expenses incurred have been deferred and are recorded under Deferred Charges (see Note 8 in the financial statements as at December 31, 2004).  Even though the Company has obtained a better interest rate from Laurus of prime plus 2% compared to the interest rate the Company obtained from the Canadian Bank which varied for different dollar amounts borrowed but ranged from prime plus 2% to prime plus 5%, the effective rate of the loan from Laurus will be 9.89%.  The cost of capital will not decrease.  However, instead of requiring the Company to repay principal and interest on the loans in cash, if certain criteria are met, Laurus may convert the principal and interest of the loans due from the Company to shares of the Company stock.  This will reduce the cash flow requirement of the Company in the future.  The value of the lower interest payments is offset by Laurus’ ability to convert the debt owed into shares of the Company’s Stock and the stand-alone Warrants and Options the Company has granted to Laurus.

Increases in deferred financing costs represent costs directly related to obtaining of financing.  Deferred financing costs are amortized over the term of the related indebtedness using the effective interest method.

Our indebtedness increased to $2,438,000 as at December 31, 2004 mainly due to the additional borrowings from Laurus Master Fund, Ltd.

We plan to adopt an incentive stock option plan during the third quarter of 2005.

On September 30, 2004, we entered into a series of agreements with Laurus whereby we issued to Laurus (i) a secured convertible term note in the amount of $4.5 million, (ii) secured revolving notes in the aggregate maximum amount of $3 million, (iii) a related option to purchase up to 1,499,997 shares of our common stock at a price of two-thirds of a cent per share, and (iv) a seven year warrant to purchase up to 2,250,000 shares of our common stock at a price of $1.15 per share.  The term note and revolving notes are secured by all of our assets and the assets of our subsidiaries. Each of the agreements with Laurus is part of an integrated financing structure which, on the whole, management believes to be beneficial to our capital structure.

The principal amount of the term note and revolving notes bear interest at the prime rate plus two percent with a minimum rate of six percent. The minimum monthly payment on the term note and revolving notes are $100,000, plus the monthly interest payment, and may be paid in cash, our common stock or a combination thereof, dependant upon the occurrence of certain criteria. Laurus has the option to convert the entire principal amount of the term note and revolving notes, together with interest thereon into shares of our common stock at a conversion price of $1 ($3 before the 3 for 1 stock split), provided that such conversion does not result in Laurus beneficially owning more than 4.99% of our outstanding shares of common stock. We have agreed to register all of the shares that are issuable upon conversion of the notes or exercise of the option or warrant.  For more information regarding the Laurus Financing, see Note 13 in the financial statements as of December 31, 2004

Our capital requirements have grown since our inception with the growth of our operations and staffing.  We expect our capital requirements to continue to increase in the future as we seek to expand our operations.  On September 30, 2004, we obtained additional funding through the series of agreements entered into with Laurus, described above.  If Laurus converts the term note and/or the revolving notes into shares of the Company’s common stock, the Company may avoid or reduce any cash payment required for principal and interest payable.  As a result, it will improve our cash flow.  However, such conversion by Laurus will dilute the existing shareholders.

Recent Accounting Pronouncements - In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities.” This interpretation of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” addresses consolidation by business enterprises of variable interest entities.  FIN 46 explains the concept of a variable interest entity and requires consolidation by the primary beneficiary where there is a controlling financial interest in a variable interest entity or where the variable interest entity does not have sufficient equity at risk to finance its activities without additional subordinated financial support from other parties.  The primary beneficiary is the party that is exposed to the majority of the risk or stands to benefit the most from the entity’s activities.  In December 2003, the FASB released a revised version of FIN 46 (hereafter referred to as FIN 46R) clarifying certain aspects of FIN 46 and providing certain entities with exemptions from the requirements of FIN 46.  Based upon management’s evaluation of FIN 46R, the adoption did not have a material effect on the consolidated financial statements.

In April 2004, the Financial Accounting Standards Board issued FASB Staff Position, FSP 129-1, “Disclosure of Information about Capital Structure, Relating to Contingently Convertible Securities”. The purpose of this FASB Staff Position is to interpret how the disclosure provisions of Statement 129 apply to contingently convertible securities and to their potentially dilutive effects on EPS. FSP explains that Statement 129 applies to all contingently convertible securities, including those containing contingent conversion requirements that have not been met and are not otherwise required to be included in the computation of diluted EPS in accordance with FASB Statement No. 128, Earnings per share.  To comply with paragraph 4 of Statement 129, the significant terms of the conversion features of the contingently convertible security should be disclosed to enable users of financial statements to understand the circumstances of the contingency and the potential impact of conversion. Quantitative and qualitative terms of the contingently convertible security, disclosure of which would be helpful in understanding both the nature of the contingency and the potential impact of conversion. The guidance in this FSP is effective immediately. The Company adopted the disclosure provision required by FAS 129.

In November 2004, the Financial Accounting Standards Board issued SFAS No. 151, “Inventory Costs-an Amendment of ARB No. 43, Chapter 4”. The standard adopts the view related to inventories that abnormal amounts of idle capacity and spoilage costs should be excluded from the cost of inventory and expensed when incurred.  Additionally, the meaning of the term ‘normal capacity’ was clarified.  Based on management’s evaluation, the adoption is not expected to have a material effect on the consolidated financial statements.

In December 2004, the Financial Accounting Standard Board issued FASB Statement No. 123R (Revised), “Share-Based Payment which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation”.  Statement No. 123(R ) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash Flows. Statement No. 123(R ) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values and, for small business issuers, is effective at the beginning of the first annual period beginning after December 15, 2005.  During the year, the Company has not issued any stock-based awards to employees.

In September 2004, the Financial Accounting Standard Board issued EITF 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share”. This Issue addresses when contingently convertible instruments should be included in diluted earnings per share. The Task Force reached a consensus that contingently convertible instruments should be included in diluted earnings per share (if dilutive) regardless of whether the market price trigger has been met. The Task Force also agreed that the consensus should be applied to instruments that have multiple contingencies if one of the contingencies is a market price trigger and the instrument is convertible or settleable in shares based on meeting a market condition.  Based on management’s evaluation of EITF 04-8, the adoption did not have a significant effect on the consolidated financial statements.

Commitments

The Company has entered into contracts for certain consulting services providing for monthly payments and is required to repay the principal of its convertible notes and promissory notes due to Laurus and other parties.  In addition, the Company has also entered into an operating lease for its vehicles, computer and office equipment. The total minimum annual payments for the next five years are as follows:

	Payments due by Period
	Total	2005	2006	2007	2008	2009	Thereafter
Convertible notes	$4,500,000	$900,000	$1,200,000	$2,400,000	–	–	–
Other Notes Payable	1,774,491	107,823	138,889	27,779	–	–	1,500,000
Operating leases	198,313	123,864	58,911	15,538	–	–	–
Commitments related to consulting agreements	2,801,290	465,384	509,999	557,153	607,099	661,655	–
	$9,274,094	$1,597,071	$1,907,799	$3,000,470	$607,099	$661,655	$1,500,000

The figures in the above table do not include interest costs.

DISCUSSION OF CRITICAL ACCOUNTING ESTIMATES

Critical accounting estimates are those that management deems to be most important to the portrayal of our financial condition and results of operations, and that require management’s most difficult, subjective or complex judgments, due to the need to make estimates about the effects of matters that are inherently uncertain.  We have identified three critical accounting estimates: accounts receivable allowances, goodwill, revenue, inventory and accounting for income taxes.

Accounts receivable allowances are determined using a combination of historical experience, current information and management judgment.  Actual collections may differ from our estimates.  A 10% increase in the accounts receivable allowance would increase bad debt expense by $10,000.

Goodwill represents the excess of cost over the net tangible and identifiable assets acquired in business combinations and is stated at cost.  Goodwill and intangibles with indefinite lives are not amortized but tested for impairment no less frequently than annually.  Impairment is measured by comparing the carrying value to fair value using quoted market prices, a discounted cash flow model, or a combination of both.

We derive revenues from contract revenue and services revenue, which include assistance in implementation, integration, customization, maintenance, training and consulting. We recognize revenue for contract and services in accordance with Statement of Position (SOP) 81-1, “Accounting for Certain Construction Type and Certain Production Type Contracts,” and SEC Staff Accounting Bulletin (SAB) 104, “Revenue Recognition,” and EITF 00-21 Accounting for Revenue Arrangements with Multiple Deliverables. Contract revenue consists of fees generated from installation of security systems.  Services revenue is primarily derived from maintenance fees for the security systems and other services provided to the customers such as labor and materials. Revenue is generally recognized when services are performed or over the term of the maintenance contract.

We record inventory at the lower of cost and net realizable value.  Cost is determined on a first-in, first-out basis.  We write down our inventory for obsolescence, and excess inventories based on assumptions about future demand and market conditions.  The business environment in which we operate is subject to customer demand.  If actual market conditions are less favorable than those estimated, additional material inventory write-down may be required.  A 10% in inventory reserve would increase expenses by $0.1 million.

Income taxes are calculated based on the expected treatment of transactions recorded in the consolidated financial statements.  In determining current and deferred components of income taxes, we interpret tax legislation and make assumptions about the timing of the reversal of deferred tax assets and liabilities.  If our interpretations differ from those of tax  authorities or if the timing of reversals is not as anticipated, the provision for income taxes could increase or decrease in future periods.

DESCRIPTION OF BUSINESS

General

We are a single source provider of technology-based security solutions for medium and large commercial and governmental facilities in Canada and the US.  We operate through our subsidiary, AC Technical Systems Ltd, located in Ontario, Canada.  AC Technical Systems is focused on the electronic security segment of the security industry.

Through our technology integration team of engineers we integrate various security related products to provide a single source solution to our growing customer base.  Our design, engineering and integration facilities are located in Ontario, Canada.

Industry Overview

We believe that the security industry is growing at a steady pace.  The industry awareness has increased globally due to the tragic events of 9/11.  The growth is spurred by the continuous evolution of new technologies and processes.  We believe that the industry is growing for the following reasons:

•

Increased global awareness due to the increased threats of terrorism

•

Older security devices such as the VCR have become obsolete and new technologies have provided much more efficient systems at a better price

•

Evolution of digital technologies has started to replace antiquated analog technologies in the market space

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Expansion of budgets due to increased awareness of the need for security

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Increase in crime rates and shrinkage in the industry

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Trend for integration of multiple devices has expanded the market for technically advanced integrators such as our firm

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Growing public concern about crime

The security industry is highly fragmented with a large number of manufacturers, dealers, distributors, integrators and service groups.  All of these parties are important to provide an entire solution to the customer, however each one only provides a portion of what is required by the customer.  The customer, in most cases, would like to see a one-stop shop that can provide the entire solution and also be able to design and customize a solution that fits its needs.  This may include custom design of hardware, software, and highly sophisticated integration work.  The customer usually has to deal with all the different parties mentioned above.  In most cases the cost to the customer is higher when using a large number of parties as opposed to one efficient integrator.  We believe that when many parties are involved in providing a solution to the customer many needs of the customer may not be addressed.  Also, the amount of time a customer has to devote to build multiple relationships as opposed one relationship is substantial.

There are also tendencies for different parties to “pass the blame” to the other party when it comes to technical and service issues with the project.  As a result the customer prefers dealing with one source which can handle all issues and can be accountable for the entire project.  There is a limited number of companies besides the Company that are capable of providing an entire integrated solution.  This requires years of experience, infrastructure for performing all six core functions that AC Technical Systems provides, access to technologies, and a significant commitment to maintain a happy customer.

A company that is implementing a new security system or enhancing an old system usually has to go through the following steps:

•

Retain a consultant to appropriately outline the needs and design a system that would satisfy/meet their needs

•

Once the design is complete a tender is released whereby a number of invited system integrators bid on the required system

•

System integrators work with various suppliers of hardware and software to meet the system requirements.  They also engage these suppliers to complete subcomponents of the system

•

When security systems have to be installed in multiple locations, the company may have to tender the system requirements to different system integrators from various regions

•

The customer, based on price and qualifications of the system integrator, will award the project to one or more system integrators.

The process described above usually causes a number of issues.  It usually causes client frustrations with project delays, cost inefficiencies, incompatible systems, and lack of vendor accountability.  It also makes it very difficult for the customer to make changes to the system.  In addition, a customer looking to implement security systems in multiple locations may have to hire multiple integrators and suppliers to integrate systems.  This usually results in systems that are not consistent with each other.  These systems may also not communicate efficiently with a central system.  In addition, we believe that as security systems are becoming more technologically advanced an experienced engineering team is required to understand the needs of the customer and satisfy these needs by incorporating the most efficient technologies that are available.  This may also include some development of hardware and software to customize and integrate the system.  Most system integrators are not capable of development as they do not have a research and development department.  Also, the manufacturers of different subsystems are usually not willing to provide custom solutions on a project by project basis.  The customers are realizing the sophistication required in order to provide a good security system and recognizing that their in-house personnel lack the skills and time necessary to coordinate their security projects.

AC Technical Systems’ Solution:

AC Technical Systems can offer a one-stop-shop that provides a fully integrated technology based security system to meet the needs of the customer.  We understand the needs of the customer and provide a custom solution to meet their needs.  We usually expedite project completion, reduce costs to the customer, reduce man power requirements of the customer, improve on consistency of systems in multiple locations, and provide a one-stop solution for the entire security system.

AC Technical Systems provides the following services:

•

Consulting, audit, review, and planning

•

Engineering and design

•

Customization, software development, and interfacing

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System integration, installation, and project management,

•

System training, technical support, and maintenance

•

Ongoing maintenance, preventative maintenance and service, and upgrades

We believe that the following key attributes provide us with a sustainable competitive advantage:

•

Experience and expertise in the security industry

•

In-house research and development department

•

Dedicated service team

•

Access to and experience in a variety of product mix

•

Customized software and hardware products

•

Strong list of references

•

Strong partnerships with suppliers and integrators

AC Technical Systems’ strategy for growth and expansion is to:

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Expand our network of technology partners

•

Develop and maintain long-term relationships with clients

•

Open regional offices in key areas to expand revenue and service

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Capitalize on our position as a leading provider of technologically advanced security systems

•

Expand our marketing and sales program within our key vertical markets

AC Technical Systems’ approach to a new customer:

At the beginning of each new client relationship, we designate our account manager as the client service contact.  This individual is the point person for communications between us and the client.  This person usually has a number of years of experience in the industry and has a good understanding of technologies and solutions that are available from the Company.  This person is also a trained sales person who is able to build a long-term relationship with the customer.  The account manager works with our project department, engineering department, marketing department, finance department, and the research and development department to provide an effective solution for the customer.  Once the customer has engaged us to provide a solution the engagement usually goes through one or more of the stages outlined below:

Consulting, audit, review, and planning:

We identify the client’s objectives and security system requirements and audit and review the existing system.  We provide a complete audit of the existing system including inventory counts and evaluate the existing infrastructure.  Then we provide an audit report to outline current deficiencies and vulnerabilities.  At this point we design a system alternative to meet the needs of the customer.  The alternative system is prioritized based on the needs of the customer.  We also include an efficient cost model to ensure that the customer understands the cost of the system.  We provide a Return On Investment model (ROI) where applicable.  We provide a preliminary project implementation plan that contains a graphical model of their premises with exact outlines of equipment locations.  Our comprehensive planning process helps the customer to properly budget for their needs on a long-term basis.

Engineering and design:

The engineering and design process involves preparation of detailed project specifications and working drawings by a team of our design engineers.  These drawing will lay out the entire property and provide a detailed lay out of all security equipment and also provide the methodologies used to integrate the system.  It will also outline any needs for custom software or hardware design service, systems designers and computer-aided design system operators.  These specifications and drawings detail areas of high sensitivity, layout of the main control room, placement of cameras, card readers, monitors, switches and other equipment including electrical and mechanical requirements.

Once we have completed the design of our system, we also provide a complete list of components including various recommendations.  We highly recommend off-the-shelf non-proprietary components in order to ensure that the customer is not tied in to one supplier.  When off-the-shelf components are not available or they are not compatible with each other we may choose to design software/hardware to provide compatibility.

Customization, software development, interfacing:

In many cases the customer’s needs may not be completely satisfied by the equipment that is available in the market place.  In many cases the customer may request features that are not ready available or even request interfacing between equipment that may not be available.  For example, a financial institution may request us to take information from their transaction records, from an Automatic Teller Machine (ATM), and integrate it along with a Digital Video Recorder (DVR).  This function would allow them to review video of an individual who has processed a transaction on an ATM.  Normally they would have to go through tapes of data in order find an incident.  The bank would have to search for all the transactions that occurred during a period of time and then based on that information go over tapes of video.  Sometimes the video may not be available as the tapes are only held for a short period of time.  The integrated system from our firm would make the search process instantaneous.  The bank can search by a number of criteria including time, date, transaction, number, withdrawal amount, etc and have the video associated with it instantly.

Many times we provide an interface to bring multiple technologies together.  For example, in one project we integrated eleven different products into one system, thus allowing for a completely integrated system.  This system also has a very user-friendly interface that avoids having to deal with multiple monitors and Graphical User Interfaces (GUI).

System integration, installation, project management:

Once we determine that the project has passed through the Consulting/Audit,  Design/Engineering, and Customization/Software interfacing stage (if required) we can start implementation of the system.  During this stage we provide the following:

•

Detailed schedule of integration

•

Component list and assign labor

•

Officially assign project to one of our project managers

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Production department starts procurement schedules

•

Construction draw date schedules

•

Progress billings and schedule site visits for quality control

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Test final terminations and technology components in-house in order to avoid product failure on site

•

Hardware/software and network integration

•

Validation and testing

•

Final sign off and pass over to service department

During this stage the project manager manages the project and the projects are updated weekly to ensure that all components are working efficiently.  During certain projects the project manager may opt to use subcontractors to provide services that are not highly advanced technically.  These services may include standard wiring and cabling.  The customer is updated on the status of the project weekly and this may include Gantt charts.  Also of importance, during this stage many customers add on extra equipment as they start to see the need for enhanced equipment, which increases the value of the contract to the Company.

System training, technical support, maintenance:

When a project has been completed through system integration the customer is provided with a complete training program.  We train the customer on how to use the system and also provide them manuals from manufacturers as well as training guides put together by us.  Once the training is complete the system will go on line and there is a transfer process to the service department from the projects department.  Ongoing technical support and maintenance is provided by our dedicated service team.

Ongoing maintenance, preventative maintenance and service, upgrades:

This is the final stage of our process and it is an ongoing stage.  We provide various types of maintenance contracts and depending on the level of response required by the customer we provide a service plan suitable to the customer.  If the customer does not require a service contract we provide them service on an incident basis.

The entire six step process continues for each customer.  Once a project is complete there are upgrades that are required and depending on the value of the upgrades, this may initiate a new project.  During the entire stage the account manager is updated on the process.  The account manager has regular meetings with the customer after a project is complete in order to work with the customer to help set budgets for the following years and also educate the customer on new products and technologies that may be available in the market.

Research and Development

We have our own in-house research and development program which is supported by the National Research Council of Canada.  We may receive grants and tax credits for projects and product development if it qualifies for the program.  The department develops new products and also enhances existing products.  We have the capability to build various forms of hardware and software modules.  Once a product is designed the underlying technologies are used on an ongoing basis to enhance future projects and also develop new products.  This is one of the differentiating factors between us and our competition.  Our research and development expense was $73,000 for the period ended March 31, 2005, $220,000 in fiscal year 2004 and $96,000 in fiscal year 2003.  Expenses include engineering salaries, costs of development tools and equipment.  None of the expenses were borne directly by customers.

Warranties and Maintenance

We offer maintenance and service on all our products, including parts and labor, which range from one year to six years depending upon the type of product concerned and the type of contract signed by the customers.  In addition, we provide a one year warranty on equipment and 90 days on labor for all installation projects completed by the company.  We receive the same period of warranty on equipment from other suppliers.

On non-warranty items, we perform repair services for our products sold at our head office in Ontario, Canada or at customer locations.  For the period ended March 31, 2005 and for years ended December 31, 2004 and 2003, our revenue from service and maintenance was $304,000, $1,011,000 and $879,000, respectively.  For the period ended March 31, 2005 and for the years ended December 31, 2004 and 2003, the percentage of our revenues attributable to service and maintenance was 11%, 12% and 9.5%, respectively.

Marketing

Our marketing activities are conducted on both national and regional levels.  We obtain engagements through direct negotiation with clients, competitive bid processes, referrals and direct sales calls.  Our marketing plan is derived with the input from all our account managers and senior management.  Our plan is to grow vertically within targeted markets where we have a superior level of expertise.  Our marketing is very target specific.  We market within our four key markets i.e. Government, Education, Healthcare, and Retail.  We also find niche markets where our technologies can provide effective solutions to the customer.  Some of our marketing activities include:

•

Trade Shows

•

Mailers

•

Direct sales calls

•

Web promotions

•

Seminars

•

Collaborations with manufacturers

•

Collaborations with consultants and architects

We also collaborate with providers of complementary technologies and products who are not competitive to us.  For example there is a convergence of IT services and the Security industry.  We are evaluating the possibility of partnering with an IT services provider in order to provide our existing customers and potential customers with an expanded scope of services.  We are also doing the same within the building automation industry as we see a convergence of building automation technologies and services with the security industry.

We are evaluating several opportunities to expand our operations via joint ventures and partnerships with regional and international companies that can provide us with additional expertise and an expanded presence.  In addition we are evaluating the possibility of acquisition of similar businesses and expansion of our operations.

Customers

We provide our products and services to customers in four key markets:

•

Government

•

Healthcare

•

Education

•

Retail

We also provide our products and services to various other sectors including corporate facilities, mining, entertainment and the automobile industry through direct sales to end-users and through subcontracting agreements.

The table below sets forth the approximate percentage of aggregate revenues from each of our largest customers/end-users (each provided us with more than $51,000 in revenue) for the period ended March 31, 2005.  To provide a comparison, the table lists the percentage of our revenue these same customers provided for the year ended December 31, 2004 and the year ended December 31, 2003.

	Period Ended March 31, 2005	Year Ended December 31, 2004	Year Ended December 31, 2003
BCC Interiors Inc.	11.8%	3.4%	0.9%
Cloke-Kirby	10.5%	3.4%	5.3%
Loblaws Companies Ltd.	8.6%	21.5%	31.5%
Ontario Realty Corporation	7.7%	0.2%	0.6%
SNC Profac	5.0%	2.2%	1.9%
Durham Catholic District School Board	4.1%	1.0%	2.5%
Novopharm	3.9%	-	-
Ontario Electric Construction	3.0%	3.7%	0.9%
Humber College	2.0%	0.1%	1.9%
Ameresco Canada	1.8%	0.5%	-

As reflected in the above table, from period to period the revenue mix among our customers shifts and changes.

Backlog

Our backlog consists of written purchase orders and contracts we have received for product deliveries and engineering services which we expect to deliver or complete within 12 months.  All of these orders and contracts are subject to cancellation at any time.  As of March 31, 2005, our backlog was approximately $2,000,000.

Competition

The security industry is highly fragmented and competitive.  We compete with a number of different companies regionally and nationally.  We have various different types of competitors including consultants, integrators, and engineering and design firms.  Our main competitors include Siemens, ADT, Simplex, Intercon, and Diebold.  Many of our competitors have greater name recognition and financial resources than we do, however we believe that we have a well-respected name when it comes to quality and technical expertise.  Our competitors also include equipment manufacturers and vendors that also provide security services.  We may face future competition from potential new entrants into the security industry and increased competition from existing competitors that may attempt to develop the ability to offer the full range of services offered by us.  We cannot assure that we will be able to compete successfully in the future against existing or potential competitors.

Employees

As of March 31, 2005 we had 65 full time employees including our officers, of whom 45 were engaged in systems installation and repair services, 11 in administration and financial control and 9 in marketing and sales.

None of our employees are covered by a collective bargaining agreement or are represented by a labor union.  We consider our relationship with our employees to be satisfactory.

The design and implementation of our equipment and the installation of our systems require substantial technical capabilities in many different disciplines from computer science to electronics and advanced hardware and software development.  As a company we encourage and provide training for new and existing technical personnel.  In addition we conduct training courses and also send our technical persons to various technical courses offered by manufacturers of various products.  We also have various incentive programs for our employees to improve their skills within all departments.  These include reimbursements for training fees and raises based on skill sets.

Legal Proceedings

As of March 31, 2005, there are no outstanding legal proceedings.

Description of Properties and Facilities

Our office is located at 2100 Forbes Street, Units 8-10, Whitby, Ontario, Canada L1N 9T3.  The premises, which were purchased in 2002, consist of approximately 5,900 square feet on the ground floor and 2,200 square feet on the second floor.  The Company believes that these offices are in good condition and are adequate for its present purposes and planned expansion.

DIRECTORS AND EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Name	Age	Position
Sayan Navaratnam	30	Chairman, Chief Executive Officer and Director

Dominic Burns	44	President and Director
Heung Hung Lee	36	Chief Financial Officer and Secretary

Sayan Navaratnam–Director, Chairman and Chief Executive Officer:  Mr. Navaratnam graduated from University of Toronto with a Double Specialist degree in Economics and Political Science.  He has seven years of experience in technology development and integration specific to the security industry.  He also has three years of experience in telecommunications with Bell Canada.  He was the CEO of Satellite Communications Inc., and its research arm Satellite Advanced Technologies, during 1997-2000.  Mr. Navaratnam was responsible for coordinating and financing research and development projects and played a key role in strategic partnerships, mergers, and licensing technologies.  Mr. Navaratnam was the Chief Operating Officer in ASPRO Technologies Ltd. from 2000-2003.  He also proposed and implemented a strategic marketing campaign to license and distribute a new line of “wavelet” products from ASPRO.  Mr. Navaratnam joined AC Technical as CEO in 2003.  He has in-depth knowledge of key vertical markets and technology demands of security integration.  He has served as a member of advisory committees for technology related schools and companies and was a key member of the Alliance of Exporters and Manufacturers of Ontario.  Mr. Navaratnam was also a member of Innovator’s Alliance of Ontario and was recognized as one of the best executives in Canada in 1999-2000.  Mr. Navaratnam and AC Technical were also recently recognized with an award for one of the Top 100 fastest growing companies in Canada, from 1999 to 2003, by Profit 100.  Mr. Navaratnam has also worked with a number of investment banking firms to raise financing and has been involved in advisory roles with private equity funds as well as investment banking firms and public companies.  Mr. Navaratnam has been a director of our company since September 30, 2004.

Dominic Burns–Director and President: Mr. Burns was the founder of AC Technical in 1991.  He completed his Electrical Apprenticeship program at one of the premier firms in Northern Ireland.  He graduated from Belfast College of Technology with honors in City and Guilds Electrical Theory and Regulations.  Mr. Burns also holds a diploma in radio and navigation systems.  He has an extensive understanding of quality controls in the avionics industry and has been a pioneer in transferring some of the high standards and controls set in the avionics industry to the security integration market.  He has been the President of AC Technical since its inception.  He has been primarily responsible for expanding the firm’s presence in Canada.  Mr. Burns has also designed a number of internal technical and marketing programs to expand AC Technical’s sales and technical capabilities.  Mr. Burns has over 20 years of experience in the security integration industry.  Mr. Burns has been a director of our company since September 30, 2004.

Heung Hung Lee–Chief Financial Officer and Secretary: Ms. Lee joined AC Technical in July 2004 and she has more than 10 years experience in international public accounting primarily with the world’s largest international accounting firms.  She has advanced knowledge in financial statements disclosure and audit issues and has extensive international business experience in countries such as the United States, Hong Kong SAR and the Peoples’ Republic of China.  She was a manager at BDO Dunwoody LLP from 1999 to 2004.  Ms. Lee holds a Bachelor of Business degree from Monash University in Australia.  She is a Chartered Accountant in Canada and qualified CPA in Australia.  Ms. Lee has been the Chief Financial Officer of our company since September 30, 2004.

Significant Employees

Randy Martin–V.P. of Operations.  Randy Martin joined AC Technical in March 2002 as a senior Project Manager and currently holds the position of V.P. of Operations.  Mr. Martin oversees the daily operations of service, installation, integration, and engineering.  He had previously been employed by Satellite Communications Inc. from 1986 until 2002, where he held various senior management positions.  Mr. Martin has over 25 years of experience in the security integration business.

Hajro Çini–Controller.  Hajro Çini is responsible for AC Technical’s finances, including the cash flow, accounting and operations functions.  Mr. Çini joined AC Technical in June 2003 and brings more than 10 years of experience in the financial industry, as well as international financial experience specifically in the manufacturing industry.  He was an account manager at Royal Bank of Canada from July 1997 to June 2003.  Mr. Çini holds a Bachelor of Arts from an international university and a Master of Arts in Economics from University of Toronto.

Andrew Berenyi–V.P. of Technology.  Andrew Berenyi joined AC Technical in February 2004 and currently serves as the V.P. of Technology.  He received his BApSc degree from the University of Toronto in Electrical Engineering (Biomedical option) in 1997 and has extensive experience in the security industry.  From 1997 to 1999 he was employed at Satellite Communications Inc.  His duties ranged from integration of security systems to software testing and development.  From 2000 to 2003 he was a software developer and team leader at ASPRO Technologies Ltd., a Toronto area company producing DVR cards and systems for government, financial, and private industry sectors.

Gaetano DiGiorgio–Senior Account Manager.  Gaetano DiGiorgio is the Senior Account Manager with AC Technical.  He is responsible for a wide range of customers consisting of large national retail organizations, government, entertainment facilities and commercial properties.  Mr. Gaetano joined AC Technical in 1992 and has been involved in all aspects of the business over this time period.  His education consists of numerous electronic and electrical programs and he is a member of the Canadian Sales Professional organization.  Mr. Gaetano has over 12 years of experience in the industry.

EXECUTIVE COMPENSATION

The following summary compensation table set forth all compensation paid or accrued by the Company’s subsidiary, AC Technical, during the three months period ended March 31, 2005 and three years ended December 31, 2004 for services rendered in all capacities by the Chief Executive Officer of the Company and the only other executive officer who received total salary and bonus exceeding $100,000 in any of such years.  Prior to the business acquisition and leveraged buyout transactions, the Company did not pay any compensation to any of its directors and officers, including Rudy R. Miller, its former chief executive officer. There was no such compensation payable to the directors of AC Technical Systems Ltd. for their services.

		Annual Compensation
Name and Principal Company/Subsidiary Position	Year	Salary ($)	Other Annual Compensation ($)	Bonus ($)
Sayan Navaratnam – Chairman	2005	67,000[1]
and Chief Executive Officer	2004	243,000[2]		–
	2003	134,000[3]		–
	2002	–
Dominic Burns – President	2005	55,900[4]
	2004	177,900[4]		–
	2003	125,097		–
	2002	114,200
[1] Including $67,000 from Nationwide Solutions Inc. for consulting fees.
[2] Including $90,000 from Encapsulated Intersoft Systems and $153,000 from Nationwide Solutions Inc. for consulting fees.
[3] Including $68,700 from Encapsulated Intersoft Systems and $65,000 from Nationwide Solutions Inc. for consulting fees.
[4] Including $55,900 and 81,000 from 1608913 Ontario Inc. for consulting fees for 2004 and 2005. No such payment was made in fiscal 2002 and 2003.

Employment Agreements

On June 1, 2004, AC Technical entered into a consulting agreement with 1608913 Ontario Inc. and Dominic Burns.  Pursuant to this agreement, 1608913 Ontario is to provide the exclusive services of Mr. Burns to the Company for the following compensation:

•

From October 1, 2004 until December 31, 2004 compensation at the rate of $200,900;

•

From January 1, 2005 until December 31, 2005 the sum of $221,000;

•

From January 1, 2006 until December 31, 2006 the sum of $241,200;

•

From January 1, 2007 until December 31, 2007 the sum of $261,300;

•

From January 1, 2008 until December 31, 2008 the sum of $281,400; and

•

From January 1, 2009 until December 31, 2009 the sum of $301,400.

In addition, 1608913 Ontario is entitled to a bonus payable upon the Company attaining the annual gross revenue targets specified in the agreement for the calendar years 2004 through 2009.  The bonus is 0.5% of the annual gross revenue targets for 2004 and 1% of the annual gross revenue target for 2005 through 2009.  An additional bonus of 2% will be paid for each additional increment of $402,000 annual gross revenue beyond the revenue target in any given year.  Mr. Burns’ spouse is the only beneficial owner of 1608913 Ontario.

On June 1, 2004, AC Technical entered into a consulting agreement with Nationwide Solutions Inc. and Sayan Navaratnam.  Pursuant to this agreement, Nationwide is to provide the exclusive services of Mr. Navaratnam to the Company for the following compensation:

•

From October 1, 2004 until December 31, 2004 compensation at the rate of $241,200 per annum;

•

From January 1, 2005 until December 31, 2005 the sum of $265,300;

•

From January 1, 2006 until December 31, 2006 the sum of $291,800;

•

From January 1, 2007 until December 31, 2007 the sum of $321,000;

•

From January 1, 2008 until December 31, 2008 the sum of $353,000; and

•

From January 1, 2009 until December 31, 2009 the sum of $390,000.

In addition, Nationwide is entitled to a bonus payable upon the Company attaining the annual gross revenue targets specified in the agreement for the calendar years 2004 through 2009.  The bonus is 0.5% of the annual gross revenue targets for 2004 and 1% of the annual gross revenue target for 2005 through 2009.  An additional bonus of 2% will be paid for each additional increment of $402,000 annual gross revenue beyond the revenue target in any given year.  Mr. Navaratnam is the only beneficial owner of Nationwide.

1608913 Ontario Inc. and Nationwide Solutions Inc. were structured for the personal tax benefit of Mr. Burns and Mr. Navaratnam, respectively.  Under Canadian tax law, there are potential income tax benefits to Mr. Burns and Mr. Navaratnam from structuring their relationship to the Company as Consulting Agreements between the Company and each of 1608913 Ontario Inc. and Nationwide Solutions Inc. instead of them being employed directly by the Company.  This structure does not have any effect on Creative Vistas.

The payments to Encapsulated Intersoft Systems and Nationwide Solutions Inc. were related to the services provided by Sayan Navaratnam, the chief executive officer of AC Technical Systems Ltd.

The consulting services provided by Encapsulated Intersoft Systems were on a monthly basis and were not pursuant to a written agreement.  No amounts have become due to Encapsulated Intersoft Systems after the business acquisition and leveraged buyout transactions.

We have a standard employment contract with our employees that is reviewed on an annual basis.  Of the persons who currently are parties to this employment agreement, only Ms. Lee currently falls under the category of executive staff.  There are no employment contracts with the CEO and the President.  In each standard employment contract, we have included the terms of employment, remuneration, fringe benefits, vacation, confidentiality, non-solicitation and termination of employment.

The Company has no stock option plan although it intends to adopt one during the second quarter of 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s common stock as of June 24, 2005 of each executive officer, each director, and each shareholder in addition to the selling shareholders known to be the beneficial owner of 5% or more of the Company’s Common Stock and all officers and directors as a group.  For information concerning the beneficial ownership of the Company’s Common Stock by Laurus Master Fund, Ltd. see “Selling Shareholders.”

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Sayan Navaratnam 735-125 Omni Drive Toronto, Ontario, Canada M1P 5A9	16,885,959	55.7%
Dominic Burns 15 Westlake Street Hampton, Ontario, Canada L0B 1J0	11,082,102	36.5%
Heung Hung Lee 36 Madison Heights Boulevard Markham, Ontario, Canada L6C 2E2	-0-	-0-
All officers and directors as a group (3 persons)	27,968,061	92.2%

DESCRIPTION OF SECURITIES

The Company currently has 100,000,000 authorized shares of common stock, no par value, of which, 30,335,000 shares are issued and outstanding as of the date of this registration statement and 10,262,497 are reserved for issuance upon the exercise of outstanding options and warrants and conversion of outstanding convertible notes.  In addition, the Company has 50,000,000 authorized but unissued and unreserved shares of preferred stock.  Each share of outstanding common stock is entitled to one vote.  Shares of common stock have no preemptive rights.

The rights, preferences, privileges and limitations of the preferred stock have not been established, and no series of preferred stock has been established.  The rights, preferences, privileges and limitations of the preferred stock, in one or more series, may be established by the Board without the approval of the holders of the common stock.

Authorized but unissued common stock may be issued for such consideration as the Board determines to be adequate.  Issuance of common stock could have a dilutive effect on current shareholders.  Shareholders may or may not be given the opportunity to vote on the issuance of common stock, depending upon the nature of any such transactions, applicable law, the rules and policies of the national securities exchange on which the common stock is then trading, if any, and the judgment of the Board.  Having a substantial number of authorized and unreserved shares of common stock and preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the Company’s outstanding voting stock.  Management could use the additional shares to resist a takeover effort even if the terms of the takeover offer are favored by a majority of the independent shareholders.  This could delay, defer, or prevent a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 22, 2004, we incorporated a new Ontario company, AC Technical Acquisition Corp., in order to effect the acquisition of AC Technical Systems Ltd.  Creative Vistas, Inc. owns 50 VFV shares (voting fixed value shares) and 100 NVE shares (non-voting equity shares) of AC Acquisition.  Brent Swanick owns the remaining 50 VFV shares.  The total issued share capital was CDN$100 (CDN$1 for each VFV share).  Each VFV share is only entitled to a return of CDN$1 upon dissolution of AC Acquisition and has no share in AC Acquisition’s profits; AC Acquisition is a direct subsidiary of ours and our 100 NVE shares have the entire interest in the profits of AC Acquisition.

On September 29, 2004, pursuant to a Stock Purchase Agreement with The Burns Trust (our president is one of the beneficiaries of the trust), The Navaratnam Trust (our CEO is one of the beneficiaries of the trust) and AC Technical Systems Ltd., AC Acquisition acquired all of the issued and outstanding shares of AC Technical from The Burns Trust and The Navaratnam Trust for consideration consisting of promissory notes in the aggregate amount of $3,300,000.  AC Technical became an indirect subsidiary of the Company and a wholly owned direct subsidiary of AC Acquisition.  $1,800,000 has been paid to The Burns Trust and The Navaratnam Trust through part of the funding from Laurus.  As at December 31, 2004, the aggregate outstanding payables to The Burns Trust and The Navaratnam Trust were $1,500,000 in the form of 3% promissory notes with no fixed repayment date.  The notes each with an amount of $750,000 are due to The Burns Trust (our president is one of the beneficiaries of the trust) and The Navaratnam Trust (our CEO is one of the beneficiaries of the trust), respectively.  Interest expense recognized for the year was $11,250 (2003:$Nil).  See Note 14 of the Financial Statements for the year ended December 31, 2004.

The above structure was set up for Canadian tax purposes.  This allows AC Technical to maintain its status as a Canadian Controlled Private Corporation (“CCPC”), which makes it eligible for Canadian research and development tax credits.  A CCPC is a corporation that is not controlled by a non-Canadian entity.  Consequently Brent Swanick, who is Canadian, holds 50% of the voting shares and the Company holds 50% of the voting shares and 100% of the non-voting equity shares so as to satisfy the requirement for CCPC tax treatment.  To provide  protection to the Company, there is a voting agreement between Mr. Swanick and Creative Vistas, Inc. granting Creative Vistas, Inc. the power at any time to cause Mr. Swanick to transfer his VFV shares to another person designated by Creative Vistas.  The result is that under the Canadian tax law, control is not with a foreign entity and AC Technical Systems Ltd. is considered a CCPC.  However, Creative Vistas, Inc. by virtue of its ability to cause the transfer at any time of the VFV shares, completely controls AC Technical.  However, the provisions of the voting agreement do not affect AC Technical’s qualification as a CCPC entitled to certain tax credits.

On September 30, 2004, pursuant to a Common Stock Purchase Agreement with Miller Capital Corporation and Tudor Investments LTD Profit Sharing Plan, Sayan Navaratnam, Dominic Burns, Randy Stern and Malar Trust, Inc., Sayan Navaratnam, Dominic Burns, Randy Stern and Malar Trust, Inc. purchased 28,500,000 shares of our common stock from Miller Capital Corporation and Tudor Investments LTD Profit Sharing Plan for cash consideration of $300,000.

On September 30, 2004, we entered into a series of agreements with Laurus Master Fund, Ltd. whereby we issued to Laurus (i) a secured convertible term note in the amount of $4.5 million, (ii) secured revolving notes in the aggregate maximum amount of $3 million, (iii) a related option to purchase up to 1,499,997 shares of our common stock at a price of two-thirds of a cent per share, and (iv) a seven year warrant to purchase up to 2,250,000 shares of our common stock at a price of $1.15 per share.  The loan is secured by all of our assets and the assets of our subsidiaries.

On January 31, 2003, we entered into a Subordinated Loan Agreement by which we borrowed $208,000 from Mr. Navaratnam.  The currently outstanding amount of this loan, as at March 31, 2005 is $54,000 bearing interest at 6% per annum. We pay monthly payments including interest of $10,155.  The loan has been subordinated to the Laurus loans.  No interest has been charged since September 30, 2004, see Note 6 of the financial statements as at December 31, 2004.  In 2003 and 2004, we paid Mr. Navaratnam $8,277 and $3,793, respectively, in interest on this loan.  No interest was paid for the three months period ended March 31, 2005.  In addition, we also have received advances from Mr. Navaratnam since December 24, 2003.  The balance as at March 31, 2005 and December 31, 2004 was $56,700 (2003: $34,700).  The advances have been subordinated to the Laurus loans since September 30, 2004, as non interest bearing loans with no fixed term of repayment.  We also have balances due to Mr. Burns in the amount of $74,600, $81,600 and $81,600 as of December 31, 2003, December 31, 2004 and March 31, 2005, respectively.  These loans have existed since December 31, 1999.  This loan is subordinated to Laurus Master Funds, non-interest bearing and has no fixed terms of repayment. The advances provided by Mr. Navaratnam and Mr. Burns were for working capital for the Company.  We received an advance from a company controlled by the president’s spouse with a balance of $5,500, 4,865 and $938 as at March 31, 2005, December 31, 2004 and December 31, 2003, respectively.  The advance existed since December 31, 2003.  The advance was non interest bearing and due on demand.  The advance was for payment of rent from the company controlled by the president’s spouse to another company but was paid through our bank account.  The sum of the advance has not yet been released to the company owed the rent.  See Note 6 of the Financial Statements for the year ended December 31, 2004.

As at March 31, 2005, we have an immaterial balance due from a company controlled by the president amounting to $2,219 for expenses we paid for this company.  This balance is outstanding since 2002 and was non-interest bearing and due on demand. See Note 6 of the Financial Statements for the year ended December 31, 2004.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s common stock is quoted at the present time on the OTC Bulletin Board under the symbol “CVAS”.  At June 24, 2005, the closing bid price was $0.90 per share and the closing ask price was $1.10 per share.  The security is subject to Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the penny stock rule.  See “Risk Factors—Penny Stock.”  The following table shows the range of closing bid prices per share of common stock on the OTC Bulletin Board, as reported by Pink Sheets LLC, for the periods indicated.  These quotations represent prices between dealers, do not include retail mark-ups, mark downs or commissions, and do not necessarily represent actual transactions.

Quarter ended:	Closing Low Bid Price	Closing High Bid Price
March 31, 2003	$.03	$.03
June 30, 2003	$.03	$.03
September 30, 2003	$.03	$.03
December 31, 2003	$.03	$.03
March 31, 2004	$.05	$.03
June 30, 2004	$.05	$.05
September 30, 2004	$.05	$.05
December 31, 2004	$.05	$.83
March 31, 2005	$1.03	$1.56
June 30, 2005 (through June 24, 2005)	$0.70	$1.65

The Company’s securities may not qualify for listing on Nasdaq or any other national exchange.  Even if the Company’s securities do qualify for listing, the Company may not be able to maintain the criteria necessary to ensure continued listing.  The failure of the Company to qualify its securities or to meet the relevant maintenance criteria after such qualification may result in the discontinuance of the inclusion of the Company’s securities on a national exchange.  In such event, trading, if any, in the Company’s securities may then continue in the non-Nasdaq, over-the-counter market so long as the Company continues to file periodic reports with the SEC and there remain sufficient qualified market makers in the Company’s securities.  As a result, a stockholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company’s securities.

As of April 13, 2005 there were 248 beneficial holders of the Company’s Common Stock.  The Company has 30,095,000 issued and outstanding shares of Common Stock.

Our agreements with Laurus prohibit us from declaring or paying any dividends on our Common Stock.

Shares Eligible for Future Sale

Upon completion of the offering (assuming 10,262,497 shares are issued upon the exercise of warrants and options and the conversion of convertible notes held by the selling shareholders and then sold in the offering), the Company will have 40,597,497 shares of common stock outstanding, of which 27,260,000 shares (approximately 69.2% of the shares to be outstanding) are deemed to be “restricted securities” under the Securities Act.  These shares may not be sold unless registered under the Securities Act or sold pursuant to Rule 144.  Rule 144, as currently in effect and subject to its provisions and other applicable federal and state securities laws, permits a person (or persons whose shares are aggregated) who has beneficially owned his or her shares for at least one year to sell within any three-month period a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of common stock or the average weekly trading volume during the four calendar weeks preceding the sale.  Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information concerning the Company.  Rule 144 also permits, under certain circumstances, such sale of shares without any quantity limitation or current public information by a person who is not an affiliate of the Company and who has satisfied a two-year holding period.

27,000,000 restricted shares of common stock will be eligible for sale under Rule 144 beginning September 30, 2005, 60,000 restricted shares will be eligible for sale beginning November 11, 2005, and 200,00 restricted shares will be eligible for sale beginning June 15, 2006 subject to compliance with Rule 144 volume limitations.

The Company cannot predict the number of shares of common stock which may be sold in the future pursuant to Rule 144 or otherwise since such sales will depend upon the market price of the common stock, the individual circumstances of holders thereof and other factors.  Any sales of a substantial number of shares of common stock in the public market could have a significant adverse effect on the market price of the common stock.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Torys LLP, New York, New York.  Torys LLP is a selling shareholder and owns 75,000 shares of Common Stock

EXPERTS

Our financial statements appearing in this prospectus have been audited by BDO Dunwoody LLP, independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing herein, which are included herein in reliance upon such reports, given upon the authority of said firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Our prior auditors, Semple & Cooper, LLP, resigned on January 5, 2005 and will be no longer associated with our financial statements as a result of the business acquisition and leveraged buyout transactions effective as of September 30, 2004.  On or about the same time as the transactions effective September 30, 2004, we engaged BDO Dunwoody LLP, who were the independent accountants for AC Technical Systems Ltd., to audit our financial statements for fiscal years ended December 31, 2002 and 2003.  The decision to change accountants was made with the approval of our board of directors.

During the most recent two fiscal years (2003 and 2004) and prior to the resignation of our prior auditors on January 5, 2005, the Company had not consulted with BDO Dunwoody LLP on any issue that we had previously consulted with Semple & Cooper including the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that BDO Dunwoody

LLP concluded was an important factor considered by the Company in reaching a decision as to its accounting, auditing or financial reporting issues.

No report of BDO Dunwoody LLP on our financial statements for either of the past two fiscal years contained an adverse opinion, a disclaimer of opinion or a qualification or was modified as to uncertainty, audit, scope or accounting principles.

We believe and we have been advised by Semple & Cooper, LLP that it concurs in such belief that, during the years ended September 30, 2003 and 2002 and any subsequent interim period through the date of their resignation on January 5, 2005, we did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Semple & Cooper, LLP, would have caused it to make reference in connection with its report on our financial statements to the subject matter of this disagreement.

No report of Semple & Cooper, LLP on our financial statements for the years ended September 30, 2003, 2002 and 2001 contained an adverse opinion, a disclaimer of opinion or a qualification or was modified as to uncertainty, audit, scope or accounting principles.  During the years ended September 30, 2003, 2002 and 2001 and any subsequent interim period preceding the business acquisition and leveraged buyout transactions and the former accountant’s resignation, January 5, 2005, there were no “reportable events” within the meaning of Item 304(a)(1) of Regulation S-B promulgated under the Securities Act.

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any documents filed by us at the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  We have filed a registration statement on Form SB-2 under the Securities Act with the Securities and Exchange Commission with respect to our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the Company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the Company.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website.

INDEX TO FINANCIAL STATEMENTS

Creative Vistas, Inc.

Consolidated Financial Statements

For the years ended December 31, 2004 and 2003

Report of Independent Registered Public Accounting Firm (for the period September 30, 2004 to December 31, 2004)

F-1

Report of Independent Registered Public Accounting Firm (for the period January 1, 2004 to September 29, 2004)

F-2

Balance Sheet

                                    F-3

Statement of Shareholders’ Equity and Other Comprehensive Income

                                    F-5

Statement of Operations and Other Comprehensive Income

                                    F-6

Statement of Cash Flows

                                    F-8

Notes to Financial Statements

                                    F-10

For the period ended March 31, 2005 and 2004

Balance Sheet

                                    F-37

Statement of Operations and Other Comprehensive Income

                                    F-39

Statement of Cash Flows

                                    F-41

Notes to Financial Statements

                                    F-43

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
of Creative Vistas, Inc.

We have audited the accompanying consolidated balance sheet of Creative Vistas, Inc. and its subsidiaries (referred to herein as the “Successor” of the “Company”) as of December 31, 2004 and the related consolidated statements of operations, stockholders’ equity (deficiency) and other comprehensive income and cash flows for the period from September 30, 2004 to December 31, 2004.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Creative Vistas, Inc. and its subsidiaries as of December 31, 2004 and the results of their operations and their cash flows for the period from September 30, 2004 to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

(signed)  BDO Dunwoody LLP

Chartered Accountants

Toronto, Ontario
March 9, 2005

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
of Creative Vistas, Inc.

We have audited the accompanying balance sheet of AC Technical Systems, Ltd. (referred to herein as the “Predecessor”) as of December 31, 2003 and the related statements of operations, stockholders’ equity (deficiency) and other comprehensive income and cash flows for the period from January 1, 2004 to September 29, 2004 and for the year ended December 31, 2003.  These financial statements are the responsibility of the Predecessor’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Predecessor’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Predecessor as of December 31, 2003 and the results of its operations and its cash flows for the period from January 1, 2004 to September 29, 2004 and for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3 to the financial statements, the Predecessor adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” effective January 1, 2002.

(signed)  BDO Dunwoody LLP

Chartered Accountants

Toronto, Ontario
February 24, 2005

Creative Vistas, Inc.
Consolidated Balance Sheets
	Successor	Predecessor
December 31	2004	2003

Assets
Current Assets
Cash and bank balances	$377,677	$-
Accounts receivable, net of allowance
for doubtful accounts $ 33,333 (2003-$105,671)	2,640,973	2,113,027
Income tax recoverable (Note 11)	326,834	-
Inventory, net of reserve of $nil (2003-$nil)	551,477	714,758
Prepaid expenses (Note 5)	120,990	22,845
Due from related parties (Note 6)	2,129	3,514
Deferred income taxes (Note 11)	-	20,517
	4,020,080	2,874,661
Property and equipment, net of depreciation (Note 7)	822,660	811,780
Goodwill	503,900	-
Restricted Cast (Note 4)	1,250,000	-
Deferred financing costs, net (Note 8)	1,050,986	-
Customer list (Note 9)	8,334	11,570
Deferred income taxes (Note 11)	34,640	1,196
	$7,690,600	$3,699,207
Liabilities and Shareholders' Equity (Deficiency)

Current Liabilities
Bank indebtedness (Note 10)	$2,437,929	$633,749
Accounts payable	1,418,297	1,617,231
Accrued salaries and benefits	142,070	202,981
Accrued commodity taxes	130,217	91,641
Accrued liabilities	167,104	45,936
Deferred income	190,388	101,059
Deferred income taxes (Note 11)	24,997	-
Income taxes payable (Note 11)	-	40,011
Current portion of convertible notes (Note 13)	900,000	-
Current portion of other notes payable (Note 14)	107,823	-
Mortgage loan (Note 15)	-	236,953
Due to related parties (Note 6)	4,865	117,757
	5,523,690	3,087,318
Convertible notes (Note 13)	449,808	-
Other notes payable (Note 14)	1,666,668	-
Due to related parties (Note 6)	192,391	129,568
	7,832,557	3,216,886

Shareholders' equity (deficiency)
Share capital
Authorized

Creative Vistas, Inc.
Consolidated Balance Sheets
	Successor	Predecessor
December 31	2004	2003
100,000,000 no par value common shares
50,000,000 shares of preferred stock
Issued
30,135,000 Common shares (2003-30,000,000)	-	2
Accumulated paid-in capital	4,281,668	-
Accumulated other comprehensive income	(13,709)	72,939
Accumulated retained earnings (deficit)	(1,613,816)	409,380
Continuing shareholders basis adjustments	(2,796,100)
	(141,957)	482,321

	$7,690,600	$3,699,207

The accompanying notes are an integral part of these financial statements

                            Creative Vistas, Inc.
                            Consolidated Statement of Stockholders’ Equity (Deficiency) and Other Comprehensive Income

	Shares	Amount	Additional paid-in capital	Accumulated retained earnings (deficit)	Accumulated other comprehensive income (loss)	Continuing shareholders basis adjustments	Total Stockholders’ Equity (deficiency)
Predecessor
Balance, December 31, 2002	30,000,000	$71	$-	$246,623	$5,363	$-	$252,057
Redemption during the year		(71)	-	-	-	-	(71)
Issuance of common shares		2	-	-	-	-	2
Net Income	-	-	-	162,757	-	-	162,757
Translation adjustment	-	-	-	-	67,576	-	67,576
Balance, December 31, 2003	30,000,000	2	-	409,380	72,939	-	482,321
Net loss	-	-	-	(765,653)	-	-	(765,653)
Translation adjustment	-	-	-	-	(27,038)	-	(27,038)
Balance, September 29, 2004	30,000,000	2	-	(356,273)	45,901	-	(310,370)
Successor
Continuing shareholders basis adjustment	-	(2)	-	-	-	(2,796,100)	(2,796,102)
Stock-based compensation to non-employees	135,000	-	149,000	-	-	-	149,000
Conversion features of options and warrants (Note 17)	-	-	4,132,668	-	-	-	4,132,668
Net loss	-	-	-	(1,257,543)	-	-	(1,257,543)
Translation adjustment					(59,610)	-	(59,610)
Balance, December 31, 2004	30,135,000	$-	$4,281,668	$(1,613,816)	$(13,709)	(2,796,100)	(141,957)

The accompanying notes are an integral part of these financial statements

                                            Creative Vistas, Inc.
                                            Consolidated Statement of Operations and Other Comprehensive Income

	Successor	Predecessor
	Period from September 30, 2004 to December 31, 2004	Period from January 1, 2004 to September 29, 2004	Year Ended December 31, 2003

Contract and service revenue
Contract	$2,177,587	$5,268,773	$8,372,470
Service	228,126	783,184	878,874
	2,405,713	6,051,957	9,251,344

Cost of sales
Contract	1,669,616	3,689,980	5,328,814
Service	105,620	418,563	472,894
	1,775,236	4,108,543	5,801,708

Gross margin	630,477	1,943,414	3,449,636

Operating expense
Project	314,835	1,087,741	1,337,895
Selling	269,756	733,138	906,776
General and administrative	601,439	1,058,142	951,567
	1,186,030	2,879,021	3,196,238

Income (loss) from operations	(555,553)	(935,607)	253,398

Interest
Interest (Note 6, 13, 14 and 15)	109,869	23,550	24,868
Amortization of debt discount and	548,539	-	-
deferred charges (Note 8 and 13)
	658,408	23,550	24,868

Income (loss) before income taxes	(1,213,961)	(959,157)	228,530

Income taxes (Note 11)	43,582	(193,504)	65,773
Net income (loss)	(1,257,543)	(765,653)	162,757

Other comprehensive income (loss):
Foreign currency
translation adjustment	(59,612)	(27,038)	67,576

Comprehensive income (loss)	$(1,317,155)	$(792,691)	$230,333

Basic weighted-average shares (Note 18)	30,014,753	30,000,000	30,000,000

Basic earnings per share (Note 18)	$(0.04)	$(0.03)	$0.01

Diluted earnings per share (Note 18)	$(0.04)	$(0.03)	$0.01

                                                            Creative Vistas, Inc.
                                                            Consolidated Statement of Cash Flows

	Successor	Predecessor
	Period from September 30, 2004 to December 31, 2004	Period from January 1, 2004 to September 29, 2004	Year Ended December 31, 2003

Cash provided by (used in)
Operating activities
Net income (loss)	$(1,257,543)	$(765,653)	$162,757
Adjustments to reconcile
net income (loss) to net
cash (loss) to net cash
provided by (used in)
operating activities
Depreciation of capital assets	13,640	37,589	51,520
Amortization of customer lists	1,025	2,823	3,568
Amortization of discount on notes	211,580	-	-
Amortization of beneficial	211,580	-	-
conversion features
Amortization of deferred charges	125,379	-	-
Bad debt expenses	34,830	1,055
Deferred income taxes	74,538	(125,740)	22,120
Stock-based	185,058	-	-
compensation expenses
Changes in non-cash
working capital balance
Accounts receivable	(324,289)	(60,518)	(357,480)
Inventory	23,192	178,160	(113,174)
Prepaid expenses	4,991	(2,891)	(16,233)
Deferred income taxes	75,936	-	(6,817)
Accounts payable and other	(386,102)	52,095	(89,727)
accrued liabilities
Deferred revenue	(167,798)	227,503	(102,023)
Income taxes payable	(249,642)	(105,043)	(31)
	(1,423,625)	(560,620)	(445,520)

Investing activities
Due from related parties	1,640	-	1,333
Purchase of property and equipment	-	(967)	(39,584)
Investment in subsidiary	(1,800,079)	-	-
	(1,798,439)	(967)	(38,251)

Financing activities
Increase in bank indebtedness	1,334,719	394,729	354,950
Deferred financing costs	(751,289)	-	-
Due to related parties	5,182	(67,968)	146,932
Notes payable	-	248,006	-
Convertible notes	4,500,000	-	-
Repayment of mortgage principal	(237,463)	(13,180)	(18,042)
Redemption of common shares	-	-	(71)
Issuance of common shares	-	-	2
	4,851,149	561,587	483,771

Effect of foreign exchange rate changes on cash	(1,408)	-	-

Net change in cash and cash equivalents	1,627,677	-	-
Cash and cash equivalents, beginning of year	-	-	-
Cash and cash equivalents, end of year	$1,627,677	$-	$-

Supplemental Cash Flow Information
Cash paid for interest	$212,532	$236,082	$63,409
Cash paid for income taxes	$-	$37,278	$7,135
Non cash expenses relating to business acquisition and leveraged buyout	$134.239	$-	$-

Creative Vistas, Inc.
Notes to Consolidated Financial Statements
For the year ended December 31, 2004

1.

Nature of Business

On September 30, 2004 the ultimate stockholders of AC Technical Systems Ltd. (“AC Technical”) entered into a series of transactions to acquire a controlling stock interest in Creative Vistas, Inc. (“CVAS”).  On September 30, 2004, the CVAS’ stockholders entered into a Common Stock Purchase Agreement (the “Agreement”) with Sayan Navaratnam, Dominic Burns, Randy Stern and Malar Trust, Inc. (a corporation controlled by Sayan Navaratnam).  Pursuant to the Agreement, Miller Capital Corporation and Tudor Investments LTD agreed to sell 28,500,000 shares of CVAS to Sayan Navaratnam, Dominic Burns, Randy Stern and Malar Trust, Inc. for cash consideration of $300,000.

Prior to the consummation of the Agreement, CVAS completed a series of transactions resulting in AC Technical becoming a subsidiary of CVAS.  On September 22, 2004, CVAS incorporated a new Ontario company, AC Technical Acquisition Corp.(“AC Acquisition”) controlled by CVAS through a voting agreement with Brent Swanick.  CVAS owns 50 VFV shares (voting fixed shares) and 100 NVE shares (non-voting equity).  Brent Swanick owns the remaining 50 VFV shares.  The total issued share capital was $100 ($1 for each VFV share).  There was no par value for the NVE shares; AC Acquisition is a subsidiary of Creative Vistas, Inc.  Subsequently, on September 29, 2004, pursuant to a Stock Purchase Agreement with The Burns Trust, The Navaratnam Trust and AC Technical, AC Acquisition acquired all of the issued and outstanding shares of AC Technical form The Burns Trust and The Navaratnam Trust for consideration consisting of promissory notes in the aggregate amount of $3,300,000.  AC Technical became a subsidiary of CVAS.

On September 30, 2004, concurrent with the consummation of the Agreement, the Registrant entered into a number of agreements with Laurus Master Fund, Ltd. (“Laurus”) for (i) a secured convertible term note (the “Note”) in the amount of $4.5 million and (ii) secured revolving notes (together with the Term Note, the “Notes”) in the aggregate maximum amount of $3 million, (iii) a related options to purchase up to 1,499,997 shares of our common stock at a price of two-thirds of a cent per share (the “Option”), and (iv) a seven year warrant to purchase up to 2,250,000 shares of our common stock at a price of $1.15 per share (the “Warrant”).  The Notes are secured by all of the assets of CVAS and its subsidiaries.

CVAS loaned the proceeds of the Notes to AC Acquisition. AC Acquisition used the funds received to repay an aggregate of $1.8 million of the principal amount of the promissory notes and to pay transaction costs.  The inter-company balance is subject to interest at a negotiated interest rate.

After the completion of the business acquisition and leveraged buyout transactions AC Technical’s previous ultimate stockholders Sayan Navaratnam and Dominic Burns controlled 56% and 37% respectively of the common shares of CVAS.  Consequently, the acquisition of the controlling stock interest in the non-operating public shell corporation, CVAS (the legal acquirer), by the shareholders of AC Technical, has been accounted for as a business acquisition and leveraged buyout under EITF 88-16.

On September 30, 2004 the previous management and Directors of CVAS resigned and in addition to being appointed to the Board of Directors Sayan Navaratnam and Dominic Burns were appointed Chief Executive Officer and President respectively.  Additionally, AC Technical’s Chief Financial Officer, Heung Hung Lee, was appointed Chief Financial Officer of CVAS.

The Predecessor, A.C. Technical Systems Ltd. a corporation incorporated under the laws of the Province of Ontario, is engaged in the engineering, design, installation, integration and servicing of various types of security systems.  The Company operates under the trade name of AC Technical Systems.  The financial statements presented herein prior to September 30, 2004 are those of the Predecessor.  No financial statements are presented for the shell company, Creative Vistas, Inc., prior to the business acquisition and leveraged buyout transaction because, prior to the September 30, 2004 transactions, its assets and results were immaterial.

2.

Stock Splits

On December 23, 2004, the Company’s board of directors declared a three-for-one stock split on the shares of the Company’s common stock. Each shareholder of record on December 17, 2004, received two additional shares of common stock for each share of common stock then held. The Company retained the current par value of $Nil per share for all shares of common stock. All references in the financial statements to the number of shares outstanding, per share amounts, and stock option data of the Company’s common stock have been restated to reflect the effect of the stock split for all periods presented.

3.

Summary of Significant Accounting Polices

Basis of Presentation

The accompanying financial statements as at and for the fiscal period ended December 31, 2004 have been prepared by management from the historical financial records of A.C. Technical Systems Ltd. in accordance with United States generally accepted accounting principles (“GAAP”) applicable to the respective periods.

The consolidated balance sheets as at December 31, 2004 and statement of operations and cash flows for the period from September 30, 2004 to December 31, 2004 include the accounts of CVAS, AC Acquisition and AC Technical.  The Company’s balance sheet as at December 31, 2003 and statement of operations and cash flows for the periods ended September 29, 2004 and December 31, 2003 include the accounts of AC Technical.  No financial statements are presented for the shell company, Creative Vistas, Inc., prior to the business acquisition and leveraged buyout transactions because, prior to the September 30, 2004 transaction, its assets and results were immaterial.  All material inter-company accounts, transactions and profits have been eliminated.

Cash and Cash Equivalents

The Company considers all cash and highly liquid investments purchased with an initial maturity of three months or less to be cash and cash equivalents.

The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits.  The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risks on cash and cash equivalents.

The Company’s cash and cash equivalents were $377,677 and $Nil as at December 31, 2004 and 2003.  During the fiscal periods ended December 31, 2004 and 2003 the Company experience net cash outflows from the operating activities.  During these fiscal periods the Company financed its operations through borrowings with a financial institution and loans from related and third parties.  All incoming cash is deposited into the bank account with the operating line facility in order to reduce interest payments.  Therefore, there are no cash balances for fiscal year ended December 31, 2003.

Accounts Receivable

The Company extends credit to its customers based upon a written credit policy.  Accounts receivable are recorded at the invoiced amount and do not bear interest.  The allowance for doubtful accounts is the Company’s best estimate for the amount of probable credit losses in the Company’s existing accounts receivable.  The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information.  Receivable balances are reviewed on an aged basis and account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Investment Tax Credits

Investment tax credits are accrued when qualifying expenditures are made and there is reasonable assurance that the credits will be realized.  Investment tax credits earned with respect to current expenditures for qualified research and development activities are included in the statement of operations as a reduction of expenses.  Tax credits earned with respect to capital expenditures are applied to reduce the cost of the related capital assets.

Research and Development Expenditures

Research and development costs (other than capital expenditures) are expensed as incurred.  Expenditures are reduced by any related investment tax credits.

Inventory

Inventory consists of materials and supplies and is stated at the lower of cost and market value.  Cost is generally determined on the first in, first out basis.  The inventory is net of estimated obsolescence, and excess inventory based upon assumptions about future demand and market conditions.

Property and Equipment

Property and equipment is stated at original cost.  Expenditures for improvements that significantly add to productive capacity or extend the useful life of an asset are capitalized.  Expenditures for maintenance and repairs are expensed when incurred.  Depreciation per annum is computed over the estimated useful life as follows:

Industrial condominium	4% declining balance basis
Equipment	20% declining balance basis
Furniture and fixtures	20% declining balance basis
Computer equipment	30% declining balance basis

Customer List

Customer list represents the acquisition cost of an acquired customer list and is recorded at cost less accumulated amortization.  Amortization is provided on a straight-line basis over the period of expected benefit of 5 years.  The Company reviews the revenues from the customer list at each balance sheet date to determine whether circumstances indicate that the carrying amount of the asset should be assessed.

Long-Lived Assets

The Company reviews its long-lived assets for impairment at each balance sheet date and whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed.  To determine if an impairment exists, the Company estimates the future undiscounted cash flows expected to result from the use of the asset being reviewed for impairment.  If the sum of these expected future cash flows is less than the carrying amount of the asset, the Company recognizes an impairment loss in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  The amount of the impairment recognized is determined by estimating the fair value of the assets and recording a loss for the excess of the carrying value over the fair value.

Goodwill

Goodwill is evaluated for potential impairment on an annual basis or whenever events or circumstances indicate that an impairment may have occurred. Statement of Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, (“SFAS No. 142”) requires that goodwill be tested for impairment using a two-step process. The first step of the goodwill impairment test, used to identify potential impairment, compares the estimated fair value of the reporting unit containing goodwill with the related carrying amount. If the estimated fair value of the reporting unit exceeds its carrying amount, the reporting unit’s goodwill is not considered to be impaired and the second step of the impairment test is unnecessary. If the reporting unit’s carrying amount exceeds its estimated fair value, the second step test must be performed to measure the amount of the goodwill impairment loss, if any. The second step test compares the implied fair value of the reporting unit’s goodwill, determined in the same manner as the amount of goodwill recognized in a business combination, with the carrying amount of such goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of the goodwill so calculated, an impairment loss is recognized in an amount equal to the excess.

Deferred Financing Costs

Deferred financing costs represent costs directly related to obtaining of financing.  Deferred financing costs are amortized over the term of the related indebtedness using the effective interest method.

Continuing Shareholders’ Basis Adjustment

AC Technical was acquired by AC Acquisition on September 30, 2004 as described in Notes 1 and 19.  This transaction was accounted for as a purchase in accordance with Standards of Financial Accounting Standards No. 141 “Business Combinations”.  As a result of a 87% continuing ownership interest in the Company by certain shareholders (“Continuing Shareholders”), 13% of the purchase price was allocated to the assets and liabilities acquired at their respective fair values with the remaining 87% ownership interest recorded at the Continuing Shareholders’ historical book values as of the date of acquisition in accordance with Issue No. 88−16 of the Emerging Issues Task Force of the Financial Accounting Standards

Board “Basis in Leveraged Buyout Transactions”(“EITF 88−16”).  As a result of the carryover of the Continuing Shareholders’ historical basis, shareholders’ equity of the Company has been reduced by $2,796,102 with a corresponding reduction in the amount assigned to goodwill.

Issuance of Equity Instruments for Services

Stock-based awards to non-employees are accounted for based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable in accordance with the provisions of Statement of Financial Accounting  Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, and Emerging  Issues Task Force (“EITF”) Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services.

Revenue Recognition

Contract Revenue

Software Related Services – Software related services include services to customize or enhance the software so that the software performs in accordance with specific customer requirements.  As these services are essential to provide the required functionality, revenue from these arrangements is recognized in accordance Statement of Position (SOP) 81-1, “Accounting for Certain Construction Type and Certain Production Type Contracts, using either the percentage-of-completion method or the completed contract method.  The percentage-of-completion method is used when the required services are quantifiable, based on the estimated number of labor hours necessary to complete the project, and under that method revenues are recognized using labor hours incurred as the measure of progress towards completion but is limited to revenue that has been earned by the attainment of any milestones included in the contract.  The completed contract method is used when the required services are not quantifiable, and under that method revenues are recognized only when we have satisfied all of our product and/or service delivery obligations to the customer.

Security Systems – Security systems revenue consists of fees generated from consulting, audit, review, planning, engineering and design, supply of hardwares system installation and project management.  Revenue from contracts where performance extends beyond one or more accounting periods is recognized in accordance with SOP 81-1, SEC Staff Accounting Bulletin 104, “Update of Codification of Staff Accounting Bulletins” and EITF 00-21, “Revenue Arrangements with Multiple Deliverables”.  The recognition of revenue reflects the degree of completeness based upon project drawings, project schedules, progress of actual installation and are further validated by visual observations by product managers, quality inspectors and construction advisors, if applicable.  When the current estimated costs to complete indicate a loss, such losses are immediately recognized for accounting purposes.

For contracts of shorter duration, revenue is generally recognized when services are performed.  Contractual terms may include the following payment arrangements: fixed fee, full-time equivalent, milestone, and time and material.  In order to recognize revenue, the following criteria must be met:

•

Signed agreement — The agreement must be signed by the customer.

•

Fixed Fee — The signed agreement must specify the fees to be received for the services.

•

Delivery has occurred — Delivery is substantiated by time cards and where applicable, supplemented by an acceptance from the customer that milestones as agreed in the statement have been met.

•

Collectibility is probable — The Company conducts a credit review for significant transactions at the time of the engagement to determine the credit-worthiness of the customer.  Collections are monitored over the term of each project, and if a customer becomes delinquent, the revenue may be deferred.

Service Revenue

Service revenue consists of fees generated by providing monitoring services, preventive maintenance and technical support, product maintenance and upgrades.  Monitoring services and preventive maintenance and technical support are generally provided under contracts for terms varying from one to six years.  A customer typically prepays monitoring services and preventive maintenance and technical support fees for an initial period, and the related revenue is deferred and generally recognized over the term of such initial period.  Rates for product maintenance and upgrades are generally provided under time and material contracts.  Revenue for these services is recognized in the period in which the services are provided

Warranty

The Company carries a reserve based upon historical warranty claims experience.  Additionally, warranty accruals are established on the basis of anticipated future expenditures as specific warranty obligations are identified and they are charged against the accrual.  Expenditures exceeding such accruals are expensed direct to cost of sales.

Loss per share

The Company applies Statement of Financial Accounting Standards No. 128, Earnings Per Share (FAS 128). Basic loss per share (“LPS”) is computed using the weighted average number of common shares outstanding during the period.  Diluted LPS is computed using the weighted average number of common and dilutive potential common shares outstanding during the period.  Dilutive potential common shares consist of common stock issuable upon exercise of stock options and warrants using the treasury stock method. No adjustments to earnings were made for purposes of per share calculations.  The Company has reported a net loss for the year ended December 31, 2004.  As a result, 1,499,999 and 2,989,500 shares of common stock, which may be issued upon exercise of options and warrants respectively, have been excluded from the calculation of diluted loss per share, for the year ended December 31, 2004, because their inclusion would be anti-dilutive.  There were no options or warrants granted in 2003.

Financial Instruments

The carrying value of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value because of the short maturities of those instruments.  Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of convertible notes and notes payable also approximates fair value except notes payable due to The Burns Trust and the Navaratnam Trust and related party balances for which the fair value is not determinable.

Credit Risk

The Company’s financial assets that are exposed to credit risk consist primarily of cash and equivalents and accounts receivable.  Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers serviced by the Company and their generally short payment terms.

Fair Value

The carrying value of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and long-term notes payable approximate their fair value as of December 31, 2003 and 2004.

Foreign Currency Translation

The Company maintains its accounts in United States dollars and in Canadian dollars for Canadian-based subsidiaries.  The financial statements have been translated into United States dollars in accordance with SFAS. No. 52, Foreign Currency Translation.

All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date.  Statement of operations amounts have been translated using the average exchange rate for the year.  The gains and losses resulting from the changes in exchange rates from year to year have been reported separately as a component of comprehensive income.

Income Taxes

The Company accounts for income taxes using the asset and liability approach in accordance with SFAS No. 109, Accounting for Income Taxes.  The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.  A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The provision for income taxes consists of an amount for the taxes currently payable and a provision for the tax consequences deferred to future periods.

Comprehensive Income

Comprehensive income equals net income plus other comprehensive income. Other comprehensive income refers to foreign currency translation adjustments.

Accounting Estimates

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities.  The estimates and assumptions used in the accompanying financial statements are based upon management’s evaluation of the relevant facts and circumstances as of the date of the financial statements.  Actual results may differ from the estimates and assumptions used in preparing the accompanying financial statements.

Recent Accounting Pronouncements

In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. (“FIN”) 46, “Consolidation of Variable Interest Entities.” This interpretation of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” addresses consolidation by business enterprises of variable interest entities.  FIN 46 explains the concept of a variable interest entity and requires consolidation by the primary beneficiary where there is a controlling financial interest in a variable interest entity or where the variable interest entity does not have sufficient equity at risk to finance its activities without additional subordinated financial support from other parties.  The primary beneficiary is the party that is exposed to the majority of the risk or stands to benefit the most from the entity’s activities.  In December 2003, the FASB released a revised version of FIN 46 (hereafter referred to as FIN 46R) clarifying certain aspects of FIN 46 and providing certain entities with exemptions from the requirements of FIN 46.  Based upon management’s evaluation of FIN 46R, the adoption did not have a material effect on the consolidated financial statements.

In April 2004, the Financial Accounting Standards Board (FASB) issued FASB Staff Position (“FSP”) FSP 129-1, “Disclosure of Information about Capital Structure, Relating to Contingently Convertible Securities”. The purpose of this FASB Staff Position is to interpret how the disclosure provisions of Statement 129 apply to contingently convertible securities and to their potentially dilutive effects on EPS. FSP explains that Statement 129 applies to all contingently convertible securities, including those containing contingent conversion requirements that have not been met and are not otherwise required to be included in the computation of diluted EPS in accordance with FASB Statement No. 128, Earnings per share.  To comply with paragraph 4 of Statement 129, the significant terms of the conversion features of the contingently convertible security should be disclosed to enable users of financial statements to understand the circumstances of the contingency and the potential impact of conversion. Quantitative and qualitative terms of the contingently convertible security, disclosure of which would be helpful in understanding both the nature of the contingency and the potential impact of conversion. The guidance in this FSP is effective immediately. The Company adopted the disclosure provision required by FAS 129.

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 151, “Inventory Costs-an Amendment of ARB No. 43, Chapter 4”. The standard adopts the view related to inventories that abnormal amounts of idle capacity and spoilage costs should be excluded from the cost of inventory and expensed when incurred.  Additionally, the meaning of the term ‘normal capacity’ was clarified.  Based on the management’s evaluation of EITF 04-8, the adoption is not expected to have a material effect on the consolidated financial statements.

In December 2004, the Financial Accounting Standard Board (FASB) issued FASB Statement No. 123R (Revised), “Share-Based Payment which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation”.  Statement No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash Flows. Statement No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values and, for small business issuers, is effective at the beginning of the first annual period beginning after December 15, 2005.  During the year, the Company has not issued any stock-based awards to employees.

In September 2004, the Financial Accounting Standard Board (FASB) issued EITF 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share”. This Issue addresses when contingently convertible instruments should be included in diluted earnings per share. The Task Force reached a consensus that contingently convertible instruments should be included in diluted earnings per share (if dilutive) regardless of whether the market price trigger has been met. The Task Force also agreed that the consensus should be applied to instruments that have multiple contingencies if one of the contingencies is a market price trigger and the instrument is convertible or settleable in shares based on meeting a market condition.  Based on management’s evaluation of EITF 04-8, the adoption did not have a significant effect on the consolidated financial statements.

4.

Restricted Cash

The balance at December 31, 2004 includes $1,250,000 which was deposited in a restricted bank account.  Pursuant to the Securities Purchase Agreement between the Laurus Master Fund (“Laurus”) and the Company and a restricted account agreement entered into by the Company, Laurus and a US bank, the $1,250,000 was deposited into a restricted account for the benefit of Laurus as security for the Company obligations under the Purchase Agreement and the Related Agreements.  The restricted account shall be maintained at the Bank until the receipt of confirmation from the Securities and Exchange Commission that an effective Registration Statements under the Securities Act of 1933 has become effective or certain provision set out in the agreement are achieved by the Company to Laurus. The ability to use the funds is subject to limitations and restrictions.  Subsequent to year ended, Laurus has released $125,000 from the restricted account to the Company for the secured promissory note issued by dataBahn, Inc. (also see Note 20).

5.

Prepaid expenses

The balance consists of the following:

	2004	2003
Consulting and professional fees	$ 98,182	$ -
Refundable deposit	22,808	22,845
	$ 120,990	$ 22,845

6.

Related Party Transactions

Balances due from related parties are as follows:

2004		2003
Balance due from a company controlled by the president, non-interest bearing and due on demand	2,129	1,971
Balance due from the president of the company, non-interest bearing and due on demand	-	1,543
2,129		3,514
Balances due to related parties are as follows:
Advances from the Chief Executive Officer (CEO) of the Company, non-interest bearing with no fixed terms of repayment. The loan is subordinated to the Laurus loan	56,736	34,709

Subordinated loan - advances from the CEO and is secured by a promissory note, a third ranking general security agreement, assignment of insurance policy, a second mortgage on the industrial condominium up to $269,955, personal guarantee of the president and his spouse up to $539,910, and a collateral second mortgage on the president's principal residence up to $77,130, bearing interest at 6% per annum, repayable in blended monthly payments of $10,155. The loan should be matured on February 14, 2005.  However, the loan is subordinated to Laurus with no fixed terms of repayment and no interest will be charged from September 30, 2004.  Total interest for the year was $3,793 (2003: $8,277).

	54,055	136,987
Loan payable to a company controlled by the president's Spouse, non-interest bearing and due on demand	4,865	938
Loan payable to the president of the Company, non-interest bearing with no fixed terms of repayment. The loan is subordinated to Laurus	81,600	74,691
	197,256	247,325
Less current portion	4,865	117,757
	192,391	129,568

During the year, $243,000 (2003 - $134,000) in consulting fees and $4,328 (2003 - $8,277) in interest were paid to the Companies controlled by the CEO.   In addition, $81,000 (2003 - $Nil) in consulting fees were paid to the Company controlled by the president's spouse.

7. Property and Equipment

		2004		2003
	Cost	Accumulated Depreciation	Cost	Accumulated Depreciation
Land	$ 82,713	$ -	$ 76,556	$ -
Industrial condominium	713,328	69,070	660,234	39,083
Equipment	66,670	28,635	61,708	17,702
Furniture and fixtures	53,628	23,601	49,636	14,896
Computer equipment	75,524	47,897	68,912	33,585
	$ 991,863	169,203	$ 917,046	105,266
Net book value		$ 822,660		$ 811,780

8.

Deferred Financing Costs, Net

Deferred financing costs, net are associated with the Company's revolving line of credit and term note from a financial institution. (see Note 10 and 13)  Balance included $425,076 which was related to the warrants issued pursuant to investment banking fees. For the year ended December 31, 2004, the amortization of deferred financing cost approximated $125,379 (2003:Nil). There was no amortization of deferred financings costs in 2003.

	2004	2003

Cost	$ 1,176,365	$ -
Accumulated amortization	125,379	-
	$ 1,050,986	$ -

The estimated amortization expense for each of the next three fiscal years is as follows:

Year	Amount
2005	$ 471,892
2006	379,058
2007	200,036
$ 1,050,986

9.

Customer List

		2004		2003
	Cost	Accumulated Depreciation	Cost	Accumulated Depreciation
Customer list	$ 16,667	8,333	$ 19,284	7,714
		$ 8,334		$ 11,570

Amortization expense for the year ended December 31, 2004 amounted to $3,848 (2003-$3,568).

The estimated amortization expense for each of the next three fiscal years is as follows:

Year	Amount
2005	$3,857
2006	3,857
2007	620
$8,334

10.

Bank Indebtedness

	2004	2003

Borrowings under revolving line of credit	$2,437,929	$-
Bank overdraft	-	55,268
Demand overdraft facility and operating loan	-	578,481

	$2,437,929	$633,749

F-24

The Company has a $3,000,000 secured revolving line of credit, including a secured convertible minimum borrowing note in the amount of $1,000,000 (see Note 13), with Laurus which is renewable in September 30, 2007.  Advances under this facility of $2,437,929 at December 31, 2004 are collateralized by the assets of the Company.  Interest on these borrowings is payable monthly at a minimum of 6% interest rate on the outstanding balance or an agreed upon formula of prime plus 2%.

The balance as at December 31, 2003 was related to a revolving credit facility with a Canadian Chartered Bank entered by A.C. Technical Systems Ltd., the wholly owned subsidiary of the Company.  The balance was settled during the year.

11.

Incomes Taxes

The Company's provision for (recovery of) income taxes is comprised as follows:

	2004	2003

U.S.	$-	$-
Canadian
Current	(98,719)	43,653
Deferred	(51,203)	22,120
	$(149,922)	$65,773

	2004	2003
Reconciliation to statutory rates is as follows:
Income (loss) before income taxes
Income (loss) from U.S. sales	$(876,872)	$-
Income (loss) from Canadian sales	(1,296,246)	228,530
	(2,173,118)	228,530
Statutory tax rates for U.S.	41.00%	41.00%
Statutory tax rates for Canadian Federal	43.62%	41.6%

The Company has unutilized taxable losses in the United States available for carry forward to reduce income taxes of approximately $222,000 otherwise payable in future years.  In addition, the Company has unutilized taxable losses in the Canadian taxes available for carry forward to reduce income taxes of approximately $290,000 otherwise payable in future years.

	2004		2003
Expected income tax expense (recovery)	$(924,662)	(42.6%)	$95,114	41.6%
Increase (decrease) in taxes resulting from:
Valuation allowances	512,813	23.1%	-	0.0%
Permanent differences	186,949	8.6%	20,878	9.1%
Small business and other tax rate reductions	55,558	2.6%	(48,458)	(21.2%)
Other	19,420	1.0%	(1,761)	(0.7%)
Income tax expenses (recovery)	$(149,922)	(7.0%)	$65,773	28.8%

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 2004 and 2003 are presented below:

	2004	2003

Assets
Investment tax credits	$1,090	$72,465
Tax benefits on losses carried forward under U.S. tax rate	222,019	-
Tax benefits on losses carried forward under Canadian tax rate	290,795	-
Accounting depreciation in excess of tax depreciation	-	926
Other	50,920	3,162
	564,824	76,553
Less: valuation allowance	(512,813)	-
	(52,011)	76,553
Less: current portion	(16,071)	(42,654)
	$35,940	$33,899

Liabilities
Income tax depreciation in excess of accounting depreciation	$1,300	$3,085
Investment tax credits taxable in the future	8,219	26,147
Other	32,849	25,608

	42,368	54,840
Less: current portion	(41,068)	(22,137)
	$1,300	$32,703

Net deferred income taxes

	2004	2003
Current
Assets	$16,071	$42,654
Liabilities	(41,068)	(22,137)
	$(24,997)	$20,517

Long-term
Assets	35,940	33,899
Liabilities	(1,300)	(32,703)
	$34,640	$1,196

Total	$9,643	$21,713

12.

Warranty

As part of the installation, the Company has provided its customers with warranties.  The warranties generally extend ninety days labor and one year on equipment from the date of project completion.

	2004	2003

Balance, beginning of year	$ -	$ -
Expenses incurred	(10,556)	(14,082)
Provisions made	19,784	14,082
Balance, end of year	$ 9,228	$ -

13.

Convertible Notes

On September 30, 2004, the Company entered into a series of agreements with Laurus Master Fund, Ltd., a Cayman Islands company, pursuant to which the Company issued a Secured Convertible Term Note in the principal amount of $4,500,000 due September 30, 2007, secured revolving note and secured convertible minimum borrowing note (the "revolving note") of up to a maximum aggregate amount of $2,000,000 and $1,000,000 due September 30, 2007, a common stock purchase warrant and a stock purchase option.

Pursuant to the Secured Convertible Term Note, Laurus provided the Company with a $4,500,000 asset based credit facility in the form of a three-year Convertible Note secured by all the assets of the Company and its subsidiaries including accounts receivable, inventory and realproperty. The term note is convertible into shares of the Company's common stock at an initial fixed conversion rate of $1.00 per share.

At the closing of the transaction, Laurus funded $3,250,000 to the Company under the Convertible Note.  Pursuant to the Securities Purchase Agreement between Laurus and the Company and a restricted account agreement entered into by the Company, Laurus and a US bank, the remaining $1,250,000 was deposited into a restricted account for the benefit of Laurus as additional security for the obligations of the Company under the purchase agreement and the related agreements.  The restricted account is to be maintained at the US bank until the effectiveness of the registration statement and certain other conditions set out in the agreement are satisfied by the Company.  The ability to use the funds is subject to limitations and restrictions.  At Laurus'discretion, the restricted account is a potential source of financing of future Company acquisitions without the Company having to negotiate new definitive documentation.  Subsequent to year end, Laurus has released $125,000 from the restricted account to the Company to fund the Company's loan to dataBahn on March 9, 2005.  The $1,250,000 restricted account amount as of December 31, 2004 is included on the Balance Sheet under the caption "Cash and Bank Balance".

The principal amounts of the term note and the revolving notes bear interest at the prime rate plus two percent with a minimum rate of six percent. The effective interest rate of 9.89%, includes accretion of debt discount and amortization of the beneficial conversion feature.  Interest accrued on the term note but was not payable until October 31, 2004. Interest on the revolving note accrues but is not payable until maturity.  Interest is calculated on the basis of a 360 day year.  The minimum monthly payment on the term note is $100,000, plus the monthly interest payment, and may be paid in cash, the common stock of the Company or a combination thereof, dependant upon the occurrence of certain criteria.  Laurus has the option to convert the entire principal amount of the term note and revolving notes, together with interest thereon into shares of the Company's common stock at a conversion price of $1 per common share.  The amount convertible into the Company's common stock is subject to a restriction that Laurus beneficially own no more than 4.99% of the Company's outstanding common stock immediately after conversion. The balance of the secured revolving notes was $2,437,929 as at December 31, 2004.

Pursuant to the Secured Convertible Term Note, subject to certain volume limitations and other conditions, all or a portion of the monthly payment due on the Convertible Term Note will be converted into the common stock of the Company if the market price of the Company's common stock reaches a level, for 5 consecutive trading days, which is above 110% of $1.00 (the "Fixed Conversion Price").  If the average closing price of the common stock as reported by Bloomberg, L.P. for the 5 consecutive trading days immediately preceding the date of notice of conversion is greater than or equal to 110% of the Fixed Conversion Price and the amount of the conversion does not exceed 25% of the aggregate dollar trading volume of the common stock for the 22 day trading period immediately preceding delivery of the repayment notice then the Company must convert the monthly amount due into shares of the Company's common stock.  If  the above criteria are not met, then the Company shall convert only the part of the monthly amount that meets the criteria.  Any amounts due that do not meet the criteria are to be paid by the Company in cash.  No amount can be converted until there is an effective registration statement.

Subject to certain conditions, if the average closing price of the common stock is less than 110% of the Fixed Conversion Price for the 5 trading days immediately preceding a repayment date, then Laurus shall provide the Company with a repayment notice requiring the conversion of the monthly amount at a Fixed Conversion Price equal to the lesser of 85% of the average of the closing prices of the common stock during the preceding 20 trading days and 85% of the average of the 3 closing prices of the common stock for the  preceding 3 trading days, provided that the conversion of the monthly amount due does not exceed 25% of the aggregate dollar trading volume of the common stock for the 22 days preceding delivery of a repayment notice.  Any amounts due that do not meet the criteria are to be paid by the Company in cash at the conversion price of less than $0.73.

Subject to certain conditions, if after the date a registration statement covering the resale of the conversion shares is declared effective, the closing price for any 10 consecutive trading days exceeds 135% of the then effective Fixed Conversion Price, Laurus will within 10 trading days convert all or part of the then outstanding principal amount of the term note plus all accrued but unpaid interest into shares of the Company's common stock.

Pursuant to the Secured Convertible Minimum Borrowing Note, subject to certain volume limitations and other conditions, if after the date a registration statement covering the resale of the conversion shares is declared effective, the closing price for any 10 consecutive trading days exceeds 135% of the then effective Fixed Conversion Price, Laurus will within 10 trading days convert all or part of the then outstanding amount of the secured convertible minimum borrowing note plus all accrued but unpaid interest into shares of the Company's common stock.  No amount can be converted until there is an effective registration statement.

The Fixed Conversion Price is subject to adjustment, with customary exceptions and on a weighted-average basis, for stock splits, combinations, stock dividends and similar events.

The Company has granted Laurus a right of first refusal with respect to any debt or equity financings for a period of 120 days after completion of the business acquisition and leveraged buyout transaction.

Convertible notes, net of current portions is comprised of:

	2004	2003
7% convertible term note due to Laurus, collateralized by all assets of the Company	$4,500,000	$-
by accounts receivable and other assets of
Less:
Discount on notes, net of accumulated amortization of $211,580 (2003 - $Nil)	(1,575,096)	-
Beneficial convertible features, net of accumulated amortization of $211,580 (2003 - $Nil)	(1,575,096)	-
	1,349,808	-
Less: current portion	900,000	-
	$449,808	$-

The amortization of discount on notes and beneficial conversion features for the year were $211,580 and $211,580 respectively.  No such expenses incurred in 2003.

Total interest for the year was $76,406 (2003:$Nil).

Discount on notes represent the fair value of the option and warrant issued to Laurus in connection with the notes payable.  The fair value of the option and warrant were measured using the Black-Scholes option pricing model with the following weighted average assumptions: risk free interest rate of 3.5%, expected dividend yield of 0%, volatility of 55%, share price of $1.07 and expected lives of 10 and 7 years for the option and warrant, respectively.  Discounts on notes are amortized over the term of the related indebtedness using the effective interest method.

In accordance with the provisions of Emerging Issues Task Force (EITF)Issue 00-27, "Application of EITF Issue No. 98-5 'Accounting for Convertible Securities with Beneficial Conversion Features of Contingently Adjustable Conversion Ratios', to Certain Convertible Securities", the allocated value of the Convertible Note contained a beneficial conversion feature calculated based on the difference between the effective conversion price of the proceeds allocated to the Convertible Notes and the Warrant and Option at the date of issuance. The amount arising from the beneficial conversion feature aggregated approximately $1,786,676 and is being amortized as interest expense from the date of the issuance of the Note to the end of the term of the Note.  The Company valued the Convertible Note and the Warrant and Option at issuance. The fair value of the Warrant and Option at the time of issue was $2,963,000.  The Company marked the Warrant and Option to relative fair value at September 30, 2004 under EITF 98-5/00-27.  The net carrying value of the Note after allocation of the fair value of the Warrants is being accreted to interest expense over the life of the agreement using the effective interest method.

The principal payments for the next three years are as follows:

Year	Amount
2005	$ 900,000
2006	1,200,000
2007	2,400,000
$ 4,500,000

14.

Other Notes Payable

As at December 31, 2004, balance comprises:

	2004	2003

10.5% promissory notes	$166,668	$-
8% convertible promissory note	107,823	-

3% promissory notes	1,500,000	-
	1,774,491	-
Less: current portion	107,823	-
	$1,666,668	$-

In February 2004, the Company issued four promissory notes each with principal amounts of $39,632 and payable at 100% of the face or principal amount in the denomination of CAD $50,000.  The notes mature on February 26, 2007.  Interest is payable monthly and accrues at the rate of 10.5% per annum on the outstanding principal amount on the 26th day of each month.  The principal amount of the notes is repayable in twelve consecutive monthly payments commencing on March 26, 2006.

In September 2004, the Company issued a convertible promissory note payable at 100% of the face or principal amount of $100,000.  The note matures on October 15, 2005.  Interest on the note accrues at the rate of 8% per annum, payable monthly.

In September 2004, the Company issued two promissory notes with an aggregate principal amount of $3,300,000.  On September 30, 2004, the Company repaid an aggregate of $1,800,000 of the principal balance.  The outstanding principal bears interest at 3% per annum with no fixed terms of repayment.  The notes each with an amount of $750,000 are due to The Burns Trust (the president is one of the beneficiaries of the trust) and the Navaratnam Trust (the CEO is one of the beneficiaries of the trust), respectively.

Interest expense recognized for the year was $30,149 (2003:$Nil).

The principal payments for the next five years and thereafter are as follows:

Year	Amount
2005	$ 107,823
2006	138,889
2007	27,779
2008	-
2009	-
Thereafter	1,500,000
$ 1,774,491

15.

Mortgage loans

Demand mortgage loan was settled during the year.  Total interest for the year was $10,614 (2003:$16,591).

16.

Major customers

Sales to one (2003-one) major customer for the year comprises 22% (2003 - 32%) of total sales.

Accounts receivable from the top three customers (2003 - three) comprises 33% (2003 - 37%) of the total trade receivable balance as at December 31, 2004.

17.

Shareholders' Equity

The Company has total authorized share capital of 100,000,000 shares.  On December 23, 2004, the Company declared a three-for-one stock split on the shares of the Company's common stocks. (see Note 2)

During fiscal year 2004, the Company entered into a consulting agreement by issuing 60,000 shares of common stock in consideration of investor relations services rendered.  In addition, the Company entered into engagement letter by issuing 75,000 shares of common stock for legal services rendered, which includes certain SEC filings, and routine U.S. corporate and securities law advice.  Total recognized consulting and legal expenses for the year relating to the above shares are $16,000 and $34,818. The remaining balance was recorded under prepaid expenses $98,182.

As a result of the above transaction, the number of common shares increased to 30,135,000.

Options

During the year ended December 31, 2004, the Company granted 1,499,999 options to purchase a maximum of 1,499,999 shares of common stock.  All the options granted are pursuant to issuance of debt. These options allow the holders to buy the Company's common stock at a price of $0.02 per share and expire in September 30, 2014. No options were exercised during the year (see also Note 13).

Warrants

During the year ended December 31, 2004, the Company granted 2,989,500 warrants to purchase a maximum of 2,989,500 shares of common stock.  Of the warrants granted, 2,250,000 warrants were issued pursuant to issuance of debt with the balance of 739,500 warrants issued pursuant to consulting and investment banking fees.  The warrants related to the debt were recorded at fair value by using the Black-Scholes option pricing model as discounts on notes and beneficial convertible features of the convertible notes (see Note 13 for the conditions).  In addition, the warrants issued pursuant to consulting and investment banking fees were recorded at fair value by using the Black-Scholes option pricing model and part of the costs were recorded as deferred financing costs (also see Note 8). These warrants allow the holders to buy the Company's common stock at prices ranging from $0.33 to $1.15 per share and expire at various dates between September 30, 2009 and September 30, 2011. No warrants were exercised during the year (see also Note 13).

18.

Loss Per Share

The following table sets forth the computation of basic and diluted loss per share.  The effect of dilutive securities is included only when dilutive.

	Successor	Predecessor
	Period from September 30, 2004 to December 31, 2004	Period from January 1, 2004 to September 29, 2004	Year Ended December 31, 2003

Numerator
Net income (loss)	$(1,257,543)	$(765,653)	$162,757

Denominator
Denominator for basic earnings per share
weighted average shares outstanding	30,014,753	30,000,000	30,000,000
Denominator for diluted earnings per share
adjusted weighted average shares
assumed conversions	30,014,753	30,000,000	30,000,000
Basic earnings (loss) per share	(0.04)	(0.03)	0.01
Diluted earnings (loss) per share	(0.04)	(0.03)	0.01

Total number of shares excluded from the calculation of loss per share for the period ended December 31, 2004 was 4,489,499 because they are anti-dilutive.

19.

Acquisition

The Transaction described in Note 1 was accounted for as a business combination in accordance with SFAS No. 141 with the step-up in the basis of assets acquired and liabilities assumed limited by the requirements of EITF 88−16.  A summary of the Transaction is presented below:

Proceeds from borrowings	$ 3,300,000
Assumption of bank indebtedness	63,746
Aggregate purchase price	3,363,746
Continuing shareholders'basis adjustment (Note 3)	(2,796,100)
Purchase price allocated	$ 567,646

Fair value of net tangible assets acquired
Accounts receivable	$ 287,160
Income taxes recoverable	9,030
Inventory	71,107
Prepaid expenses	3,448
Other current assets	3,740
Property and equipment	103,439
Deferred income taxes	20,109
Accounts payable and accrued liabilities	(268,683)

Deferred income	(44,636)
Notes payable	(33,941)
Mortgage payable	(29,852)
Loans payable	(23,740)

Net tangible assets acquired	97,181

470,465

Capitalized transaction costs	33,435

Goodwill	$ 503,900

20.

Commitments

The Company has entered into contracts for certain consulting services providing for monthly payments with the Companies controlled by the CEO and the president's spouse.  In addition, the Company has also entered into an operating lease for its vehicles, computers and office equipment. The total minimum annual payments for the next five years are as follows:

	Total	2005	2006	2007	2008	2009

Operating leases	$198,313	$123,864	$58,911	$15,538	$ -	$ -
Commitments related to consulting agreements	2,801,290	465,384	509,999	557,153	607,099	661,655

	$2,999,603	$589,248	$568,910	$572,691	$607,099	$661,655

21.

Subsequent Events

On January 12, 2005, the Company announced that AC Technical entered into a letter of intent to acquire the privately-held dataBahn, Inc. ("dataBahn"). dataBahn is based in Farmers Branch, Texas, and provides solutions to connect consumers and commercial users by providing satellite-based internet, voice and data services to the emerging broadband mobile communications markets. The acquisition is subject, among other things, to due diligence and the negotiation of definitive documentation.  In furtherance of this acquisition, the Company entered into a Security Agreement and Secured Promissory Note Purchase Agreement with dataBahn, Inc. on March 9, 2005. Pursuant to these agreements, the Company is negotiating the terms of transaction with dataBahn to acquire all its outstanding capital stock or substantially all of its assets.   In order to meet certain financial obligations of dataBahn, the Company purchased a Secured Promissory Note amounting to $125,000 from dataBahn. The secured two-year promissory note bears interest at 10% and matured on March 9, 2007.  dataBahn pays interest on monthly basis from April 8, 2005 and the monthly principal amounted to $10,416 will start to be paid from April 8, 2006.

Creative Vistas, Inc. Condensed Consolidated Balance Sheets (Unaudited)	March 31, 2005
Assets
Current Assets
Cash and bank balances	$ 72,124
Accounts receivable, net of allowance for doubtful accounts $33,333	3,751,464
Income tax recoverable	326,977
Inventory, net of reserve of $nil	539,878
Prepaid expenses	50,549
Due from related parties	2,129
4,743,121
Property and equipment, net of depreciation	815,879
Note receivable (Note 4)	125,000
Restricted Cash	1,125,000
Deferred financing costs, net (Note 5)	925,606
Deferred income taxes	34,640
Customer list (Note 6)	7,291
Goodwill	503,898
$ 8,280,435
Liabilities and Shareholders' Deficiency
Current Liabilities
Bank indebtedness (Note 7)	$ 2,951,242
Accounts payable	1,963,695
Accrued liabilities	335,176
Deferred income	154,167
Deferred income taxes	24,997
Current portion of convertible notes (Note 8)	1,200,000
Current portion of other notes payable (Note 9)	127,711
Due to related parties	5,507
6,762,495
Convertible notes (Note 8)	572,968
Other notes payable (Note 9)	1,646,778
Due to related parties	192,391
9,174,632
Shareholders' deficiency
Share capital	-
Authorized	-
100,000,000 no par value common shares	-
50,000,000 shares of preferred stock	-
Issued	-
30,135,000 Common shares	-
Accumulated paid-in capital	4,281,668
Accumulated other comprehensive income	(12,116)

Deficit	(5,163,749)
(894,197)
$ 8,280,435

The accompanying notes are an integral part of these financial statements

Creative Vistas, Inc.
Condensed Consolidated Statement of Operations and Other Comprehensive Income
(Unaudited)
	Successor	Predecessor
	For the three months ended March 31, 2005	For the three months ended March 31, 2004
Contract and service revenue
Contract	$ 2,543,944	$ 1,792,272
Service	303,564	272,193
Other	1,042	-
	2,848,550	2,064,465
Cost of sales
Contract	1,816,028	1,075,389
Service	125,761	107,275
	1,941,789	1,182,664
Gross margin	906,761	881,801
Operating expense
Project	333,421	363,839
Selling	181,595	202,557
General and administrative	474,964	273,822
	989,980	840,218
Income (loss) from operations	(83,219)	41,583
Interest
Interest	122,073	6,569
Amortization of debt discount and deferred charges	548,539	-
	670,612	6,569
Income (loss) before income taxes	(753,831)	35,014
Income taxes	-	6,777
Net loss	(753,831)	28,237
Other comprehensive income (loss):
Foreign currency translation adjustment	1,593	(22,341)
Comprehensive income (loss)	(752,238)	5,896
Basic weighted-average shares	30,135,000	30,000,000
Basic earnings per share	$ (0.03)	$ 0.01
Diluted earnings per share	$ (0.03)	$ 0.01

The accompanying notes are an integral part of these financial statements

Creative Vistas, Inc.
Condensed Consolidated Statement of Cash Flows
(Unaudited)
	Successor	Predecessor
	For the three months ended March 31, 2005	For the three months ended March 31, 2004
Cash provided by (used in)
Operating activities
Net income (loss)	$ (753,831)	$ 28,237
Adjustments to reconcile net income (Loss) to net cash provided by (used in) operating activities
Depreciation of capital assets	11,721	12,528
Amortization of customer lists	1,021	941
Amortization of discount on notes	211,580	-
Amortization of beneficial conversion features	211,580	-
Amortization of deferred charges	125,379	-
Bad debts	3,845	-
Stock-based compensation expenses	67,181	-
Changes in non-cash working capital balances
Accounts receivable	(1,090,213)	184,216
Inventory	11,347	(168,501)
Prepaid expenses	3,189	5,625
Accounts payable and other accrued liabilities	432,984	62,046
Deferred revenue	(35,433)	(28,858)
Income taxes payable	(139)	(9,345)
	(799,789)	86,889
Investing activities
Due from related parties	-	1,506
Purchase of property and equipment	(5,089)	(929)
Note receivable	(125,000)	-
	(130,089)	577
Financing activities
Increase in bank indebtedness	513,313	(185,574)
Repayment of mortgage principal	-	(4,393)
Notes payable	-	150,587
Due to related parties	628	(48,086)
	513,941	(87,466)
Effect of foreign exchange rate changes on cash	(14,616)	-
Net change in cash and cash equivalents	(430,553)	-
Cash and cash equivalents, beginning of period	1,627,677	-
Cash and cash equivalents, end of period	$ 1,197,124	$ -
Supplemental Cash Flow Information
Cash paid for interest	$ 122,073	$ 58,215
Cash paid for income taxes	$ -	$ -

The accompanying notes are an integral part of these financial statements

Creative Vistas, Inc.
Notes to Consolidated Condensed Financial Statements
(Unaudited)

1.

Nature of Business

On September 30, 2004 the ultimate stockholders of AC Technical Systems Ltd. ("AC Technical") entered into a series of transactions to acquire a controlling stock interest in Creative Vistas, Inc. ("CVAS"). On September 30, 2004, the CVAS stockholders entered into a Common Stock Purchase Agreement (the "Agreement") with Sayan Navaratnam, Dominic Burns, Randy Stern and Malar Trust, Inc. (a corporation controlled by Sayan Navaratnam). Pursuant to the Agreement, Miller Capital Corporation and Tudor Investments LTD agreed to sell 28,500,000 shares of CVAS to Sayan Navaratnam, Dominic Burns, Randy Stern and Malar Trust, Inc. for cash consideration of $300,000.

Prior to the consummation of the Agreement, CVAS completed a series of transactions resulting in AC Technical becoming a subsidiary of CVAS. On September 22, 2004, CVAS incorporated a new Ontario company, AC Technical Acquisition Corp.("AC Acquisition") controlled by CVAS through a voting agreement with Brent Swanick.  CVAS owns 50 VFV shares (voting fixed shares) and 100 NVE shares (non-voting equity). Brent Swanick owns the remaining 50 VFV shares.  The total issued share capital was $100 ($1 for each VFV share). There was no par value for the NVE shares; AC Acquisition is a subsidiary of Creative Vistas, Inc.  Subsequently, on September 29, 2004, pursuant to a Stock Purchase Agreement with The Burns Trust, The Navaratnam Trust and AC Technical, AC Acquisition acquired all of the issued and outstanding shares of AC Technical from The Burns Trust and The Navaratnam Trust for consideration consisting of promissory notes in the aggregate amount of $3,300,000.  AC Technical became a subsidiary of CVAS.

On September 30, 2004, concurrent with the consummation of the Agreement, the Registrant entered into a number of agreements with Laurus Master Fund, Ltd. ("Laurus") for (i) a secured convertible term note (the "Note") in the amount of $4.5 million and (ii) secured revolving notes (together with the Term Note, the "Notes") in the aggregate maximum amount of $3 million, (iii) a related options to purchase up to 1,499,997 shares of our common stock at a price of two-thirds of a cent per share (the "Option"), and (iv) a seven year warrant to purchase up to 2,250,000 shares of our common stock at a price of $1.15 per share (the "Warrant").  The Notes are secured by all of the assets of CVAS and its subsidiaries.

CVAS loaned the proceeds of the Notes to AC Acquisition. AC Acquisition used the funds received to repay an aggregate of $1.8 million of the principal amount of the promissory notes and to pay transaction costs. The inter-company balance is subject to interest at a negotiated interest rate.

After the completion of the business acquisition and leveraged buyout transactions AC Technical's previous ultimate stockholders Sayan Navaratnam and Dominic Burns controlled 56% and 37% respectively of the common shares of CVAS. Consequently, the acquisition of the controlling stock interest in the non-operating public shell corporation, CVAS (the legal acquirer), by the shareholders of AC Technical, has been accounted for as a business acquisition and leveraged buyout under Emerging Issues Task Force ("EITF") Issue No. 88-16.

On September 30, 2004 the previous management and Directors of CVAS resigned and in addition to being appointed to the Board of Directors Sayan Navaratnam and Dominic Burns were appointed Chief Executive Officer and President respectively. Additionally, AC Technical's Chief Financial Officer, Heung Hung Lee, was appointed Chief Financial Officer of CVAS.

A.C. Technical Systems Ltd., a corporation incorporated under the laws of the Province of Ontario, is engaged in the engineering, design, installation, integration and servicing of various types of security systems. The Company operates under the trade name of AC Technical Systems.

2.

Stock Splits

On December 23, 2004, the Company's board of directors declared a three-for-one stock split on the shares of the Company's common stock. Each shareholder of record on December 17, 2004, received two additional shares of common stock for each share of common stock then held. The Company retained the current par value of $Nil per share for all shares of common stock. All references in the financial statements to the number of shares outstanding, per share amounts, and stock option data of the Company's common stock have been restated to reflect the effect of the stock split for all periods presented.

3.

Summary of Accounting Policies

Basis of presentation

The accompanying unaudited condensed consolidated balance sheet as at March 31, 2005 and statement of operations and statement of cash flows for the period ended March 31, 2005 include the accounts of CVAS, AC Acquisition and AC Technical. Intercompany balances and transactions have been eliminated in consolidation. The accompanying unaudited condensed statement of operations and statement of cash flows for the period ended March 31, 2004 include the account of AC Technical. No separate financial statements are presented for the company, Creative Vistas, Inc., prior to the business acquisition and leveraged buyout transactions because, prior to September 30, 2004, it had no material assets or results. The balance sheet at March 31, 2005 and the statements of operations for the three months ended March 31, 2004 and 2005 and the statements of cash flows for the three months ended March 31, 2004 and 2005 are unaudited. In the opinion of management, these condensed consolidated financial statements reflect all adjustments (consisting of normal recurring adjustments) that are necessary for a fair presentation of the results for and as of the periods shown. The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States. However, certain information or footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The results of operations for such periods are not necessarily indicative of the results expected for 2005 or for any future period. These financial statements should be read in conjunction with the financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission.

Cash and Cash Equivalents

The Company considers all cash and highly liquid investments purchased with an initial maturity of three months or less to be cash and cash equivalents.

The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risks on cash and cash equivalents.

The Company's cash and cash equivalents were $1,197,124 as at March 31, 2005.

Accounts Receivable

The Company extends credit to its customers based upon a written credit policy. Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company's best estimate for the amount of probable credit losses in the Company's existing accounts receivable. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information. Receivable balances are reviewed on an aged basis and account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Investment Tax Credits

Investment tax credits are accrued when qualifying expenditures are made and there is reasonable assurance that the credits will be realized.  Investment tax credits earned with respect to current expenditures for qualified research and development activities are included in the statement of operations as a reduction of expenses. Tax credits earned with respect to capital expenditures are applied to reduce the cost of the related capital assets.

Research and Development Expenditures

Research and development costs (other than capital expenditures) are expensed as incurred. Expenditures are reduced by any related investment tax credits.

Inventory

Inventory consists of materials and supplies and is stated at the lower of cost and market value.  Cost is generally determined on the first in, first out basis. The inventory is net of estimated obsolescence, and excess inventory based upon assumptions about future demand and market conditions.

Property and Equipment

Property and equipment is stated at original cost. Expenditures for improvements that significantly add to productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed when incurred. Depreciation per annum is computed over the estimated useful life as follows:

Industrial condominium	4% declining balance basis
Furniture and fixtures	20% declining balance basis
Computer equipment	30% declining balance basis
Equipment	20% declining balance basis

Customer List

Customer list represents the acquisition cost of an acquired customer list and is recorded at cost less accumulated amortization. Amortization is provided on a straight-line basis over the period of expected benefit of 5 years. The Company reviews the revenues from the customer list at each balance sheet date to determine whether circumstances indicate that the carrying amount of the asset should be assessed.

Long-Lived Assets

The Company reviews its long-lived assets for impairment at each balance sheet date and whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed. To determine if an impairment exists, the Company estimates the future undiscounted cash flows expected to result from the use of the asset being reviewed for impairment.  If the sum of these expected future cash flows is less than the carrying amount of the asset, the Company recognizes an impairment loss in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The amount of the impairment recognized is determined by estimating the fair value of the assets and recording a loss for the excess of the carrying value over the fair value.

Goodwill

Goodwill is evaluated for potential impairment on an annual basis or whenever events or circumstances indicate that an impairment may have occurred. Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", ("SFAS No. 142") requires that goodwill be tested for impairment using a two-step process. The first step of the goodwill impairment test, used to identify potential impairment, compares the estimated fair value of the reporting unit containing goodwill with the related carrying amount. If the estimated fair value of the reporting unit exceeds its carrying amount, the reporting unit's goodwill is not considered to be impaired and the second step of the impairment test is unnecessary. If the reporting unit's carrying amount exceeds its estimated fair value, the second step test must be performed to measure the amount of the goodwill impairment loss, if any. The second step test compares the implied fair value of the reporting unit's goodwill, determined in the same manner as the amount of goodwill recognized in a business combination, with the carrying amount of such goodwill. If the carrying amount of the reporting unit's goodwill exceeds the implied fair value of the goodwill so calculated, an impairment loss is recognized in an amount equal to the excess.

Deferred Financing Costs

Deferred financing costs represent costs directly related to obtaining of financing. Deferred financing costs are amortized over the term of the related indebtedness using the effective interest method.

Continuing Shareholders'Basis Adjustment

AC Technical was acquired by AC Acquisition on September 30, 2004 as described in Note 1. This transaction was accounted for as a purchase in accordance with Statement of Financial Accounting Standards No. 141 "Business Combinations". As a result of a 87% continuing ownership interest in the Company by certain shareholders ("Continuing Shareholders"), 13% of the purchase price was allocated to the assets and liabilities acquired at their respective fair values with the remaining 87% ownership interest recorded at the Continuing Shareholders'historical book values as of the date of acquisition in accordance with Issue No. 88−16 of the Emerging Issues Task Force of the Financial Accounting Standards Board "Basis in Leveraged Buyout Transactions" ("EITF 88−16"). As a result of the carryover of the Continuing Shareholders'historical basis, shareholders'equity of the Company has been reduced by $2,796,102 with a corresponding reduction in the amount assigned to goodwill.

Issuance of Equity Instruments for Services

Stock-based awards to non-employees are accounted for based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable in accordance with the provisions of Statement of Financial Accounting  Statements No. 123, Accounting for Stock-Based Compensation, and EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services.

Revenue Recognition

Contract Revenue

Software Related Services - Software related services include services to customize or enhance the software so that the software performs in accordance with specific customer requirements. As these services are essential to provide the required functionality, revenue from these arrangements is recognized in accordance with Statement of Position (SOP) 81-1, "Accounting for Certain Construction Type and Certain Production Type Contracts, using either the percentage-of-completion method or the completed contract method. The percentage-of-completion method is used when the required services are quantifiable, based on the estimated number of labor hours necessary to complete the project, and under that method revenues are recognized using labor hours incurred as the measure of progress towards completion but is limited to revenue that has been earned by the attainment of any milestones included in the contract. The completed contract method is used when the required services are not quantifiable, and under that method revenues are recognized only when we have satisfied all of our product and/or service delivery obligations to the customer.

Security Systems - Security systems revenue consists of fees generated from consulting, audit, review, planning, engineering and design, supply of hardwares, system installation and project management. Revenue from contracts where performance extends beyond one or more accounting periods is recognized in accordance with SOP 81-1, SEC Staff Accounting Bulletin 104, "Update of Codification of Staff Accounting Bulletins"and EITF 00-21, "Revenue Arrangements with Multiple Deliverables". The recognition of revenue reflects the degree of completeness based upon project drawings, project schedules, progress of actual installation and are further validated by visual observations by product managers, quality inspectors and construction advisors, if applicable. When the current estimated costs to complete indicate a loss, such losses are immediately recognized for accounting purposes.

  For contracts of shorter duration, revenue is generally recognized when services are performed.  Contractual terms may include the following payment arrangements: fixed fee, full-time equivalent, milestone, and time and material.  In order to recognize revenue, the following criteria must be met:

  Signed agreement - The agreement must be signed by the customer.

  Fixed Fee - The signed agreement must specify the fees to be received for the services.

  Delivery has occurred - Delivery is substantiated by time cards and where applicable, supplemented by an acceptance from the customer that milestones as agreed in the statement have been met.

Collectibility is probable - The Company conducts a credit review for significant transactions at the time of the engagement to determine the credit-worthiness of the customer. Collections are monitored over the term of each project, and if a customer becomes delinquent, the revenue may be deferred.

Service Revenue

Service revenue consists of fees generated by providing monitoring services, preventive maintenance and technical support, product maintenance and upgrades.  Monitoring services and preventive maintenance and technical support are generally provided under contracts for terms varying from one to six years. A customer typically prepays monitoring services and preventive maintenance and technical support fees for an initial period, and the related revenue is deferred and generally recognized over the term of such initial period. Rates for product maintenance and upgrades are generally provided under time and material contracts.  Revenue for these services is recognized in the period in which the services are provided.

Warranty

The Company carries a reserve based upon historical warranty claims experience. Additionally, warranty accruals are established on the basis of anticipated future expenditures as specific warranty obligations are identified and they are charged against the accrual. Expenditures exceeding such accruals are expensed direct to cost of sales.

Loss per share

The Company applies Statement of Financial Accounting Standards No. 128, Earnings Per Share (FAS 128). Basic loss per share ("LPS") is computed using the weighted average number of common shares outstanding during the period. Diluted LPS is computed using the weighted average number of common and dilutive potential common shares outstanding during the period.  Dilutive potential common shares consist of common stock issuable upon exercise of stock options and warrants using the treasury stock method. No adjustments to earnings were made for purposes of per share calculations. The Company has reported a net loss for the period ended March 31, 2005. As a result, 1,499,999 and 2,989,500 shares of common stock, which may be issued upon exercise of options and warrants respectively, have been excluded from the calculation of diluted loss per share, for the three months ended March 31, 2005, because their inclusion would be anti-dilutive. There were no options or warrants granted during the three month period ended March 31, 2005.

Financial Instruments

The carrying value of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value because of the short maturities of those instruments. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of convertible notes and notes payable also approximates fair value except notes payable due to The Burns Trust and the Navaratnam Trust and related party balances for which the fair value is not determinable.

Credit Risk

The Company's financial assets that are exposed to credit risk consist primarily of cash and equivalents and accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers serviced by the Company and their generally short payment terms.

Foreign Currency Translation

The Company maintains its accounts in United States dollars and in Canadian dollars for Canadian-based subsidiaries.  The financial statements have been translated into United States dollars in accordance with SFAS No. 52, Foreign Currency Translation.

All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Statement of operations amounts have been translated using the average exchange rate for the year. The gains and losses resulting from the changes in exchange rates from year to year have been reported separately as a component of comprehensive income.

Income Taxes

The Company accounts for income taxes using the asset and liability approach in accordance with SFAS No. 109, Accounting for Income Taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The provision for income taxes consists of an amount for the taxes currently payable and a provision for the tax consequences deferred to future periods.

Comprehensive Income

Comprehensive income equals net income plus other comprehensive income. Other comprehensive income refers to foreign currency translation adjustments.

Accounting Estimates

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. The estimates and assumptions used in the accompanying financial statements are based upon management's evaluation of the relevant facts and circumstances as of the date of the financial statements. Actual results may differ from the estimates and assumptions used in preparing the accompanying financial statements.

Recent Accounting Pronouncements

In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. ("FIN") 46, "Consolidation of Variable Interest Entities."This interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements,"addresses consolidation by business enterprises of variable interest entities. FIN 46 explains the concept of a variable interest entity and requires consolidation by the primary beneficiary where there is a controlling financial interest in a variable interest entity or where the variable interest entity does not have sufficient equity at risk to finance its activities without additional subordinated financial support from other parties. The primary beneficiary is the party that is exposed to the majority of the risk or stands to benefit the most from the entity's activities. In December 2003, the FASB released a revised version of FIN 46 (hereafter referred to as FIN 46R) clarifying certain aspects of FIN 46 and providing certain entities with exemptions from the requirements of FIN 46. Based upon management's evaluation of FIN 46R, the adoption did not have a material effect on the consolidated financial statements.

In April 2004, the Financial Accounting Standards Board (FASB) issued FASB Staff Position ("FSP") 129-1, "Disclosure of Information about Capital Structure, Relating to Contingently Convertible Securities". The purpose of this FASB Staff Position is to interpret how the disclosure provisions of Statement 129 apply to contingently convertible securities and to their potentially dilutive effects on EPS. FSP explains that Statement 129 applies to all contingently convertible securities, including those containing contingent conversion requirements that have not been met and are not otherwise required to be included in the computation of diluted EPS in accordance with FASB Statement No. 128, Earnings per share. To comply with paragraph 4 of Statement 129, the significant terms of the conversion features of the contingently convertible security should be disclosed to enable users of financial statements to understand the circumstances of the contingency and the potential impact of conversion, quantitative and qualitative terms of the contingently convertible security, disclosure of which would be helpful in understanding both the nature of the contingency and the potential impact of conversion. The guidance in this FSP is effective immediately. The Company adopted the disclosure provision required by FAS 129.

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 151, "Inventory Costs-an Amendment of ARB No. 43, Chapter 4". The standard adopts the view related to inventories that abnormal amounts of idle capacity and spoilage costs should be excluded from the cost of inventory and expensed when incurred. Additionally, the meaning of the term "normal capacity"was clarified.  Based on the management's evaluation of SFAS No. 151, the adoption is not expected to have a material effect on the consolidated financial statements.

In December 2004, the FASB issued FASB Statement No. 123R (Revised), "Share-Based Payment which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation". Statement No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash Flows. Statement No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values and, for small business issuers, is effective at the beginning of the first annual period beginning after December 15, 2005..  During the year, the Company has not issued any stock-based awards to employees.

In September 2004, the FASB issued EITF 04-8, "The Effect of Contingently Convertible Instruments on Diluted Earnings per Share". This Issue addresses when contingently convertible instruments should be included in diluted earnings per share. The Task Force reached a consensus that contingently convertible instruments should be included in diluted earnings per share (if dilutive) regardless of whether the market price trigger has been met. The Task Force also agreed that the consensus should be applied to instruments that have multiple contingencies if one of the contingencies is a market price trigger and the instrument is convertible or settleable in shares based on meeting a market condition. Based on management's evaluation of EITF 04-8, the adoption did not have a significant effect on the consolidated financial statements.

Accounting Estimates

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. The estimates and assumptions used in the accompanying financial statements are based upon management's evaluation of the relevant facts and circumstances as of the date of the financial statements. Actual results may differ from the estimates and assumptions used in preparing the accompanying financial statements.

4.

Note Receivables

On January 12, 2005, the Company announced that AC Technical entered into a letter of intent to acquire the privately-held dataBahn, Inc. ("dataBahn"). dataBahn is based in Farmers Branch, Texas, and provides solutions to connect consumers and commercial users by providing satellite-based internet, voice and data services to the emerging broadband mobile communications markets. The acquisition is subject, among other things, to due diligence and the negotiation of definitive documentation. In furtherance of this acquisition, the Company entered into a Security Agreement and Secured Promissory Note Purchase Agreement with dataBahn, Inc. on March 9, 2005. Pursuant to these agreements, the Company is negotiating the terms of a transaction with dataBahn to acquire all its outstanding capital stock or substantially all of its assets. In order to meet certain financial obligations of dataBahn, the Company purchased a Secured Promissory Note amounting to $125,000 from dataBahn. The secured two-year promissory note bears interest at 10% and matures on March 9, 2007. dataBahn pays interest on a monthly basis from April 8, 2005 and the monthly principal amount of $10,416 will start to be paid from April 8, 2006.

5.

Deferred Financing Costs, Net

Deferred financing costs, net are associated with the Company's revolving line of credit and term note from Laurus Master Fund, Ltd., a Cayman Islands company. For the period ended March 31, 2005, the amortization of deferred financing cost approximately $125,379 (2004 - $Nil).

2005
Cost	$ 1,176,365
Accumulated amortization	250,759
$ 925,606

The estimated amortization expense for each of the next three fiscal years is as follows:

Year	Amount
2005	$ 346,513
2006	379,058
2007	200,035
$ 925,606

6.

Customer List

	2005
	Cost	Accumulated Depreciation
Customer list	$16,667	9,376
		$ 7,291

Amortization expense for the period ended March 31, 2005 amounted to $1,021 (2004-$941). The estimated amortization expense for each of the next three fiscal years is as follows:

Year	Amount
2005	$ 2,814
2006	3,857
2007	620
$ 7,291

7.

Bank Indebtedness

The Company has a $3,000,000 secured revolving line of credit with Laurus which is renewable in September 30, 2007 which included a secured convertible minimum borrowing note amounted to $1,000,000 (see Note 8).  Advances under this facility of $2,951,242 at March 31, 2005 are collateralized by the assets of the Company.  Interest on these borrowings is payable monthly at a minimum of 6% interest rate on the outstanding balance or an agreed upon formula of prime plus 2%.

8.

Convertible Notes

On September 30, 2004, the Company entered into a series of agreements with Laurus Master Fund, Ltd., a Cayman Islands company, pursuant to which the Company issued a Secured Convertible Term Note in the principal amount of $4,500,000 due September 30, 2007, secured revolving notes and secured convertible minimum borrowing note ("the revolving note") of up to a maximum aggregate amount of $2,000,000 and $1,000,000 due September 30, 2007, a common stock purchase warrant and a stock purchase option.

Pursuant to the Secured Convertible Term Note, Laurus provided the Company with a $4,500,000 asset based credit facility in the form of a three-year Convertible Note secured by all the assets of the Company and its subsidiaries including accounts receivable, inventory and real property. The term note is convertible into shares of the Company's common stock at an initial fixed conversion rate of $1.00 per share.

At the closing of the transaction, Laurus funded $3,250,000 to the Company under the Convertible Note. Pursuant to the Securities Purchase Agreement between Laurus and the Company and a restricted account agreement entered into by the Company, Laurus and a US bank, the remaining $1,250,000 was deposited into a restricted account for the benefit of Laurus as additional security for the obligations of the Company under the purchase agreement and the related agreements. The restricted account was to be maintained at the US bank until the effectiveness of the registration statement covering the shares of common stock acquirable by Laurus and certain other conditions set out in the agreement are satisfied by the Company.  The ability to use the funds is subject to limitations and restrictions.  At Laurus'discretion, the restricted account is a potential source of financing of future Company acquisitions without the Company having to negotiate new definitive documentation.  Subsequent to 2004 fiscal year end, Laurus first released $125,000 from the restricted account to the Company to fund the Company's loan to dataBahn on March 9, 2005.  Most recently, Laurus released the remaining $1,125,000 restricted account amount.  The $1,250,000 restricted account amount as of March 31, 2005 is included on the Balance Sheet under the caption "Restricted Cash".

The principal amounts of the term note and the revolving notes bear interest at the prime rate plus two percent with a minimum rate of six percent. Interest accrued on the term note but was not payable until October 31, 2004. Interest on the revolving note accrues but is not payable until maturity. Interest is calculated on the basis of a 360 day year. The minimum monthly payment on the term note is $100,000, plus the monthly interest payment, and may be paid in cash, the common stock of the Company or a combination thereof, dependant upon the occurrence of certain criteria. Laurus has the option to convert the entire principal amount of the term note and revolving notes, together with interest thereon into shares of the Company's common stock at a conversion price of $1 per common share. The amount convertible into the Company's common stock is subject to a restriction that Laurus beneficially own no more than 4.99% of the Company's outstanding common stock immediately after conversion. The balance of the secured revolving notes was $2,951,242 as at March 31, 2005.

Pursuant to the Secured Convertible Term Note, subject to certain volume limitations and other conditions, all or a portion of the monthly payment due on the Convertible Term Note will be converted into the common stock of the Company if the market price of the Company's common stock reaches a level, for 5 consecutive trading days, which is above 110% of $1.00 (the "Fixed Conversion Price"). If the average closing price of the common stock as reported by Bloomberg, L.P. for the 5 consecutive trading days immediately preceding the date of notice of conversion is greater than or equal to 110% of the Fixed Conversion Price and the amount of the conversion does not exceed 25% of the aggregate dollar trading volume of the common stock for the 22 trading day period immediately preceding delivery of the repayment notice then the Company must convert the monthly amount due into shares of the Company's common stock. If the above criteria are not met, then the Company shall convert only the part of the monthly amount that meets the criteria. Any amounts due that do not meet the criteria are to be paid by the Company in cash.  No amount can be converted until there is an effective registration statement.

Subject to certain conditions, if the average closing price of the common stock is less than 110% of the Fixed Conversion Price for the 5 trading days immediately preceding a repayment date, then Laurus shall provide the Company with a repayment notice requiring the conversion of the monthly amount at a Fixed Conversion Price equal to the lesser of 85% of the average of the closing prices of the common stock during the preceding 20 trading days and 85% of the average of the 3 closing prices of the common stock for the  preceding 3 trading days, provided that the conversion of the monthly amount due does not exceed 25% of the aggregate dollar trading volume of the common stock for the 22 trading days preceding delivery of a repayment notice.  Any amounts due that do not meet the criteria are to be paid by the Company in cash.

Subject to certain conditions, if after the date a registration statement covering the resale of the conversion shares is declared effective, the closing price for any 10 consecutive trading days exceeds 135% of the then effective Fixed Conversion Price, Laurus will within 10 trading days convert all or part of the then outstanding principal amount of the term note plus all accrued but unpaid interest into shares of the Company's common stock.

Pursuant to the Secured Convertible Minimum Note, subject to certain volume limitations and other conditions, if after the date a registration statement covering the resale of the conversion shares is declared effective, the closing price for any 10 consecutive trading days exceeds 135% of the then effective Fixed Conversion Price, Laurus will within 10 trading days convert all or part of the then outstanding amount of the secured convertible minimum note plus all accrued but unpaid interest into shares of the Company's common stock. No amount can be converted until there is an effective registration statement.

The Fixed Conversion Price is subject to adjustment, with customary exceptions and on a weighted-average basis, for stock splits, combinations, stock dividends and similar events.

Convertible notes, net of current portions is comprised of:

2005
7% convertible term note due to Laurus, collateralized by all assets of the Company including accounts receivable and other assets	$ 4,500,000
Less:
Discount on notes, net of accumulated amortization of $423,160	(1,363,516)
Beneficial conversion features, net of accumulated amortization of $423,160	(1,363,516)
1,772,698
1,200,000
$ 572,698

The amortization of discount on notes and beneficial conversion features for the period was $211,580 and $211,580 respectively. No amortization for the period ended March 31, 2004.

Total interest for the period was $104,912 (2004-$Nil).

Discount on notes represents the fair value of the option and warrant issued to Laurus in connection with the notes payable. The fair value of the option and warrant were measured using the Black-Scholes option pricing model with the following weighted average assumptions: risk free interest rate of 3.5%, expected dividend yield of 0%, volatility of 55%, share price of $1.07 and expected lives of 10 and 7 years for the option and warrant, respectively. Discounts on notes are amortized over the term of the related indebtedness using the effective interest method.

In accordance with the provisions of Emerging Issues Task Force (EITF)Issue 00-27, "Application of EITF Issue No. 98-5 'Accounting for Convertible Securities with Beneficial Conversion Features of Contingently Adjustable Conversion Ratios', to Certain Convertible Securities", the allocated value of the Convertible Note contained a beneficial conversion feature calculated based on the difference between the effective conversion price of the proceeds allocated to the Convertible Notes and the Warrant and Option at the date of issuance. The amount arising from the beneficial conversion feature aggregated approximately $1,575,096 and is being amortized as interest expense from the date of the issuance of the Note to the end of the term of the Note. The Company valued the Convertible Note and the Warrant and Option at issuance. The fair value of the Warrant and Option at the time of issuance was $2,963,000. The Company marked the Warrant and Option to relative fair value at September 30, 2004 under EITF 98-5/00-27. The net carrying value of the Note after allocation of the fair value of the Warrants is being accreted to interest expense over the life of the agreement using the effective interest method.

The principal payments for the next three fiscal years are as follows:

Year	Amount
2005	$ 900,000
2006	1,200,000
2007	2,400,000
$ 4,500,000

9.

Other Notes Payable

As at March 31, 2005 balance comprises:

2005
10.% promissory notes	$ 166,668
8% convertible promissory notes	107,823
3% promissory notes	1,500,000
1,774,491
Less: current portion	127,711
$ 1,646,780

In February 2004, the Company issued four promissory notes each with principal amounts of $39,632 and payable at 100% of the face or principal amount in the denomination of CAD $50,000. The notes mature on February 26, 2007.  Interest is payable monthly and accrues at the rate of 10.5% per annum on the outstanding principal amount on the 26th day of each month. The principal amount of the notes is repayable in twelve consecutive monthly payments commencing on March 26, 2006.

In September 2004, the Company issued a convertible promissory note payable at 100% of the face or principal amount of $100,000. The note matures on October 15, 2005.  Interest on the note accrues at the rate of 8% per annum, payable monthly.

In September 2004, the Company issued two promissory notes with an aggregate principal amount of $3,300,000. On September 30, 2004, the Company repaid an aggregate of $1,800,000 of the principal balance. The outstanding principal bears interest at 3% per annum with no fixed terms of repayment. The notes each with an amount of $750,000 are due to The Burns Trust (the Company's president is one of the beneficiaries of the trust) and the Navaratnam Trust (the Company's CEO is one of the beneficiaries of the trust), respectively.

Interest expense recognized for the period was $17,161 (2004 - $Nil).

The principal payments for the next five fiscal years and thereafter are as follows:

Year	Amount
2005	$ 107,823
2006	138,889
2007	27,779
2008	-
2009	-
Thereafter	1,500,000
$ 1,774,491

10.

Shareholders' Equity

During fiscal year 2004, the Company entered into a consulting agreement by issuing 60,000 shares of common stock in consideration of investor relations services rendered.  In addition, the Company entered into an engagement letter by issuing 75,000 shares of common stock for legal services rendered, which includes certain SEC filings, and routine U.S. corporate and securities law advice. Total recognized consulting and legal expenses for the period ended March 31, 2005 relating to the above shares are $32,000 and $35,182. The remaining balance was recorded under prepaid expenses of $67,182.

As a result of the above transactions, the number of common shares increased to 30,135,000.

Options

During the fiscal year 2004, the Company granted 1,499,999 options to purchase a maximum of 1,499,999 shares of common stock. All the options granted are pursuant to issuance of debt. These options allow the holders to buy the Company's common stock at a price of two-thirds of a cent per share and expire on September 30, 2014. No options were exercised during the period.

Warrants

During the fiscal year 2004, the Company granted 2,989,500 warrants to purchase a maximum of 2,989,500 shares of common stock. Of the warrants granted, 2,250,000 warrants were issued pursuant to issuance of debt with the balance of 739,500 warrants issued pursuant to consulting and investment banking fees. The warrants related to the debt were recorded at fair value by using the Black-Scholes option pricing model as discounts on notes and beneficial conversion features of the convertible notes (see Note 8 for the conditions). In addition, the warrants issued pursuant to consulting and investment banking fees were recorded at fair value by using the Black-Scholes option pricing model and part of the costs were recorded as deferred financing costs (also see Note 5). These warrants allow the holders to buy the Company's common stock at prices ranging from $0.33 to $1.15 per share and expire at various dates between September 30, 2009 and September 30, 2011. No warrants were exercised during the period.

11.

Loss Per Shares

The following table sets forth the computation of basic and diluted loss per share. The effect of dilutive securities is included only when dilutive.

	Three Months Ended March 31, 2005	Three Months Ended March 31, 2004
Numerator
Net income (loss)	$ (753,831)	$ 28,237

Denominator
Denominator for basic earnings per share weighted average shares outstanding	30,135,000	30,000,000
Denominator for diluted earnings per share adjusted weighted average shares	30,135,000	30,000,000
Basic earnings (loss) per share	(0.03)	0.01
Diluted earnings (loss) per share	(0.03)	0.01

Total number of shares excluded from the calculation of loss per share for the period ended March 31, 2005 was 4,489,499 because they are anti-dilutive.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item  24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article XIII of the Articles of Incorporation and Article IX of the Bylaws of the Company, as amended, set forth certain indemnification rights.  The Company's Articles of Incorporation provide for the indemnification of directors and officers to the full extent permitted by Arizona law.

Arizona law  provides  that a company may indemnify its directors under prescribed circumstances, subject to certain limitations, against certain costs and expenses, including attorneys'fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being a director of the Company, provided that such director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Item  25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee	$ 1,500
Transfer agent fees	1,000
Accounting fees and expenses	60,000
Legal fees and expenses	40,000
Printing and engraving costs	5,000
Total	$ 107,500

All amounts other than the SEC registration fee are estimates.  We will pay all of the expenses of the offering, except that the selling shareholders will pay all brokerage or other commissions or other costs of sale.

Item  26. RECENT SALES OF UNREGISTERED SECURITIES

Pursuant a series of agreements with Laurus, dated September 30, 2004, the Company issued to Laurus (i) a secured convertible term note in the amount of $4.5 million, (ii) secured revolving notes in the aggregate maximum amount of $3 million, (iii) a related option to purchase up to 1,499,997 shares of common stock of the Registrant at a price of $0.01 per share, and (iv) a seven year warrant to purchase up to 2,250,000 shares of common stock of the Registrant at a price of $1.15 per share. In connection with this transaction the Company relied upon the exemptions from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D as Laurus is an "accredited investor"as defined in Rule 501(a) of Regulation D.

Under the agreements with Laurus, the Company was to have an effective registration statement registering the securities issued to Laurus by March 1, 2005.  In exchange for Laurus'waiver of the provision until August 31, 2005, the Company issued to Laurus on June 22, 2005, a warrant to purchase up to 313,000 shares of common stock of the Registrant at a price of $1.00 per share.  On April 1, 2005, the Company issued to Laurus a warrant to purchase up to 100,000 shares of common stock of the Registrant at a price of $1.20 per share in exchange for the right to make deferred principal payments.   Again, on both April 30, 2005 and May 31, 2005, the Company issued to Laurus warrants to purchase up to 100,000 shares of common stock of the Registrant at a price of $1.01 per share in exchange for the right to make deferred principal payments.  These shares are not being registered under this registration statement but the Company will have the obligation to register these shares in the future.  In connection with this transaction the Company relied upon the exemptions from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D as Laurus is an "accredited investor"as defined in Rule 501(a) of Regulation D.

Pursuant to a Consulting Agreement dated November 11, 2004 with CEOcast, Inc., on November 11, 2004 the Company issued to CEOcast 60,000 shares of common stock in consideration of investor relations services to be rendered during the six month period ending May 10, 2005.  In connection with this transaction, the Company relied upon the exemptions from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D as CEOcast is an "accredited investor"as defined in Rule 501(a) of Regulation D.

Pursuant to an engagement letter dated October 4, 2004, Torys LLP has received 75,000 shares of common stock for legal services rendered, which includes certain SEC filings, and routine U.S. corporate and securities law advice.  In connection with this transaction the Company relied upon the exemptions from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D as Torys LLP is an "accredited investor"as defined in Rule 501(a) of Regulation D.

Pursuant to a letter agreement dated June 1, 2004, Burnham Securities Inc. has received a warrant to purchase 739,500  shares of common stock in consideration of services rendered which includes negotiation for the business acquisition and leveraged buyout transactions and obtaining new financing arrangements.  In connection with this transaction, the Company relied upon the exemptions from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D as Burnham Securities Inc. is an "accredited investor" as defined in Rule 501(a) of Regulation D.

Pursuant to a consulting agreement dated June 15, 2005, the Company issued to Digital Wall Street Inc. 200,000 shares of common stock in consideration for investor relations services. In connection with this transaction the Company relied upon the exemptions from registration provided by Section 4(2) of the securities Act and rule 506 of Regulation D as Digital Wall Street Inc. is an "accredited investor" as defined in rule 501(a) of Regulation D.

Item 27. EXHIBITS

2.1	Stock Purchase Agreement dated September 29, 2004, by and among Creative Vistas, Inc., The Burns Trust, The Navaratnam Trust and A.C. Technical Acquisition Corp., and AC Technical Systems Ltd.(3)
2.2

Common Stock Purchase Agreement, dated September 30, 2004, by and among Creative Vistas, Inc., Miller Capital Corporation, Tudor Investments LTD Profit Sharing Plan and Sayan Navaratnam, Dominic Burns, Randy Stern and Malar Trust, Inc.(3)

3.1	Articles of Incorporation, as amended to date(3)
3.2	By-laws(1)
5.1	Opinion of Torys LLP(2)
10.1	Security Agreement, dated September 30, 2004, by and among Laurus Master Fund, Ltd., Creative Vistas, Inc., A.C. Technical Acquisition Corp., and A.C. Technical Systems Ltd.(3)

10.2	Securities Purchase Agreement, dated September 30, 2004 by and between Creative Vistas, Inc. and Laurus Master Fund, Ltd.(3)
10.3	Secured Convertible Term Note, dated September 30, 2004, issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd.(3)
10.4	Secured Convertible Minimum Borrowing Note, dated September 30, 2004 issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd.(3)
10.5	Secured Revolving Note, dated September 30, 2004, issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd.(3)
10.6	Common Stock Purchase Warrant, dated September 30, 2004, issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd.(3)
10.7	Common Stock Option, dated September 30, 2004, issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd.(3)
10.8	Registration Rights Agreement, dated September 30, 2004 by and between Creative Vistas, Inc. and Laurus Master Fund, Ltd.(3)
10.9	Master Security Agreement, dated September 30, 2004, by and among Creative Vistas, Inc., certain of its subsidiaries and Laurus Master Fund, Ltd.(3)
10.10	Stock Pledge Agreement, dated September 30, 2004, by and among Laurus Master Fund, ltd., Creative Vistas, Inc., and each of the undersigned Pledgors(3)
10.11	Funds Escrow Agreement, dated September 30, 2004, by and among Creative Vistas, Inc., Laurus Master Fund, Ltd., and Loeb & Loeb LLP(3)
10.12	Restricted Account Agreement, dated September 30, 2004 by and among North Fork Bank, Creative Vistas, Inc. and Laurus Master Fund, Ltd.(3)
10.13	Letter Agreement, dated September 30, 2004 by and between Creative Vistas, Inc. and Laurus Master Fund, Ltd. relating to the Restricted Account Agreement(3)
10.14	Consulting agreement dated June 1, 2004, by and among AC Technical Systems Ltd., 1608913 Ontario Inc. and Dominic Burns.(4)
10.15	Consulting agreement dated June 1, 2004, by and among AC Technical Systems Ltd., Nationwide Solutions Inc. and Sayan Navaratnam(4)
10.16	Credit facilities letter dated May 25, 2004, by and between AC Technical Systems Ltd., and Royal Bank of Canada(4)
10.17	Employment agreements with the Company's executive staff(4)
10.18	Voting Agreement, dated September 30, 2004 by and between Creative Vistas, Inc. and Brent Swanick(5)
10.19	By-laws of AC Technical Acquisition Corp.(5)
10.20	Promissory Note issued to The Burns Trust(5)
10.21	Promissory Note issued to The Navaratnam Trust(5)

10.22	Secured Promissory Note Purchase Agreement, dated March 9, 2005 by and between Creative Vistas, Inc. and dataBahn, Inc.(5)
10.23	Form of Standard Employment Agreement(5)
16.1	Letter from Semple & Cooper, LLP pursuant to Item 304 of Registration S-B
21.1	List of all subsidiaries(4)
23.1	Consent of Torys LLP (contained in Exhibit 5.1)
23.2	Consent of BDO Dunwoody LLP

_______________

(1)

Incorporated by reference to the Form 10-SB of the Company dated May 10, 2000.

(2)

To be filed by Amendment.

(3)

Incorporated by reference to the Form 8-K/A of the Company dated February 2, 2005.

(4)

Filed with the First Amended Form SB-2 on February 4, 2005 and incorporated herein by reference.

(5)

Incorporated by reference to the Form 10-KSB of the Company dated April 15, 2005.

Item  28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in theopinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorizes this Second Amendment to the Registration Statement to be signed on its behalf by the undersigned, in the City of Whitby, Province of Ontario, Canada on the 27th day of June, 2005.

                                                           CREATIVE VISTAS, INC.

                                               By      /s/ Sayan Navaratnam
                                                Sayan Navaratnam,  Chairman
                                               and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Second Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Sayan Navaratnam (Sayan Navaratnam)	Chairman, Chief Executive Officer and Director (principal executive officer)	June 27, 2005
/s/ Heung Hung Lee (Heung Hung Lee )	Chief Financial Officer (principal financial and accounting officer)	June 27, 2005
/s/ Dominic Burns (Dominic Burns)	Director	June 27, 2005

CONSENT OF COUNSEL

The consent of Torys LLP will be contained in its opinion to be filed as Exhibit 5.1 to the Registration Statement.

EXHIBIT INDEX

EXHIBITS

2.1	Stock Purchase Agreement dated September 29, 2004, by and among Creative Vistas, Inc., The Burns Trust, The Navaratnam Trust and A.C. Technical Acquisition Corp., and AC Technical System Ltd.(3)
2.2

Common Stock Purchase Agreement, dated September 30, 2004, by and among Creative Vistas, Inc., Miller Capital Corporation, Tudor Investments LTD Profit Sharing Plan and Sayan Navaratnam, Dominic Burns, Randy Stern and Malar Trust, Inc.(3)

3.1	Articles of Incorporation, as amended to date(3)
3.2	By-laws(1)
5.1	Opinion of Torys LLP(2)
10.1	Security Agreement, dated September 30, 2004, by and among Laurus Master Fund, Ltd., Creative Vistas, Inc., A.C. Technical Acquisition Corp., and A.C. Technical Systems Ltd.(3)
10.2	Securities Purchase Agreement, dated September 30, 2004 by and between Creative Vistas, Inc. and Laurus Master Fund, Ltd.(3)
10.3	Secured Convertible Term Note, dated September 30, 2004, issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd.(3)
10.4	Secured Convertible Minimum Borrowing Note, dated September 30, 2004 issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd.(3)
10.5	Secured Revolving Note, dated September 30, 2004, issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd.(3)
10.6	Common Stock Purchase Warrant, dated September 30, 2004, issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd.(3)
10.7	Common Stock Option, dated September 30, 2004, issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd.(3)
10.8	Registration Rights Agreement, dated September 30, 2004 by and between Creative Vistas, Inc. and Laurus Master Fund, Ltd.(3)
10.9	Master Security Agreement, dated September 30, 2004, by and among Creative Vistas, Inc., certain of its subsidiaries and Laurus Master Fund, Ltd.(3)

1  Incorporated by reference to the Form 10-SB of the Company dated May 10, 2000.

2  To be filed by Amendment.

3  Incorporated by reference to the Form 8-K/A of the Company dated February 2, 2005.

4  Filed with the First Amended Form SB-2 on February 4, 2005 and incorporated herein by reference.

5  Incorporated by reference to the Form 10-KSB of the Company dated April 15, 2005.

10.10	Stock Pledge Agreement, dated September 30, 2004, by and among Laurus Master Fund, ltd., Creative Vistas, Inc., and each of the undersigned Pledgors(3)
10.11	Funds Escrow Agreement, dated September 30, 2004, by and among Creative Vistas, Inc., Laurus Master Fund, Ltd., and Loeb & Loeb LLP(3)
10.12	Restricted Account Agreement, dated September 30, 2004 by and among North Fork Bank, Creative Vistas, Inc. and Laurus Master Fund, Ltd.(3)
10.13	Letter Agreement, dated September 30, 2004 by and between Creative Vistas, Inc. and Laurus Master Fund, Ltd. relating to the Restricted Account Agreement(3)
10.14	Consulting agreement dated June 1, 2004, by and among AC Technical Systems Ltd., 1608913 Ontario Inc. and Dominic Burns(4)
10.15	Consulting agreement dated June 1, 2004, by and among AC Technical Systems Ltd., Nationwide Solutions Inc. and Sayan Navaratnam(4)
10.16	Credit facilities letter dated May 25, 2004, by and between AC Technical Systems Ltd., and Royal Bank of Canada(4)
10.17	Employment agreement with the Company's executive staff(4)
10.18	Voting Agreement, dated September 30, 2004 by and between Creative Vistas, Inc. and Brent Swanick(5)
10.19	By-laws of AC Technical Acquisition Corp.(5)
10.20	Promissory Note issued to The Burns Trust(5)
10.21	Promissory Note issued to The Navaratnam Trust(5)
10.22	Secured Promissory Note Purchase Agreement, dated March 9, 2005 by and between Creative Vistas, Inc. and dataBahn, Inc.(5)
10.23	Form of Standard Employment Agreement(5)
16.1	Letter from Semple & Cooper, LLP pursuant to Item 304 of Registration S-B(3)
21.1	List of all subsidiaries(4)
23.1	Consent of Torys LLP (contained in Exhibit 5.1)(2)
23.2	Consent of BDO Dunwoody LLP